Filed Pursuant to Rule 424(b)(5)
Registration No. 333-284305

Prospectus Supplement

(To Prospectus dated August 12, 2025)

250,000 American Depositary Shares

2,750,000 Pre-Funded Warrants in lieu of the American Depositary Shares and 2,750,000 American Depositary Shares underlying the Pre-Funded Warrants

Representing 750,000,000 Class A Ordinary Shares

VisionSys AI Inc

We are offering 250,000 American Depositary Shares (the “ADSs”), 2,750,000 pre-funded warrants in lieu of the ADSs (the “Pre-Funded Warrants”), and 2,750,000 ADSs underlying the Pre-Funded Warrants, to certain institutional investors pursuant to a securities purchase agreement, dated March 27, 2026 (the “Securities Purchase Agreement”), and a placement agency agreement, dated March 28, 2026 (the “Placement Agency Agreement”). We refer to this Offering as the “Offering.” The purchase price of each ADS is US$1.00 The purchase price of each Pre-Funded Warrant will equal the price per ADS being sold to the public in this Offering minus $0.0001. The Pre-Funded Warrants are exercisable immediately upon issuance and the exercise price of each Pre-Funded Warrant will equal $0.0001 per ADS. Each ADS represents two hundred and fifty (250) Class A ordinary shares, par value US$0.001 per share.

The ADSs are listed on the Nasdaq Capital Market under the symbol “VSA.” The last reported sale price of the ADSs on March 30, 2026 was US$0.687 per ADS. There is no established public trading market for the Pre-Funded Warrants, and we do not expect a market to develop. We do not intend to apply for listing of the Pre-Funded Warrants on any securities exchange or other nationally recognized trading system. Without an active trading market, the liquidity of the Pre-Funded Warrants will be limited.

We have retained Univest Securities, LLC (the “Placement Agent”) to act as our exclusive placement agent in connection with this Offering. The Placement Agent is not purchasing or selling any of the securities offered pursuant to this prospectus supplement and the accompanying prospectus and the Placement Agent is not required to arrange the purchase or sale of any specific number of securities or dollar amount. We will pay the Placement Agent a cash fee of 7% of the gross proceeds raised in the Offering, a non-accountable expense reimbursement equal to 1.0% of the aggregate gross proceeds raised in the Offering, and will reimburse the Placement Agent for reasonable out-of-pocket expenses, including legal fees, up to $150,000. See “Plan of Distribution” beginning on page S-49 of this prospectus supplement for more information regarding these arrangements.

The aggregate market value of our outstanding Class A ordinary shares held by non-affiliates, or public float, was approximately US$1.54 million, which was based on 567,229,888 Class A ordinary shares held by non-affiliates and the per ADS price of US$0.687, which was the closing price of our ADSs on March 30, 2026.

Our ordinary shares consist of Class A ordinary shares and Class B ordinary shares, par value $0.001. Each Class A ordinary share is entitled to one (1) vote, and each Class B ordinary share is entitled to one hundred (100) votes on all matters subject to vote at general meetings of our company. Each Class B ordinary share is convertible into one (1) Class A ordinary share at any time by the holder thereof. Each Class A ordinary share is convertible into one (1) Class B ordinary share at any time with the written approval of the Board of Directors of our company. Upon any sale, transfer, assignment or disposition of Class B ordinary shares by a holder to any person or entity which is not an affiliate of such holder, each of such Class B ordinary shares shall be automatically and immediately converted into one (1) Class A ordinary share.

Investing in these securities involves risks. See the “Risk Factors” on page S-6 of this prospectus supplement, and those included in the accompanying prospectus and the documents incorporated by reference herein and therein to read about factors you should consider before investing in these securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of the disclosures in this prospectus, including any prospectus supplement and documents incorporated by reference. Any representation to the contrary is a criminal offense.

	Per ADS or Pre-Funded Warrant		Total (US$ Million)
Offering price	US$	1	US$	3
Placement Agent’s Fees (1)	US$	0.08	US$	0.24
Proceeds to us (before expenses)	US$	0.92	US$	2.76

(1)

We have agreed to pay the Placement Agent a cash fee of 7% of the gross proceeds raised in the Offering, a non-accountable expense reimbursement equal to 1.0% of the aggregate gross proceeds raised in the Offering, and will reimburse the Placement Agent for reasonable out-of-pocket expenses, including legal fees, up to $150,000. See “Plan of Distribution” for additional information regarding total compensation payable to the Placement Agent, including expenses for which we have agreed to reimburse the Placement Agent.

The ADSs are expected to be delivered through the book-entry transfer facilities of The Depository Trust Company in New York, New York, and the Pre-Funded Warrants are expected to be delivered against payment therefor, on or about March 31, 2026.

Univest Securities, LLC

Prospectus Supplement dated March 27, 2026

TABLE OF CONTENTS

PROSPECTUS SUPPLEMENT

PROSPECTUS

S-i

ABOUT THIS PROSPECTUS SUPPLEMENT

This document is in two parts. The first part is the prospectus supplement, which describes the specific terms of this Offering of ADSs or Pre-Funded Warrants in lieu of the ADSs, and also adds to and updates information contained in the accompanying prospectus and the documents incorporated by reference into this prospectus supplement and the accompanying prospectus. The second part is the accompanying prospectus initially filed on January 15, 2025 included in the registration statement on Form F-3 (No. 333-284305), including the documents incorporated by reference therein, which provides more general information, some of which may not be applicable to this Offering.

This prospectus supplement provides specific details regarding the offering of the ADSs or Pre-Funded Warrants in lieu of the ADSs. If the description of the Offering varies between this prospectus supplement and the accompanying prospectus, you should rely on the information in this prospectus supplement.

You should rely only on the information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus or any free writing prospectus provided in connection with this Offering. We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. You should assume that the information appearing in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference is accurate only as of their respective dates, regardless of the time of delivery of this prospectus supplement, the accompanying prospectus or any other offering materials, or any sale of the ADSs or Pre-Funded Warrants in lieu of the ADSs. Our business, financial condition, results of operations and prospects may have changed since those dates. We are not making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. Neither this prospectus supplement nor the accompanying prospectus constitutes an offer, or an invitation on behalf of us to subscribe for and purchase, any of the ADSs or Pre-Funded Warrants in lieu of the ADSs, and may not be used for or in connection with an offer or solicitation by anyone, in any jurisdiction in which such an offer or solicitation is not authorized or to any person to whom it is unlawful to make such an offer or solicitation.

It is important for you to read and consider all the information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus in making your investment decision.

In this prospectus supplement and the accompanying prospectus, unless otherwise indicated or unless the context otherwise requires, references to:

●	“ADSs” refer to our American Depositary Shares, each of which represents two hundred and fifty (250) Class A ordinary shares; Board” or “Board of Directors” refers to the board of directors of VSA;

S-ii

●	“China” or “PRC” refers to the People’s Republic of China, including Hong Kong, Macau and Taiwan and “China” or the “PRC” excludes Taiwan, Hong Kong, and the special administrative region of Macau when we are referencing to specific laws and regulations adopted by the PRC and other specific legal or tax matters in the PRC in this prospectus; “mainland China” refers to the People’s Republic of China, excluding Hong Kong, Macau and Taiwan; and “PRC subsidiaries” refer to our subsidiaries incorporated in mainland China;

●	“IT” refers to information technology;

●	“SEC” refers the U.S. Securities and Exchange Commission;

●	“shares” or “Class A ordinary shares” refer to our Class A ordinary shares, par value $0.001 per share;

●	“STEM education” refers to science, technology, engineering, and mathematics education;

●	“student enrollments” for a certain period refer to the total number of students who attended at least one paid lesson during that period or have deposit balances in their accounts at the end of that period;

●	“US$,” “U.S. Dollars,” “$” and “dollars” refer to the legal currency of the United States;

●	“U.S. GAAP” refers to generally accepted accounting principles in the United States;

●	“variable interest entities” or “VIEs” refer to the variable interest entities, the subsidiaries of the variable interest entities and the non-enterprise entities sponsored by the variable interest entities. The variable interest entities include but are not limited to Beijing Tongcheng Shidai Jinqiao Technology Co., Ltd. (“Beijing Tongcheng”) for the effective period of their respective contractual arrangements with us; and

●	“we,” “us,” “our company,” “our group,” “VSA” and “our” refer to VisionSys AI Inc (formerly known as TCTM Kids IT Education Inc., Tarena International, Inc.), its subsidiaries, and, in the context of describing our operations and consolidated financial information, the variable interest entities in mainland China. The variable interest entities are domestic companies incorporated in mainland China in which we do not have any equity ownership but whose financial results have been consolidated into our consolidated financial statements based solely on contractual arrangements in accordance with generally accepted accounting principles in the United States.

All discrepancies in any table between the amounts identified as total amounts and the sum of the amounts listed therein are due to rounding.

S-iii

PROSPECTUS SUPPLEMENT SUMMARY

This prospectus supplement summary highlights selected information included elsewhere in or incorporated by reference into this prospectus supplement and the accompanying prospectus and does not contain all the information that you should consider before making an investment decision. You should read this entire prospectus supplement and the accompanying prospectus carefully, including the “Risk Factors” sections and the financial statements and related notes and other information incorporated by reference, before making an investment decision.

Overview

We are a holding company with no material operations of our own. We conduct our operations primarily through our subsidiaries.

On January 10, 2024, we changed our ticker symbol from “TEDU” to “TCTM”. Effective February 21, 2024, we changed our name from “Tarena International, Inc.” to “TCTM Kids IT Education Inc.” On April 7, 2025, we changed our ticker symbol from “TCTM” to “VSA”. On September 10, 2025, we changed our name from “TCTM Kids IT Education Inc.” to “VisionSys AI Inc” Our principal executive offices are 2 Hammarskjold Plaza, Room 10B, 2nd Avenue, New York, NY 10017. Our telephone number at this address is +1 (929) 687-0368. Our registered office in the Cayman Islands is located at Cricket Square, Hutchins Drive, P.O. Box 2681, Grand Cayman KY1-1111.

On July 22, 2025, we entered into a share sales and purchase agreement with First Winner Management Limited (the “Buyer”), a British Virgin Islands company corporation for the sale of all of the Company’s equity interest in the Company’s wholly owned subsidiaries, Kids IT Education Inc. and Tarena Hong Kong Limited to the Buyer (the “Disposition”). The Disposition closed on October 31, 2025.

Prior to the Disposition, we operated our 61it.cn website and Tongcheng Online App through Beijing Tongcheng, and such website and application had been included in the permitted operation scope under the ICP license held by Beijing Tongcheng.

We used to focus on providing IT-focused supplementary STEM education services in mainland China targeting young children aged between three and eighteen. Our education platform had live distance instruction, classroom-based learning and online learning modules.

Brain-Computer Interface Business

Since the acquisition of core algorithms and related software and hardware systems for brain-computer interfaces (the “System”) from Jeethen International Co., Limited pursuant to that certain asset purchase agreement with dated April 1, 2025, we started the preparation and then launched service- or product-based businesses leveraging the System. The System can collect brainwaves, facial expressions, and head movements in real-time and decode them using AI algorithms to control external devices. Core products derived from this System may include active rehabilitation, vision testing, brain state monitoring, and electronic meditation devices, with future applications in medical rehabilitation, assisted living, neuroscience, and related fields.

The brain-computer interface (the “BCI”) technology is currently in rapid development with high technical barriers.

According to Straits Research, the global BCI market size was valued at USD 2.09 billion in 2024 and is projected to grow from USD 2.83 billion in 2025 to reach USD 8.73 billion by 2033, growing at a Compound Annual Growth Rate (CAGR) of 15.13% during the forecast period of 2025 to 2033.

Our service-based business model focuses on delivering multimodal BCI signal decoding services in accordance with the client’s technical specifications and requirements. The scope includes, but is not limited to, system development, testing, optimization, and maintenance. The objective is to ensure stable BCI system operation tailored to the client’s specific application needs. The primary target clients include internet technology firms, AI startups, and e-commerce platforms in Asia. As of June 30, 2025, we have generated approximately RMB200,000 in revenue through technical service contracts, with key clients including internet tech companies and AI startups in Asia.

Our product-based business model is to produce EEG (electroencephalography) acquisition devices as well as to provide related technical services. The primary target clients are medical institutions and research institutions in Asia. As of June 30, 2025, our EEG acquisition devices are in the testing and optimization stage and we expect to begin generating revenue later this year, primarily from medical and research institutions.

We expect to generate revenue from technical services contract and sales of Brain-Computer Interface (BCI) devices.

Although we are still in the process of product research and development, we have generated revenue through the provision of technical services.

Recent Developments

Regained compliance with the Minimum Bid Price Requirement

On January 3, 2025, we received a letter (the “Nasdaq Letter”) from the Nasdaq Listing Qualifications staff (the “Staff”) of Nasdaq stating that, based upon the closing bid price of the ADSs for the last 30 consecutive business days, we were not in compliance with the requirement to maintain a minimum bid price of $1.00 per share of our ADSs, as set forth in Nasdaq Listing Rule 5550(a)(2) (the “Minimum Bid Price Requirement”). On July 7, 2025, we have received a written compliance notification from the Staff, notifying us that we regained compliance with the Minimum Bid Price Requirement.

Share Consolidation and Increase in Authorized Share Capital

The company held an extraordinary general meeting on November 13, 2025 for shareholders to approve, among other proposals, that every 50 issued and unissued Class A ordinary shares of a par value of US$0.00002 each, every 50 issued and unissued Class B ordinary shares of a par value of US$0.00002 each, and every 50 shares of a par value of US$0.00002 each of such class or classes (however designated) as the board of directors may determine in accordance with Article 8 of the currently effective amended and restated articles of association of the Company in the share capital of the Company be consolidated into 1 Class A ordinary share of a par value of US$0.001, 1 Class B ordinary share of a par value of US$0.001, and 1 ordinary share a par value of US$0.001 as the Board may determine in accordance with Article 8 of the Articles of Association, respectively, and the authorized share capital of the company was increased so that immediately following the Share Consolidation and increase in authorized share capital, the authorized share capital became:

US$10,000,000 divided into 10,000,000,000 shares comprising of (i) 9,860,000,000 Class A ordinary shares of a par value of US$0.001 each, (ii) 40,000,000 Class B ordinary shares of a par value of US$0.001 each and (iii) 100,000,000 shares of a par value of US$0.001 each of such class or classes (however designated) as the Board may determine in accordance with Article 8 of the Articles of Association;.

Our Corporate Structure

The following diagram illustrates the Company’s corporate structure following the consummation of the Disposition.

Corporate Information

Our principal executive offices are located at 2 Hammarskjold Plaza, Room 10B 2nd Avenue, New York, NY 10017. Our telephone number at this address is +1 (929) 687-0368. Our registered office in the Cayman Islands is located at Cricket Square, Hutchins Drive, P.O. Box 2681, Grand Cayman KY1-1111. Our website is at https://visionsysai.com.

Investors should submit any inquiries to the address and telephone number of our principal executive offices. Our main website is at https://visionsysai.com. The information contained on our website is not a part of this prospectus supplement.

THE OFFERING

Issuer	VisionSys AI Inc

Securities offered by us pursuant to this prospectus supplement	250,000 ADSs, 2,750,000 Pre-Funded Warrants in lieu of the ADSs and 2,750,000 ADSs underlying the ADSs, representing 750,000,000 Class A ordinary shares.

See “Description of Our Securities We are Offering” beginning on page S-40 of this prospectus supplement.

Offering price	The purchase price of each ADS is US$1.00. The purchase price of each Pre-Funded Warrant in lieu of the ADS is equal the price per ADS minus $0.0001.

ADSs outstanding before this Offering	1,712,447

ADSs outstanding immediately after this Offering	4,712,447 (including immediate exercise of all Pre-Funded Warrants in lieu of the ADSs).

Ordinary shares outstanding before this Offering	560,023,829* Class A ordinary shares and 7,206,059 Class B ordinary shares.

Ordinary shares outstanding after this Offering	1,310,023,829 Class A ordinary shares and 7,206,059 Class B ordinary shares (including immediate exercise of all Pre-Funded Warrants in lieu of the ADSs).

The ADSs	Each ADS represents two hundred and fifty (250) Class A ordinary shares, par value US$0.001 per share.

The depositary or its custodian will be the holder of the Class A ordinary shares underlying the ADSs and you will have the rights as provided in the deposit agreement among us, the depositary and the beneficial owners and holders of the ADSs.

We have no plan to declare or pay any dividends in the near future on our ordinary shares. If, however, we pay dividends on our Class A ordinary shares, the depositary will distribute the net cash dividends and other distributions it receives on our Class A ordinary shares after deducting its fees and expenses in accordance with the terms set forth in the deposit agreement.

You may surrender and cancel your ADSs to the depositary to withdraw Class A ordinary shares underlying your ADSs. There are fees applicable to such cancellations.

We may amend or terminate the deposit agreement without your consent. If you continue to hold the ADSs after an amendment to the deposit agreement, you agree to be bound by the deposit agreement as amended.

To better understand the terms of the ADSs, you should carefully read the “Description of Securities We May Offer-American Depositary Shares” section of the accompanying prospectus. You should also read the deposit agreement, which is an exhibit to the registration statement that includes the accompanying prospectus.

Listing	The ADSs are listed on the Nasdaq Capital Market under the symbol “VSA.” The ADSs and ordinary shares are not listed on any other stock exchange or traded on any automated quotation system. There is no established public trading market for the Pre-Funded Warrants, and we do not expect a market to develop. We do not intend to apply for listing of the Pre-Funded Warrants on any securities exchange or other nationally recognized trading system. Without an active trading market, the liquidity of the Pre-Funded Warrants will be limited.

Use of proceeds	We estimate that we will receive net proceeds of approximately US$2.5 million and after deducting the placement agent fee and estimated offering expenses payable by us.

We intend to use our net proceeds from this Offering for general corporate purposes and working capital.

See “Use of Proceeds” for more information.

Lock-up	Our executive officers, directors, and 5% and greater shareholders of our company have agreed not to sell, transfer or dispose of any ADSs, ordinary shares or similar securities for a period of 120 days after the closing of the offering.

Company standstill	We have agreed that neither we nor any of our subsidiaries shall, for a period of 30 days, (1) issue, enter into any agreement to issue or announce the issuance or proposed issuance of any ADSs, ordinary shares or ordinary share equivalents or (2) file or cause to be filed any registration statement or amendment or supplement thereto, other than the this prospectus supplement or filing a registration statement on Form S-8 in connection with any employee benefit plan.

Risk factors	Investing in our securities involves a high degree of risk. Before investing in our securities, you should carefully consider the risk factors described in the section titled “Risk Factors” beginning on page S-6 of this prospectus supplement as well as the risks identified in documents that are incorporated by reference in this prospectus supplement.

Depositary	Citibank, N.A.

Payment and settlement	The ADSs, and the Pre-Funded Warrants in lieu of the ADSs, are expected to be delivered through the book-entry transfer facilities of The Depository Trust Company in New York, New York on or about March 31, 2026.

*

560,023,829 Class A ordinary shares outstanding before this Offering is derived from issued Class A ordinary shares as of the date of this prospectus supplement, including 428,111,750 Class A ordinary shares represented by treasury ADSs held by the Company. As of the date hereof, the Company has transferred an aggregate of 536,111,495 Class A ordinary shares to the custodian, of which 428,111,750 Class A ordinary shares are represented by 1,712,447 ADSs. The remaining 107,999,745 Class A ordinary shares have not been converted into ADSs and remain on deposit with the depositary and its custodian.

The number of ordinary shares that will be outstanding immediately after this Offering is based upon:

●	560,023,829 Class A ordinary shares, and 7,206,059 Class B ordinary shares issued and outstanding as of the date of this prospectus supplement, and

●

250,000 ADSs and 2,750,000 Pre-Funded Warrants in lieu of the ADSs represented by 750,000,000 Class A ordinary shares that we will issue and sell in this Offering, and assuming full exercise of all the Pre-Funded Warrants in lieu of the ADSs

Except as otherwise indicated, all information in this prospectus supplement assumes full exercise of all the Pre-Funded Warrants in lieu of the ADSs pursuant to this Offering.

RISK FACTORS

Investing in our securities involves a high degree of risk. Before you make a decision to invest in our securities, you should consider carefully the risks described below. You should also carefully consider all the other information contained or incorporated by reference in this prospectus and any applicable prospectus supplement and in any related free writing prospectus in connection with a specific offering, before making an investment decision. Each of the risk factors could materially and adversely affect our business, operating results, financial condition and prospects, as well as the value of an investment in our securities, and the occurrence of any of these risks might cause you to lose all or part of your investment.

Risks Related to this Offering and our ADSs and Warrants

Since our management will have broad discretion in how we use the proceeds from this Offering, we may use the proceeds in ways with which you disagree.

Our management will have significant flexibility in applying the net proceeds of this Offering. You will be relying on the judgment of our management with regard to the use of these net proceeds, and you will not have the opportunity, as part of your investment decision, to influence how the proceeds are being used. It is possible that the net proceeds will be invested in a way that does not yield a favorable, or any, return for us. The failure of our management to use such funds effectively could have a material adverse effect on our business, financial condition, operating results and cash flow.

Future sales of our ADSs, whether by us or our shareholders, could cause our share price to decline

If our existing shareholders sell, or indicate an intent to sell, substantial amounts of our ADSs in the public market, the trading price of our ADSs could decline significantly. Similarly, the perception in the public market that our shareholders might sell of our ADSs could also depress the market price of our ADSs. A decline in the price of our ADSs might impede our ability to raise capital through the issuance of additional of our ADSs or other equity securities. In addition, the issuance and sale by us of additional of our ADSs or securities convertible into or exercisable for our ADSs, or the perception that we will issue such securities, could reduce the trading price for our ADSs as well as make future sales of equity securities by us less attractive or not feasible. The sale of ADSs issued upon the exercise of our outstanding options and warrants could further dilute the holdings of our then existing shareholders.

Securities analysts may not cover our Ordinary Shares or ADSs and this may have a negative impact on the market price of our ordinary shares

The trading market for our ADSs will depend, in part, on the research and reports that securities or industry analysts publish about us or our business. We do not have any control over independent analysts (provided that we have engaged various non-independent analysts). We do not currently have and may never obtain research coverage by independent securities and industry analysts. If no independent securities or industry analysts commence coverage of us, the trading price for our ADSs would be negatively impacted. If we obtain independent securities or industry analyst coverage and if one or more of the analysts who covers us downgrades our ADSs, changes their opinion of our shares or publishes inaccurate or unfavorable research about our business, our share price would likely decline. If one or more of these analysts ceases coverage of us or fails to publish reports on us regularly, demand for our ADSs could decrease and we could lose visibility in the financial markets, which could cause the price and trading volume of our ADSs to decline.

You may experience future dilution as a result of future equity offerings or other equity issuances

We may in the future issue additional ADSs or other securities convertible into or exchangeable for of our ADSs. We cannot assure you that we will be able to sell of our ADSs or other securities in any other offering or other transactions at a price per share that is equal to or greater than the price per share paid by investors in this Offering. The price per share at which we sell additional of our ADSs or other securities convertible into or exchangeable for our ADSs in future transactions may be higher or lower than the price per ADS in this Offering.

We have not paid and do not intend to pay dividends on our Class A Ordinary Shares in the foreseeable future. Any return on investment may be limited to the value of our securities.

We have not paid dividends on our ADSs or Class A Ordinary Shares since inception, and do not anticipate paying any dividends on our ADSs or Class A Ordinary Shares in the foreseeable future. Our board of directors has discretion to declare and pay dividends on our ADSs or Class A Ordinary Shares and will make any determination to do so based on a number of factors, such as our operating results, financial condition, current and anticipated cash needs and other business and economic factors that our board of directors may deem relevant. We intend to reinvest earnings, if any, in the development and expansion of our business. Accordingly, you will need to rely on sales of your ADSs after price appreciation, which may never occur, in order to realize a return on your investment. You should not rely on an investment in us if you require dividend income from your investments.

There is no public market for the Pre-Funded Warrants offered in this Offering.

There is no established public trading market for the Pre-Funded Warrants being offered in this Offering. We do not intend to apply to list the Pre-Funded Warrants on any trading market. Accordingly, the liquidity of the Warrants will be limited.

The trading prices of our ADSs have fluctuated and may be volatile, which could result in substantial losses to investors.

The trading prices of our ADSs have fluctuated since we first listed our ADSs. The trading prices of our ADSs may continue to fluctuate and be volatile due to factors beyond our control. This may happen because of broad market and industry factors, such as the performance and fluctuation of the market prices of other companies with business operations located mainly in mainland China that have listed their securities in the United States. In recent years, the widespread negative publicity of alleged fraudulent accounting practices and poor corporate governance of certain U.S. public companies with operations in mainland China were believed to have negatively affected investors’ perception and sentiment towards companies with a connection with China, which significantly and negatively affected the trading prices of some companies’ securities listed in the U.S. Any similar negative publicity or sentiment may affect the performances of our ADSs. A number of mainland China companies have listed or are in the process of listing their securities on U.S. stock markets. The securities of some of these companies have experienced significant volatility, including price declines in connection with their initial public offerings. The trading performances of these mainland China companies’ securities after their offerings may affect the attitudes of investors toward mainland China companies listed in the United States in general and consequently may impact the trading performance of our ADSs, regardless of our actual operating performance. Furthermore, the stock market in general has experienced extreme price and volume fluctuations that have often been unrelated or disproportionate to the operating performance of companies like us. These broad market and industry factors may materially reduce the market price of our ADSs, regardless of our operating performance.

In addition to market and industry factors, the price and trading volume for our ADSs may be highly volatile for factors specific to our own operations, including the following:

●	the financial projections that we may choose to provide to the public, any changes in those projections or our failure for any reason to meet those projections;

●	variations in our net revenues, net income and cash flow;

●	announcements of new investments, acquisitions, strategic partnerships, or joint ventures;

●	announcements of new services and expansions by us or our competitors;

●	changes in financial estimates by securities analysts;

●	additions or departures of key personnel;

●	release of lock-up or other transfer restrictions on our outstanding equity securities or sales of additional equity securities;

●	potential litigation, regulatory investigations or other legal proceedings involving us; and

●	detrimental negative publicity about us or our industry.

Any of these factors may result in large and sudden changes in the volume and price at which our ADSs will trade.

If we fail to meet Nasdaq’s minimum bid price or minimum market value of publicly held shares requirements, our ADSs could be subject to delisting, which may significantly reduce the liquidity of our ADSs and cause further declines to the market price of our ADSs.

Our ADSs were previously listed on the Nasdaq Global Select Market and we transferred the listing of our ADSs from the Nasdaq Global Select Market to the Nasdaq Capital Market in November 2023. The Nasdaq Listing Rules have minimum requirements that a company must meet for continued listing on the Nasdaq Capital Market.

As described elsewhere in this prospectus supplement, on January 3, 2025, we received the Nasdaq Letter from the stating that, based upon the closing bid price of the ADSs for the last 30 consecutive business days, we were not in compliance with the Minimum Bid Price Requirement of $1.00 per ADS, as set forth in Nasdaq Listing Rule 5550(a)(2). On July 7, 2025, we received a written compliance notification from the Staff, notifying us that we have regained compliance with the Minimum Bid Price Requirement.

There can be no assurance that we will stay compliant with the requirements for continued listing at all times going forward. The delisting of our ADSs or transfer of listing may significantly reduce the liquidity of our ADSs, cause further declines to the market price of our ADSs, and make it more difficult for us to obtain adequate financing to support our continued operation.

We cannot guarantee that any share repurchase program will be fully consummated or that any share repurchases will enhance long-term shareholder value, and share repurchases could increase the volatility of the price of our Class A ordinary shares and/or ADSs and could diminish our cash reserves.

Our Board of Directors have authorized a few share repurchase programs in recent years, some of which were not fully consummated:

●	On December 31, 2021, our Board of Directors authorized a share repurchase program, under which we may purchase up to US$2.5 million of our shares over the next six months;

●	On June 29, 2022, our Board of Directors authorized to extend the share repurchase program over the next six months, pursuant to which we may repurchase up to approximately US$1.36 million of our shares through December 31, 2022; and

●	On November 28, 2022, our Board of Directors authorized a new share repurchase program over the next twelve months, pursuant to which we may repurchase up to US$3 million of our shares during the 12-month period beginning from November 28, 2022.

From January 1, 2022 to November 28, 2023, we repurchased approximately 781,064 ADSs at a weighted average price of US$3.48 per ADS pursuant to our share repurchase program. In addition, we also repurchased 5,119,698 of the Company’s Class A ordinary shares beneficially owned by Talent Fortune Investment Limited, an affiliate of KKR & Co. Inc., at a repurchase price of $0.2 per share in January 2024.

Our Board of Directors also has the discretion to authorize additional share repurchase programs or share repurchase transactions in the future. The share repurchase programs do not obligate us to repurchase any specific dollar amount or to acquire any specific number of ADSs and/or shares. We cannot guarantee that any share repurchase activity will enhance long-term shareholder value. The share repurchase activities could affect the price of our listed securities and increase volatility and may be suspended or terminated at any time, which may result in a decrease in the trading price of our ADSs. Furthermore, share repurchases could increase the volatility of the price of our ADSs and could diminish our cash reserves.

Our dual class share structure with different voting rights will limit your ability to influence corporate matters and could discourage others from pursuing any change of control transactions that holders of our Class A ordinary shares and ADSs may view as beneficial.

Our ordinary shares are divided into Class A ordinary shares and Class B ordinary shares. Holders of Class A ordinary shares are entitled to one vote per share, while holders of Class B ordinary shares are entitled to one hundred votes per share, with Class A and Class B ordinary shares voting together as one class on all matters subject to a shareholders’ vote. As of March 27, 2026, our Class B ordinary shares represent 64.5% of our total issued and outstanding ordinary shares on an as-converted basis and entitle their holders to 35.5% of our total voting power.

As a result of the dual class share structure and the concentration of ownership, holders of our Class B ordinary shares have overwhelming influence over our business, including decisions regarding mergers, consolidations and the sale of all or substantially all of our assets, election of directors and other significant corporate actions. They may take actions that are not in the best interest of us or our other shareholders. This concentration of ownership may discourage, delay or prevent a change in control of our company, which could deprive our shareholders of an opportunity to receive a premium for their shares as part of a sale of our company and may reduce the price of our ADSs. This concentrated control will limit your ability to influence corporate matters and could discourage others from pursuing any potential merger, takeover or other change of control transactions that holders of Class A ordinary shares and ADSs may view as beneficial. For more information regarding our principal shareholders and their affiliated entities, see “Item 7. Major Shareholders and Related Party Transactions.”

The sale or availability for sale of substantial amounts of our ADSs could adversely affect their market price.

Sales of substantial amounts of our ADSs in the public market, or the perception that these sales could occur, could adversely affect the market price of our ADSs and could materially impair our ability to raise capital through equity offerings in the future. We cannot predict what effect, if any, market sales of securities held by our significant shareholders or any other shareholder or the availability of these securities for future sale will have on the market price of our ADSs.

We may be classified as a passive foreign investment company, or PFIC, which could result in adverse U.S. federal income tax consequences to U.S. Holders of our ADSs or Class A ordinary shares.

A non-U.S. corporation, such as our company, will be classified as a passive foreign investment company, or PFIC, for U.S. federal income tax purposes for any taxable year, if either (i) 75% or more of its gross income for such year consists of certain types of “passive” income, or (ii) 50% or more of the value of its assets (generally based on an average of the quarterly values of the assets) during such year is attributable to assets that produce passive income or are held for the production of passive income, or the asset test. A separate determination must be made after the close of each taxable year as to whether a non-U.S. corporation is a PFIC for that year. Passive income generally includes dividends, interest, royalties, rents, annuities, net gains from the sale or exchange of property producing such income and net foreign currency gains. For this purpose, cash and assets readily convertible into cash are categorized as passive assets and our unbooked intangibles associated with active business activity are taken into account as non-passive assets.

In addition, a non-U.S. corporation will be treated as owning a proportionate share of the assets and earning a proportionate share of the income of any other corporation in which we own, directly or indirectly, 25% or more (by value) of the stock. Although the law in this regard is unclear, we treat the VIEs as being beneficially owned by us for U.S. federal income tax purposes because we control the entities’ management decisions, we are entitled to substantially all of the economic benefits associated with the entities, and, as a result, we consolidate the entities’ results of operations in our U.S. GAAP financial statements. If it was determined, however, that we are not the owner of the VIEs for U.S. federal income tax purposes, we may be treated as a PFIC for the current taxable year and any subsequent taxable year.

Based on the market price of our ADSs and outstanding Class A ordinary shares, the value of our assets and the composition of our assets and income, we do not believe that we were a PFIC for our taxable year ended December 31, 2024. No assurances can be given with regard to our PFIC status for the current taxable year or the foreseeable future because the determination of whether we will be or become a PFIC is a factual determination made annually that will depend, in part, upon the characterization and composition of our income, assets and liabilities. It is possible that the IRS may challenge our classification of certain items of income, assets and liabilities, which may result in our company being or becoming a PFIC.

Because the value of our assets for purposes of the asset test will generally be determined by reference to the market price of our ADSs or Class A ordinary shares, fluctuations in the market price of our ADSs or Class A ordinary shares may cause us to be or become a PFIC for the current or subsequent taxable years. In particular, recent declines in the market price of our ADSs significantly increased our risk of being or becoming a PFIC. The market price of our ADSs may continue to fluctuate considerably and, consequently, we cannot assure you of our PFIC status for any taxable year. The determination of whether we will be or become a PFIC will also depend, in part, on the composition of our income and assets, which will be affected by how, and how quickly, we use our liquid assets. Under circumstances where we determine not to deploy significant amounts of cash for active purposes, our risk of being classified as a PFIC may substantially increase.

If we were treated as a PFIC for any taxable year during which a U.S. Holder (defined below) held an ADS or a Class A ordinary share, certain adverse U.S. federal income tax consequences could apply to the U.S. Holder. See “Item 10. Additional Information-E. Taxation-United States Federal Income Taxation-Passive Foreign Investment Company Considerations.”

You may face difficulties in protecting your interests, and your ability to protect your rights through U.S. courts may be limited, because we are incorporated under Cayman Islands law.

We are an exempted company incorporated under the laws of the Cayman Islands. Our corporate affairs are governed by our fifth amended and restated memorandum and articles of association (as amended), the Companies Act, Cap 22 (Law 3 of 1961, as consolidated and revised) of the Cayman Islands, and the common law of the Cayman Islands. The rights of shareholders to take action against the directors, actions by minority shareholders and the fiduciary responsibilities of our directors to us under Cayman Islands law are to a large extent governed by the common law of the Cayman Islands. The common law of the Cayman Islands is derived in part from comparatively limited judicial precedent in the Cayman Islands as well as from the common law of England, the decisions of whose courts are of persuasive authority, but are not binding, on a court in the Cayman Islands. The rights of our shareholders and the fiduciary responsibilities of our directors under Cayman Islands law are not as clearly established as they would be under statutes or judicial precedent in some jurisdictions in the United States. In particular, the Cayman Islands has a less developed body of securities laws than the United States. Some U.S. states, such as Delaware, have more fully developed and judicially interpreted bodies of corporate law than the Cayman Islands. In addition, Cayman Islands companies may not have the standing to initiate a shareholder derivative action in a federal court of the United States.

The Cayman Islands courts are also unlikely:

●	to recognize or enforce against us judgments of courts of the United States based on certain civil liability provisions of U.S. securities laws; and

●	to impose liabilities against us, in original actions brought in the Cayman Islands, based on certain civil liability provisions of U.S. securities laws that are penal in nature.

There is no statutory recognition in the Cayman Islands of judgments obtained in the United States, although the courts of the Cayman Islands will in certain circumstances recognize and enforce a non-penal judgment of a foreign court of competent jurisdiction without retrial on the merits.

As a result of all of the above, public shareholders may have more difficulty in protecting their interests in the face of actions taken by management, members of the board of directors or controlling shareholders than they would as public shareholders of a company incorporated in the United States.

Judgments obtained against us by our shareholders may not be enforceable.

We are a Cayman Islands company and almost all of our assets are located outside the United States. Substantially all of our current operations are conducted in mainland China. In addition, most of our current directors and executive officers are nationals and residents of countries other than the United States. As a result, it may be difficult or impossible for you to bring an action against us or against these individuals in the United States in the event that you believe that your rights have been infringed under the United States federal securities laws or otherwise. Even if you are successful in bringing an action of this kind, the laws of the Cayman Islands and of China may render you unable to enforce a judgment against our assets or the assets of our directors and officers.

The voting rights of holders of ADSs are limited by the terms of the deposit agreement, and you may not be able to exercise your right to vote your Class A ordinary shares.

As a holder of our ADSs, you will only be able to exercise the voting rights with respect to the underlying Class A ordinary shares in accordance with the provisions of the deposit agreement. Under the deposit agreement, you must vote by giving voting instructions to the depositary. Upon timely receipt of your voting instructions, the depositary will endeavor to vote the underlying Class A ordinary shares in accordance with these instructions. You will not be able to directly exercise your right to vote with respect to the underlying shares unless you withdraw the shares. Under our fifth amended and restated memorandum and articles of association (as amended), the minimum notice period required for convening a general meeting is ten calendar days. When a general meeting is convened, you may not receive sufficient advance notice to withdraw the shares underlying your ADSs to allow you to vote with respect to any specific matter. If we ask for your instructions, the depositary will notify you of the upcoming vote and will arrange to deliver our voting materials to you. We cannot assure you that you will receive the voting materials in time to ensure that you can instruct the depositary to vote your shares. In addition, the depositary and its agents are not responsible for failing to carry out voting instructions or for their manner of carrying out your voting instructions. This means that you may not be able to exercise your right to vote and you may have no legal remedy if the shares underlying your ADSs are not voted as you requested.

We are a foreign private issuer within the meaning of the rules under the Securities Exchange Act of 1934, as amended,, and as such we are exempt from certain provisions applicable to United States domestic public companies.

Because we qualify as a foreign private issuer under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), we are exempt from certain provisions of the securities rules and regulations in the United States that are applicable to U.S. domestic issuers, including:

●	the rules under the Exchange Act requiring the filing with the SEC of quarterly reports on Form 10-Q or current reports on Form 8-K;

●	the sections of the Exchange Act regulating the solicitation of proxies, consents, or authorizations in respect of a security registered under the Exchange Act;

●	the selective disclosure rules by issuers of material nonpublic information under Regulation FD; and

●	certain audit committee independence requirements in Rule 10A-3 of the Exchange Act.

The information we are required to file with or furnish to the SEC are less extensive and less timely as compared to that required to be filed with the SEC by United States domestic issuers. As a Cayman Islands company listed on Nasdaq, we are subject to the Nasdaq corporate governance listing standards. However, Nasdaq rules permit a foreign private issuer like us to follow the corporate governance practices of its home country. Certain corporate governance practices in the Cayman Islands, which is our home country, may differ significantly from the Nasdaq corporate governance listing standards.

We relied on the exemption available to foreign private issuers for the requirement that such issuers hold an annual general meeting of shareholders no later than December 31, 2024. In this respect, we elected to follow home country practice and did not hold an annual general meeting of shareholders in 2024. In addition, in lieu of the requirements of Rule 5635(c) of the Nasdaq Rules that shareholder approval be required prior to the issuance of securities when a stock option or purchase plan is to be established or materially amended or other equity compensation arrangement made or materially amended, pursuant to which stock may be acquired by officers, directors, employees, or consultants, we elected to follow our home country practices with respect to the adoption of the 2024 share incentive plan, in which we issue options, restricted shares and restricted share units to qualified employees, directors, and consultants on a regular basis. We may also continue to rely on this and other exemptions available to foreign private issuers in the future, and to the extent that we choose to do so in the future, our shareholders may be afforded less protection than they otherwise would under the Nasdaq corporate governance listing standards applicable to U.S. domestic issuers. As a result, you may not be afforded the same protections or information which would be made available to you if you were investing in a United States domestic issuer.

Directors and Officers of the Company will be subject to new public reporting obligations under the Holding Foreign Insiders Accountable Act, which may increase compliance costs, reputational risks, and regulatory enforcement risks.

The Holding Foreign Insiders Accountable Act (the “HFIAA”) was signed into law on December 18, 2025. Pursuant to the HFIAA, beginning March 18, 2026, directors and officers of foreign private issuers (FPIs), such as our company, will be required to publicly disclose their beneficial ownership of, and transactions in, the company’s equity securities under Section 16(a) of the Exchange Act. This represents a significant change, as directors and officers of FPIs were not previously required to comply with Section 16(a) reporting obligations.

Pursuant to the HFIAA, the following reporting requirements will apply to our directors and officers:

●	Form 3: an initial statement of beneficial ownership must be filed with the SEC within 10 calendar days of an individual becoming a director or officer.

●	Form 4: a report of changes in beneficial ownership must be filed within two business days following the transaction date.

●	Form 5: an annual statement of changes in beneficial ownership not previously reported must be filed within 45 calendar days after the end of the company’s fiscal year.

While insiders of FPIs remain exempt from the short-swing profit disgorgement rules under Section 16(b) and the short-sale restrictions under Section 16(c), failure to comply with Section 16(a) reporting obligations may result in penalties or enforcement actions by the SEC.

The public disclosure of insider holdings and transactions may expose our directors and officers to reputational risks or scrutiny from investors, regulators, or media, which could negatively impact the market perception of our company. Additionally, the administrative burden and costs associated with preparing and filing these reports may increase our compliance costs.

If our directors and officers fail to comply with these new reporting obligations, it may lead to regulatory penalties or enforcement actions, which could adversely affect our business, reputation, and financial condition. The increased transparency of insider trading activity may also impact investor confidence in our company or the market price of our securities.

You may not receive dividends or other distributions on our Class A ordinary shares and you may not receive any value for them, if it is illegal or impractical to make them available to you.

The depositary of our ADSs has agreed to pay to you the cash dividends or other distributions it or the custodian receives on Class A ordinary shares or other deposited securities underlying our ADSs, after deducting its fees and expenses. You will receive these distributions in proportion to the number of Class A ordinary shares your ADSs represent. However, the depositary is not responsible if it decides that it is unlawful or impractical to make a distribution available to any holders of ADSs. For example, it would be unlawful to make a distribution to a holder of ADSs if it consists of securities that require registration under the Securities Act of 1933, as amended (the “Securities Act”) but that are not properly registered or distributed under an applicable exemption from registration. The depositary may also determine that it is not feasible to distribute certain property through the mail. Additionally, the value of certain distributions may be less than the cost of mailing them. In these cases, the depositary may determine not to distribute such property. We have no obligation to register under U.S. securities laws any ADSs, ordinary shares, rights or other securities received through such distributions. We also have no obligation to take any other action to permit the distribution of ADSs, ordinary shares, rights or anything else to holders of ADSs. This means that you may not receive distributions we make on our ordinary shares or any value for them if it is illegal or impractical for us to make them available to you. These restrictions may cause a material decline in the value of our ADSs.

You may not be able to participate in our rights offerings and may experience dilution of your holdings.

We may, from time to time, distribute rights to our shareholders, including rights to acquire securities. Under the deposit agreement, the depositary will not distribute rights to holders of ADSs unless the distribution and sale of rights and the securities to which these rights relate are either exempt from registration under the Securities Act with respect to all holders of ADSs, or are registered under the provisions of the Securities Act. The depositary may, but is not required to, attempt to sell these undistributed rights to third parties, and may allow the rights to lapse. We may be unable to establish an exemption from registration under the Securities Act, and we are under no obligation to file a registration statement with respect to these rights or underlying securities or to endeavor to have a registration statement declared effective. Accordingly, holders of ADSs may be unable to participate in our rights offerings and may experience dilution of their holdings as a result.

You may be subject to limitations on transfer of your ADSs.

Your ADSs are transferable on the books of the depositary. However, the depositary may close its books at any time or from time to time when it deems expedient in connection with the performance of its duties. The depositary may close its books from time to time for a number of reasons, including in connection with corporate events, such as a rights offering, during which time the depositary needs to maintain an exact number of ADS holders on its books for a specified period. The depositary may also close its books in emergencies, and on weekends and public holidays. The depositary may refuse to deliver, transfer or register transfers of our ADSs generally when our share register or the books of the depositary are closed, or at any time if we or the depositary thinks it is advisable to do so because of any requirement of law or of any government or governmental body, or under any provision of the deposit agreement, or for any other reason.

We incur increased costs as a result of being a public company, and we cannot predict or estimate the amount of additional future costs we may incur or the timing of such costs.

As a public company, we incur significant legal, accounting and other expenses that we did not incur as a private company, including additional costs associated with our public company reporting obligations. The Sarbanes-Oxley Act of 2002, as well as rules subsequently implemented by the SEC and Nasdaq, impose various requirements on the corporate governance practices of public companies. Compliance with such rules and regulations have increased, and we expect such compliance to continue to increase our legal and financial compliance costs and to make certain corporate activities more time-consuming and costly.

In the past, shareholders of a public company often brought securities class action suits against the company following periods of instability in the market price of that company’s securities. We have been investigated by several law firms in the U.S. for potential securities claims in the past. TCTM Kids IT Education Inc. (formerly known as Tarena International Inc.) and certain of its former officers and directors had been named as defendants in a putative securities class action captioned Yili Qiu v. Tarena International, Inc. et al., (Case No. 1:21-cv-03502) filed on June 22, 2021, in the U.S. District Court for the Eastern District of New York. The complaint asserts that defendants made false or misleading statements in certain SEC filings between August 16, 2016, and November 1, 2019, related to the company’s business and operating results in violation of Sections 10(b) and 20(a) of the Securities Exchange Act of 1934 and Rule 10b-5 promulgated thereunder. On September 1, 2021, the court entered an order appointing lead plaintiff in this action. On September 14, 2021, the parties filed a joint status report and proposed scheduling stipulation, pursuant to which, the lead plaintiff filed an amended complaint on November 1, 2021. On January 18, 2022, TCTM Kids IT Education Inc. (formerly known as Tarena International Inc.) moved to dismiss the complaint. On April 4, 2022, lead plaintiff served its opposition to the motion. Briefing was completed on May 19, 2022. While the motion to dismiss was pending, the plaintiffs and the company reached an agreement in principle to settle all claims. On July 13, 2022, the plaintiff filed a letter informing the court of the settlement in principle. On August 31, 2022, the parties filed a motion for preliminary approval of the proposed settlement agreement. Preliminary approval hearing took place on November 8, 2022, and the court reserved judgement on the motion pending submission of additional information. In December 2022, the parties submitted revised settlement materials to the court. On August 3, 2023, the court ordered additional revisions to the settlement papers, which the parties submitted on August 18, 2023. On September 5, 2023, the court granted preliminary approval for the settlement agreement with us. On September 9, 2024, the court granted final approval of the settlement. Future litigation, particularly securities class action litigation, could divert a significant amount of our management’s attention and other resources from our business and operations, which could harm our results of operations and require us to incur significant expenses to defend the suit. Any such class action suit, whether or not successful, could harm our reputation and restrict our ability to raise capital in the future. In addition, if a claim is successfully made against us, we may be required to pay significant damages, which could have a material adverse effect on our financial condition and results of operations.

Risk Factors Relating to Our BCI Business

Regulatory policies in the medical and technology sectors may change in the jurisdictions where we operate.

The development and use of our core algorithms and related software-hardware systems for brain-computer interfaces may be subject to evolving regulatory requirements, particularly in the medical and technology sectors. Regulatory policies in the jurisdictions where we currently operate—primarily in Asia—as well as in potential future markets, may change or become more stringent. Such changes could lead to increased compliance costs, delays in product development or deployment, or limitations on our ability to commercialize BCI technologies across different regions.

The actual commercialization progress may fall short of expectations, and the market acceptance of our services or products may be limited.

The development and commercialization of our core algorithms and related software-hardware systems for brain-computer interface (BCI) technologies are subject to significant uncertainty. Despite ongoing R&D efforts, the actual progress may fall short of expectations due to technical challenges, regulatory hurdles, or resource constraints. In addition, the market acceptance of BCI-based products and services remains nascent and unproven at scale. If users, developers, or commercial partners do not adopt our solutions as anticipated, our business prospects, financial performance, and competitive position could be adversely affected.

Implementation challenges may arise due to the need to integrate complex software and hardware systems, along with user testing, potentially leading to a prolonged development cycle and deviations from forecast assumptions.

Implementation challenges may arise from the need to integrate complex software and hardware components within our brain-computer interface systems. This process often involves extensive user testing, iteration, and system optimization, which can lead to a prolonged development cycle. As a result, there may be delays or deviations from our projected timelines, cost estimates, or performance assumptions, potentially impacting our ability to achieve commercialization milestones.

The brain-computer interface industry is competitive, and we may be unable to compete with companies with greater financial or technical resources than us, which could negatively affect our operations.

The sector of brain-computer interfaces is characterized by rapid technological advancements and fierce competition. Our potential success is contingent upon several factors, including access to patents and other technology protections, the ability to effectively commercialize technological innovations, the availability of capital, access to market channels, and obtaining necessary approvals for testing, manufacturing, and commercialization.

We will encounter competition from major global technology firms, some of which may be integrating state-of-the-art biotechnology, signal analysis, sensor development, and computing logic into their products and services. These firms may also seek to exploit the unique patented technology we are developing. Furthermore, competition arises from academic institutions, government agencies, and private research organizations, competing with us in research and development, product development, and market and brand establishment. Additionally, these entities vie for highly skilled scientific personnel, consultants, and investment capital.

The successful development of this new business is highly speculative and dependent on numerous factors, many of which are beyond our control. Our business hinges on the successful development and implementation of the Core Algorithms and Related Software-Hardware Systems for Brain-Computer Interfaces. This underscores the speculative nature of our endeavors, subject to numerous risks and uncertainties.

Key aspects crucial to our success include establishing brand recognition, and client and customer loyalty, effectively developing and deploying new products and services, competing in existing and emerging markets, managing administrative overhead costs, navigating economic conditions, developing our partner ecosystem, validating our technology with co-innovation partners, managing business growth, and expanding into adjacent markets.

There is no guarantee of success in addressing these risks and uncertainties or generating significant revenues or profits.

New products and services may subject us to additional risks, and a failure to successfully manage these risks may have a material adverse effect on our business;

Periodically, we may engage in the development and launch of new products and services. Such endeavors entail significant risks and uncertainties, particularly when entering markets that are not fully matured. The development and marketing of new products and services often requires substantial investments of time and resources. Initial timelines for product introduction and development may not be met, and targets for pricing and profitability may prove unattainable. Moreover, external factors, including regulatory compliance, competitive alternatives, and evolving market preferences, can influence the successful implementation of new offerings.

Failure to effectively manage these risks associated with the development and implementation of new products or services could materially impact our business, financial condition, and results of operations.

If we are unable to develop a partner ecosystem, sales, marketing and distribution channels, or enter into agreements with third parties to perform these functions on acceptable terms, we may be unable to generate revenue;

Presently, we lack any internal sales, marketing, or distribution capabilities. Upon introducing products or services to the market, we must establish sales, marketing, and distribution channels for their commercialization. This process may entail substantial expenses and time commitments. Alternatively, we may opt to engage in collaborations with third parties to perform these functions.

Should we choose to directly market our products or services, significant financial and managerial resources will be required to cultivate a specialized marketing and sales force, equipped with technical expertise, along with supporting distribution, administration, and compliance capabilities. Alternatively, if we rely on third-party collaborations or co-promotion agreements, we must establish and sustain marketing and distribution partnerships, with no guarantee of securing favorable terms or agreements.

In engaging third-party marketing or distribution collaborators, any revenue received, whether directly or indirectly, hinges upon the efforts and profitability of these parties. There exists uncertainty regarding their ability to establish adequate sales and distribution capabilities or achieve market acceptance for our products and services.

Failure to successfully commercialize products and services, whether independently or through third-party collaborations, could have a materially adverse impact on our business, financial condition, and results of operations.

We may face significant competition in Asia and in other markets, including the United States, and Europe where we may decide to operate in the future;

We anticipate encountering significant competition in Asia and potentially in other markets where we choose to introduce our services and products, including but not limited to the United States and Europe. This competition may extend to other products and services that we have yet to identify or develop. Many of our competitors may possess considerably greater financial, technical, and operational resources, such as larger research and development teams and established marketing departments. Furthermore, ongoing mergers and acquisitions within our industry could further consolidate resources among our competitors.

If we are unable to effectively protect our intellectual property and trade secrets, it may impair our ability to compete;

Our ability to achieve success is contingent, in part, upon securing and maintaining meaningful intellectual property (IP) protection for our assets.

We rely on patents, trademarks, copyrights, and trade secrets to safeguard our IP. However, there is a risk that these rights may be challenged by others, necessitating enforcement actions. Despite our efforts to protect trade secrets, inadvertent or deliberate disclosure by employees, consultants, contractors or advisors, or independent development by competitors, could compromise their confidentiality. Furthermore, courts outside the United States may offer less robust protection for trade secrets.

Infringement of our IP rights could result in significant litigation costs. Failure to adequately protect trade secrets could lead to competitors offering similar products, eroding our competitive advantage and reducing revenues. Existing IP laws provide limited protection, particularly in some foreign jurisdictions. Consequently, we may be unable to prevent unauthorized third-party use of our IP.

Enforcing claims against third-party infringement could be resource-intensive and unpredictable in outcome, potentially diverting resources and adversely affecting our operating results.

Client and customer complaints regarding our services or products could hurt our business.

We may receive client complaints regarding the quality of products and services acquired from or licensed by us. In the future, we may also receive correspondence from dissatisfied clients or customers seeking reimbursement, with some individuals threatening legal action if reimbursement is not provided. Moreover, we face the potential risk of product liability lawsuits from customers alleging injury due to perceived defects in our products or services and seeking substantial damages.

As participants in the product supply or distribution chain, we bear the risk of being held legally accountable for such issues. Furthermore, these claims may not fall within the coverage of our insurance policies. Litigation arising from such claims could prove costly, divert management attention, increase business expenses, or otherwise have a material adverse impact on our business, financial condition, and results of operations.

Any negative publicity stemming from client or customer dissatisfaction with our products, services, or websites could tarnish our reputation and diminish the value of our brand name. Such repercussions could have a material adverse effect on our business, financial condition, and results of operations.

Computer, website and/or information system breakdowns, as well as cyber security attacks, could affect our business.

Computer, website, and/or information system failures, along with cyber security breaches, have the potential to disrupt our ability to execute our business strategies. These disruptions may result in diminished revenue and/or reputational harm, which could significantly impact on our financial performance and the investments of our shareholders.

Software failures, breakdowns in the operations of our servers and communications systems or the failure to implement system enhancements could harm our business.

Our success depends on the efficient and uninterrupted operation of our BCI systems to be built. A failure of our network or data gathering procedures could impede services. Despite any precautions we may take, damage from fire, floods, hurricanes, power loss, telecommunications failures, computer viruses, break-ins, and similar events at our facilities could result in interruptions of our operations. In addition, any failure by our computer environment to provide our required data communications capacity could result in interruptions in our service.

Additionally, significant delays in the planned delivery of system enhancements, improvements and inadequate performance of the systems once they are completed could damage our reputation and harm our business. Long-term disruptions in the infrastructure caused by events such as natural disasters, the outbreak of war, the escalation of hostilities and acts of terrorism, particularly involving cities in which we have offices, could adversely affect our business, financial condition and results of operations. To the extent that we suffer loss or damage that is not covered by insurance or that exceeds our insurance coverage, or are required to pay higher insurance premiums, our business, financial condition and results of operations could be materially and adversely affected.

We will depend on third-party providers for a reliable Internet infrastructure as well as other aspects of our technology and applications and the failure of these third parties, or the Internet in general, for any reason would significantly impair our ability to conduct our business.

We intend to outsource certain aspects of our online presence, server requirements, technology development, and data management to third-party providers. These providers will host the physical servers, ensuring power and security in multiple data centers across various geographic locations. However, the uninterrupted operation of these servers is contingent upon consistent access to the Internet.

Our business is vulnerable to disruptions that may arise from various factors, including natural disasters, the financial insolvency of third-party providers, or malicious electronic intrusions into the data centers. Moreover, we may face "denial-of-service" attacks, where unidentified individuals overwhelm our computer servers with data requests, leading to performance degradation. Identifying and neutralizing these attacks may pose challenges.

The failure of a third-party facility, interference with our Internet access due to general Internet equipment failure, or malicious cyber-attacks could significantly damage our business.

Our business is dependent on our collaboration with our vendors and suppliers and changes or difficulties in our relationships with our vendors and suppliers may harm our business and financial results.

Our business is dependent on our collaboration with our vendors. Our vendors or suppliers may fail to meet timelines or contractual obligations, which may adversely affect our business. There is no guarantee that we may maintain stable and long-term business relationships with any vendors or suppliers. If our vendors or suppliers refuse to have business with us and if we are not able to replace these business partners on commercially reasonable terms in a timely manner or at all, our business and results of operations and financial condition would be materially and adversely affected.

Our ability to continue to develop and expand our service offerings to address emerging business demands and technological trends, including our ability to sell differentiated services, may impact our future growth. If we are not successful in meeting these business challenges, our business, financial condition and results of operations may be materially and adversely affected.

Our ability to provide tailored BCI services for our clients and customers, incorporating new developments and improvements in technology that translate into productivity improvements for our clients and customers, and our ability to develop products and other new service offerings that meet current and prospective clients’ and customers’ needs, as well as evolving industry standards, are critical to our success. Our competitors may develop services that make our offerings obsolete or may force us to decrease prices on our services, which can result in lower margins. Our ability to develop and implement up-to-date tailored services utilizing new technologies that meet evolving clients’ and customers’ technical specifications and requirements, in a timely or cost-effective manner, will impact our ability to retain and attract customers and our future revenue growth and earnings.

However, there can be no assurance that our services or products can meet prospective clients’ and customers’ needs and evolving industry standards. If we are unable to continue to execute our strategy and develop and expand our service offerings in a highly competitive and rapidly evolving environment, or if we are unable to commercialize such services and products and expand and scale them with sufficient speed and versatility, our growth, productivity objectives and profit margins could be adversely affected.

Technological developments may materially affect the cost and use of technology by our clients or customers. Customers may delay spending under existing contracts and engagements and entering into new contracts while they evaluate new technologies. Such delays can negatively impact our results of operations if the pace and level of spending on new technologies by some of our clients or customers is not sufficient to make up any shortfall from delays from other customers. Our growth strategy focuses on responding to these types of developments by driving innovation that will enable us to expand our services offering. If we do not sufficiently invest in new technology and adapt to industry developments, or evolve and expand our business at sufficient speed and scale, or if we do not make the right strategic investments to respond to these developments and successfully drive innovation, our business, financial condition and results of operations, as well as our services and solutions and our ability to develop and maintain a competitive advantage and to execute on our growth strategy could be adversely affected.

If we do not succeed in attracting new clients for our BCI services, we may not achieve our revenue growth goals.

Obtaining new clients is important for us to achieve rapid revenue growth. Our ability to attract new clients depends on a number of factors, including our ability to offer high quality tailored BCI services at competitive prices, the strength of our competitors and the capabilities of our marketing and sales teams to attract new clients and to sell additional services to existing clients. If we fail to attract new clients or to grow our revenues from existing clients in the future, we may not be able to grow our revenues as quickly as we anticipate or at all.

Our investment costs incurred in developing our BCI system may not yield the intended results and can adversely impact our results of operations.

Our investments in BCI system may not yield the intended results, especially from our research and development. Research and development investments and the consequent adoption of new technology, patents, intellectual property and software products on an ongoing basis are essential elements of our business strategy. This helps us to move up the value chain and be a more relevant technology partner to our customers. While we strive to ensure that our research and development expenditure will yield a sustained customer base and increased revenue, customer buy-in for any new investments in research and development carries with it a possibility of not yielding expected investment results, thereby hampering our growth prospects.

The AI industry faces its own risks and changing and extensive regulations.

Our BCI system utilizes AI algorithms to control external devices. As with most emerging technologies, AI comes with its own set of risks and challenges that could affect its adoption and our business. AI algorithms may be flawed, and the data used could be incomplete or biased. Inappropriate or controversial data practices, by us or by others, could limit the acceptance of our AI-enhanced products and content. Certain AI applications could trigger ethical issues. Should our AI-powered product become controversial due to their effects on human rights, privacy, employment, or other social matters, we risk reputational harm or legal repercussions. In addition, uncertainties regarding the development and application of AI technology present a potential risk. There remains the possibility that AI technology may not progress as anticipated or deliver expected benefits, which could limit the acceptance and popularity of our AI-powered services and products.

The development and adoption of generative AI technologies are still in their early stages, and their commercial viability is uncertain. There is a risk that the demand for connectivity solutions for such technologies may not meet our expectations or that market acceptance may be slower than anticipated. Failure to achieve widespread acceptance and generate significant revenues from generative AI technologies could negatively impact our financial condition and results of operations.

Furthermore, there are uncertainties around the ownership and intellectual property protection of AI generated content (“AIGC”) products. Using AIGC tools could also lead to potential copyright infringement and other legal challenges. If we are unable to secure the needed permissions or licenses for using AI tools—whether because we cannot identify the rights holder or for any other reason—we might infringe on others’ rights which could lead to monetary claims, fines, penalties, or less content for our users.

The regulatory landscape surrounding generative AI technologies is evolving, and there is currently significant uncertainty as to whether governmental authorities, self-regulatory institutions or other regulatory authorities will take additional action to curtail the development or use of generative AI technologies. Moreover, laws, regulations or industry standards that develop in response to generative AI technologies may be burdensome or may prohibit the deployment of generative AI technologies for one or more uses, any of which could result in lower than anticipated demand for our services or products.

The AI technologies we are incorporating into certain of our services or products and processes may present business, legal, and reputational risks.

We plan to use AI technologies in certain of our products and processes. The use of AI has recently become the source of significant media attention and political debate. The introduction of AI technologies, into new or existing offerings may result in new or expanded risks and liabilities, including due to enhanced governmental or regulatory scrutiny, litigation, compliance issues, ethical concerns, confidentiality or security risks, as well as other factors that could adversely affect our business, reputation, and financial results. For example, AI technologies can lead to unintended consequences, including generating content that appears correct but is factually inaccurate, misleading or otherwise flawed, or that results in unintended biases and discriminatory outcomes, which could harm our reputation and business and expose us to liability. We may also not identify inaccurate information, which may expose us to liability. Laws, regulations or industry standards that develop in response to the use of AI may be burdensome or may significantly restrict the deployment of AI, particularly generative AI technologies, in our services or products.

We may use AI technologies from third parties, which may include open-source software. If we are unable to maintain rights to use these AI technologies on commercially reasonable terms, we may be forced to acquire or develop alternate AI technologies, which may limit or delay our ability to provide competitive offerings and may increase our costs. These AI technologies also may incorporate data from third-party sources, which may expose us to risks associated with data rights and protection and may also lead to the unintended consequences of using AI discussed above. The intellectual property ownership and license rights surrounding AI technologies as well as data protection laws related to the use and development of AI are currently not fully addressed by courts or regulators. The use or adoption of AI technologies into our services or products may result in exposure to claims by third parties of copyright infringement or other intellectual property misappropriation, which may require us to pay compensation or license fees to third parties. The evolving legal, regulatory and compliance framework for AI technologies may also impact our ability to protect our own data and intellectual property against infringement.

Our inability to protect our systems and data from continually evolving cybersecurity risks or other technological risks could affect our reputation among our clients and their customers and may expose us to liability.

In conducting our business, we may process, and transmit sensitive business information and personal information about our clients, their customers and other parties. We may be a target of malicious third-party attempts to identify and exploit system vulnerabilities and penetrate or bypass our security measures in order to gain unauthorized access to our networks and systems or those of our associated third parties. A successful attempt could lead to the compromise of sensitive, business, personal or confidential information. As a result, we need to proactively employ multiple barriers and controls at different layers of our systems to defend our systems against intrusion and attack and to protect the data we collect. However, we cannot be certain that these measures will continue to successfully counter all current and emerging technology threats that are designed to breach our systems in order to gain access to confidential information.

We also rely on third party vendors for aspects of our cybersecurity strategy, such as to conduct security reviews and penetration tests, and there can be no assurance that the tests conducted by these vendors, or measures we take in response to such tests, will be effective at identifying or preventing any cybersecurity threat.

Our computer systems and the computer systems of our clients could be in the future subject to breach, and our data protection measures may not prevent unauthorized access. The techniques used to obtain unauthorized access, disable or degrade service, or sabotage systems change frequently and are often difficult to detect. Threats to our systems and our associated third parties’ systems can derive from human error, fraud or malice on the part of employees or third parties or may result from accidental technological failure. Computer viruses and other malware can be distributed and could infiltrate our systems or those of our associated third parties. In addition, denial of service or other attacks could be launched against us for a variety of purposes, including to interfere with our services or create a diversion for other malicious activities. Our defensive measures may not prevent downtime, unauthorized access or use of sensitive data. Further, while we carefully select third parties with which we associate, we do not control their actions. Any problems experienced by these third parties, including those resulting from breakdowns or other disruptions in the services provided by such parties or cyber-attacks and security breaches, could adversely affect our ability to service our clients or their customers or otherwise conduct our business.

Furthermore, the costs of systems and procedures associated with any protective measures that we are required to take by our clients may increase and could adversely affect our ability to compete effectively. Any failure to adequately enforce or provide these protective measures could result in liability, protracted and costly litigation, governmental and card network intervention and fines and, with respect to misuse of our clients’ information, lost revenue and reputational harm.

We may be subject to privacy, data protection and information security laws in the jurisdictions in which we operate.

Any potential security breaches and cyber-attacks can lead to shutdowns or system interruptions, and potential unauthorized disclosure of sensitive or confidential information which may result in potentially costly litigation. If any person, including any of our employees, penetrates our network security or otherwise mismanages or misappropriates sensitive or confidential client or customer data, we could be subject to significant fines for violating privacy or data protection and consumer laws or lawsuits, legal liability, loss of clients and damage to our reputation. We may also be liable for damages in the case of such a security or network breach that results in an unauthorized or impermissible disclosure of client or customer data and information.

We also believe that we will be subject to additional such laws and regulations in the future that may be stricter than those currently in force. Although we will take extensive efforts to comply with such applicable laws and regulations, failure or perceived failure by us to comply with rapidly evolving privacy and security laws, policies (including our own policies, which we may update from time to time), legal obligations or industry standards may result in governmental enforcement actions, litigation, fines and penalties or adverse publicity, could require us or our clients to change our or their business practices and could cause our clients to lose trust in us.

Risks Related to Our Corporate Structure

We may rely on dividends and other distributions on equity paid by our subsidiary in mainland China to fund any cash and financing requirements we may have. To the extent cash or assets in the business is in mainland China or Hong Kong or a mainland China or Hong Kong entity, the funds or assets may not be available to fund operations or for other use outside of mainland China or Hong Kong as we and our subsidiary are subject to certain restrictions with respect to paying dividends or otherwise transferring any of their cash or assets offshore, and any such restriction limitation on the ability of our subsidiaries in mainland China to make payments to us could have a material and adverse effect on our ability to conduct our business.

We are a holding company, and we may rely on dividends and other distributions on equity paid by our subsidiary in mainland China for our cash and financing requirements, including the funds necessary to pay dividends and other cash distributions to our shareholders and service any debt we may incur. If these subsidiaries incur debt on their own behalf in the future, the instruments governing the debt may restrict their ability to pay dividends or make other distributions to us. In addition, to the extent cash or assets in the business is in mainland China or Hong Kong or a mainland China or Hong Kong entity, the funds or assets may not be available to fund operations or for other use outside of mainland China or Hong Kong as we and our subsidiaries are subject to certain restrictions with respect to paying dividends or otherwise transferring any of their cash or assets offshore, and there is no assurance the PRC government will not intervene in or impose restrictions on the ability of us, our subsidiaries, and the consolidated variable interest entities to transfer cash (or assets).

Under laws and regulations of mainland China, our wholly foreign-owned subsidiaries in mainland China may pay dividends only out of their respective accumulated profits as determined in accordance with accounting standards and regulations of mainland China. In addition, a mainland China enterprise is required to set aside at least 10% of its accumulated after-tax profits each year, if any, to fund certain statutory reserve funds, until the aggregate amount of such fund reaches 50% of its registered capital.

Any limitation on the ability of our subsidiaries in mainland China to pay dividends or make other distributions to us could materially and adversely limit our ability to grow, make investments or acquisitions that could be beneficial to our business, pay dividends, or otherwise fund and conduct our business. See also “Risks Related to Doing Business in China-We are affected by the PRC Enterprise Income Tax Law, and we may be classified as a mainland China ‘resident enterprise’ for mainland China enterprise income tax purposes. Such classification would likely result in unfavorable tax consequences to us and our non-mainland China shareholders and have a material adverse effect on our results of operations and the value of your investment.”

If the custodians or authorized users of our controlling non-tangible assets, including chops and seals, fail to fulfill their responsibilities, or misappropriate or misuse these assets, our business and operations could be materially and adversely affected.

In mainland China, legal documents for corporate transactions, including agreements and contracts such as the leases and sales contracts that our business relies on, are typically executed using the chop or seal of the signing entity or with the signature of a legal representative whose designation is registered and filed with the local branch of the State Administration for Market Regulation. We generally execute legal documents by affixing chops or seals, rather than having the designated legal representatives sign the documents.

We have three major types of chops-corporate chops, contract chops and finance chops. We use corporate chops generally for documents to be submitted to government agencies, such as applications for changing business scope, directors or company name, and for legal letters. We use contract chops for executing leases and commercial contracts. We use finance chops generally for making and collecting payments, including, but not limited to, issuing invoices. Use of corporate chops and contract chops must be approved by our legal department and administrative department, and use of finance chops must be approved by our finance department. The chops of our subsidiaries and the variable interest entities are generally held by the respective entity so that documents can be executed locally. Although we usually utilize chops to execute contracts, the registered legal representatives of our subsidiaries and the variable interest entities in mainland China have the apparent authority to enter into contracts on behalf of such entities without chops, unless such contracts set forth otherwise. All designated legal representatives of our subsidiaries and the variable interest entities in mainland China have signed employment agreements with us under which they agree to abide by duties they owe to us.

In order to maintain the physical security of our chops, we generally store them in secured locations accessible only to the department heads of the legal, administrative or finance departments. Our designated legal representatives generally do not have access to the chops. Although we monitor our employees, including the designated legal representatives of our subsidiaries and the variable interest entities in mainland China, the procedures may not be sufficient to prevent all instances of abuse or negligence. There is a risk that our employees or designated legal representatives could abuse their authority, for example, by binding the relevant subsidiary or variable interest entity with contracts against our interests, as we would be obligated to honor these contracts if the other contracting party acts in good faith in reliance on the apparent authority of our chops or signatures of our legal representatives. If any designated legal representative obtains control of the chop in an effort to obtain control over a subsidiary or variable interest entity, we would need to have a shareholder or board resolution to designate a new legal representative and to take legal action to seek the return of the chop, apply for a new chop with the PRC authorities, or otherwise seek legal remedies for the legal representative’s misconduct. If any of the designated legal representatives obtains and misuses or misappropriates our chops and seals or other controlling intangible assets for whatever reason, we could experience disruption to our normal business operations. We may have to take corporate or legal action, which could involve significant time and resources to resolve while distracting management from our operations.

Risks Related to Doing Business in China

Uncertainties in the interpretation and enforcement of laws and regulations of mainland China could limit the legal protections available to you and us.

The legal system of mainland China is based on written statutes. Unlike common law systems, it is a system in which legal cases have limited value as precedents. In the late 1970s, the government of mainland China began to promulgate a comprehensive system of laws and regulations governing economic matters. The overall effect of legislation over the past three decades has significantly increased the protections afforded to various forms of foreign or private-sector investment in mainland China. Our subsidiary in mainland China are subject to various laws and regulations of mainland China generally applicable to companies in mainland China. However, since these laws and regulations are relatively new and the legal system of mainland China continues to rapidly evolve, the interpretations of many laws, regulations and rules are not always uniform and enforcement of these laws, regulations and rules involve uncertainties.

From time to time, we may have to resort to administrative and court proceedings to enforce our legal rights. However, since PRC administrative and court authorities have significant discretion in interpreting and implementing statutory terms, it may be more difficult to evaluate the outcome of administrative and court proceedings and the level of legal protection we enjoy than in more developed legal systems. Furthermore, the legal system of mainland China is based in part on government policies and internal rules (some of which are not published in a timely manner or at all) some of which may have retroactive effect. As a result, we may not be aware of our violation of these policies and rules until sometime after the violation. Such uncertainties, including uncertainty over the scope and effect of our contractual, property (including intellectual property) and procedural rights, and any failure to respond to changes in the regulatory environment in mainland China could materially and adversely affect our business and impede our ability to continue our operations.

Changes in China’s economic, political or social conditions or government policies could have a material adverse effect on our business and operations.

Substantially all of our business operations are conducted in mainland China. Accordingly, our business, financial condition, results of operations and prospects may be influenced to a significant degree by political, economic and social conditions in China generally and by continued economic growth in China as a whole.

China’s economy differs from the economies of most developed countries in many respects, including the level of government involvement, level of development, growth rate, control of foreign exchange and allocation of resources. Although the government of mainland China has implemented measures since the late 1970s emphasizing the utilization of market forces for economic reform, the reduction of state ownership of productive assets, and the establishment of improved corporate governance in business enterprises, a substantial portion of productive assets in mainland China is still owned by the government. In addition, the government of mainland China continues to play a significant role in regulating industry development by imposing industrial policies, and has significant authority to exert influence on the ability of a China-based company, such as us, to conduct its business. Therefore, investors of our company and our business face potential uncertainty from China. The government of mainland China also exercises significant control over China’s economic growth through allocating resources, controlling payment of foreign currency-denominated obligations, setting monetary policy, and providing preferential treatment to particular industries or companies.

While China’s economy has experienced significant growth over the past decades, growth has been uneven, both geographically and among various sectors of the economy, and the rate of growth has been slowing. Some of the government measures may benefit the overall Chinese economy, but may have a negative effect on us. For example, our financial condition and results of operations may be adversely affected by government control over capital investments or changes in tax regulations. Any stimulus measures designed to boost the Chinese economy may contribute to higher inflation, which could adversely affect our results of operations and financial condition.

COVID-19 had a severe and negative impact on the Chinese and the global economy from 2020 through 2022, and the global macroeconomic environment still faces numerous challenges. The growth rate of the Chinese economy has been slowing since 2010 and the Chinese population began to decline in 2022. The Federal Reserve and other central banks outside of China have raised interest rates. The Russia-Ukraine conflict, the Hamas-Israel conflict and the attacks on shipping in the Red Sea have heightened geopolitical tensions across the world. The impact of the Russia-Ukraine conflict on Ukraine food exports has contributed to increases in food prices and thus to inflation more generally. There have also been concerns about the relationship between China and other countries which may potentially have economic effects. In particular, there is significant uncertainty about the future relationship between the United States and China with respect to a wide range of issues including trade policies, treaties, government regulations and tariffs. Economic conditions in China are sensitive to global economic conditions, as well as changes in domestic economic and political policies and the expected or perceived overall economic growth rate in China. It is unclear whether these challenges and uncertainties will be contained or resolved and what effects they may have on the global political and economic conditions in the long term. Therefore, a slowdown in China’s economy or the global economy may lead to a reduction in demand for our services, which could materially and adversely affect our financial condition and results of operations.

The legal system in China embodies uncertainties which could limit the legal protections available to us or impose additional requirements and obligations on our business, and PRC laws, rules, and regulations can evolve quickly, which may materially and adversely affect our business, financial condition, and results of operations.

We conduct our business through our PRC subsidiary in China. Our operations in China are governed by PRC laws and regulations. The legal system in China is a civil law system based on statutes. Unlike common law systems, it is a system in which decided legal cases may be of reference value but have less precedential value. The legal system in China evolves rapidly with little advance notice, and the interpretations of laws, regulations, and rules may contain uncertainties. These uncertainties could limit the legal protections available to us. In addition, we cannot predict the effect of future developments in the PRC legal system, changes to existing laws or the interpretation or enforcement thereof, or the preemption of local regulations by national laws. Such unpredictability towards our contractual, property (including intellectual property) and procedural rights could adversely affect our business and impede our ability to continue our operations. Furthermore, any litigation may be protracted and result in substantial costs and diversion of resources and management attention.

In addition, new laws and regulations may be enacted from time to time, and PRC laws, rules, and regulations can evolve quickly with little advance notice. Uncertainties exist regarding the interpretation and implementation of current and any future PRC laws and regulations applicable to our businesses. In particular, the PRC government authorities may continue to promulgate new laws, regulations, rules and guidelines with respect to a wide range of issues, such as anti-unfair competition and antitrust, privacy and data protection, intellectual property, and other matters, which may result in additional obligations imposed on us. Compliance with these laws, regulations, rules, guidelines, and implementations may be costly, and any incompliance or associated inquiries, investigations, and other governmental actions may divert significant management time and attention and our financial resources, bring negative publicity, subject us to liabilities or administrative penalties, or materially and adversely affect our business, financial condition, and results of operations.

The PRC government’s significant oversight and discretion over our business operation could result in a material adverse change in our operations and the value of our ADSs. In addition, any actions by the Chinese government to exert more oversight and control over offerings that are conducted overseas and/or foreign investment in China-based issuers could significantly limit or completely hinder our ability to offer or continue to offer securities to investors and cause the value of such securities to significantly decline or be worthless.

We conduct our business primarily in mainland China. Our operations in mainland China are governed by laws and regulations of mainland China. The PRC government has significant oversight and discretion over the conduct of our business, and may intervene or influence our operations. The PRC government has published new policies that significantly affected certain industries and we cannot rule out the possibility that it will in the future release regulations or policies that directly or indirectly affect our industry or require us to seek additional permission to continue our operations, In addition, the PRC government may intervene or influence our operations at any time by adopting new laws and regulations, which could result in a material adverse change in our operation, and our ordinary shares and ADSs may decline in value or become worthless.

Also, the PRC government has indicated an intent to exert more oversight and control over securities offerings that are conducted overseas and/or foreign investment in China-based issuers. For example, on July 6, 2021, the PRC government authorities made public the Opinions on Strictly Scrutinizing Illegal Securities Activities in Accordance with the Law. These opinions emphasized the need to strengthen the administration over illegal securities activities and the supervision on overseas listings by China-based companies and proposed to take effective measures, such as promoting the construction of regulatory systems to deal with the risks and incidents faced by China-based overseas-listed companies. On December 28, 2021, the National Development and Reform Commission (the “NDRC”), the Ministry of Industry and Information Technology, and several other administrations jointly published the Cybersecurity Review Measures, effective on February 15, 2022, which required that, among others, operators of “critical information infrastructure” purchasing network products and services or network platform operators carrying out data processing activities, that affect or may affect national security, shall apply with the Cybersecurity Review Office for a cybersecurity review. In addition, a network platform operator holding over one million users’ personal information shall apply with the Cybersecurity Review Office for a cybersecurity review before any public offering at a foreign stock exchange. Network Data Regulations were promulgated by the State Council on September 24, 2024, and became effective as of January 1, 2025. The Network Data Regulations restates and further specifies the legal requirements for personal information, important data, cross-border data transfer, network platform services, and data security. Among others, network data handlers engaging in data processing activities that affect or may affect national security must be subject to network data security review by the relevant cyberspace administration of the PRC. Any failure to comply with such requirements may subject us to, among others, suspension of services, fines, revoking relevant business permits or business licenses and penalties. On February 17, 2023, the China Securities Regulatory Commission (the “CSRC”) released the Trial Administrative Measures of Overseas Securities Offering and Listing by Domestic Companies and five supporting guidelines, or, collectively, the Filing Rules, which took effect on March 31, 2023. According to the Filing Rules, domestic companies in mainland China that directly or indirectly offer or list their securities in an overseas market are required to file with the CSRC. In addition, an overseas listed company must also submit the filing with respect to its follow-on offerings, issuance of convertible corporate bonds and exchangeable bonds, and other equivalent offering activities, within a specific time frame requested under the Filing Rules. On February 17, 2023, the CSRC also held a press conference for the release of the Filing Rules, which, among others, clarified that the companies in mainland China that have been listed overseas before March 31, 2023 are not required to file with the CSRC immediately, but these companies should complete filing with the CSRC for their future equity and equity-linked securities financing activities in accordance with the Filing Rules. Based on the foregoing, we are not required to complete filing with the CSRC for our prior offshore offerings and listing at this stage, but we will be subject to the filing requirements for our future equity and equity-linked securities offerings, if any, under the Filing Rules. However, as the Filing Rules was recently promulgated, it remains uncertain as to its interpretation, implementation and enforcement. If the CSRC, CAC or other regulatory agencies later promulgate new rules or explanations requiring that we obtain their approvals for our future offshore securities offerings, we may be unable to obtain such approvals in a timely manner, or at all, and such approvals may be rescinded even if obtained. Any such circumstance could significantly limit or completely hinder our ability to offer or continue to offer securities to investors and cause the value of such securities to significantly decline or be worthless.

Our ADSs will be prohibited from trading in the United States under the Holding Foreign Companies Accountable Act, or the HFCA Act, in the future if the PCAOB is unable to inspect or investigate completely our auditors. The delisting of our ADSs, or the threat of their being delisted, may materially and adversely affect the value of your investment.

Pursuant to theHFCAA, if the SEC determines that we have filed audit reports issued by a registered public accounting firm that has not been subject to inspections by the Public Company Accounting Oversight Board (the “PCAOB”) for two consecutive years, the SEC will prohibit our shares or the ADSs from being traded on a national securities exchange or in the over-the-counter trading market in the United States. On December 16, 2021, the PCAOB issued a report to notify the SEC of its determination that the PCAOB was unable to inspect or investigate completely registered public accounting firms headquartered in mainland China and Hong Kong. On December 15, 2022, the PCAOB removed mainland China and Hong Kong from the list of jurisdictions where it is unable to inspect or investigate completely registered public accounting firms.

Our current auditor, Assentsure PAC, the independent registered public accounting firm that issues the audit report included elsewhere in this prospect supplement, as an auditor of companies that are traded publicly in the United States and a firm registered with the PCAOB, is subject to laws in the United States pursuant to which the PCAOB conducts regular inspections to assess its compliance with the applicable professional standards. Assentsure PAC, whose audit report is included in this prospect supplement, is headquartered in New York, New York, and was not included in the list of PCAOB Identified Firms in the PCAOB Determination Report issued in December 2021.

Our ability to retain an auditor subject to PCAOB inspection and investigation, including but not limited to inspection of the audit working papers related to us, may depend on the relevant positions of U.S. and Chinese regulators. Assentsure PAC’s audit working papers related to us are located in mainland China. With respect to audits of companies with operations in mainland China, such as us, there are uncertainties about the ability of our auditor to fully cooperate with a request by the PCAOB for audit working papers in mainland China without the approval of Chinese authorities. Each year, the PCAOB will determine whether it can inspect and investigate completely audit firms in mainland China and Hong Kong, among other jurisdictions. Whether the PCAOB will be able to conduct inspections of our auditor, including but not limited to inspection of the audit working papers related to us, in the future is subject to substantial uncertainty and depends on a number of factors out of our, and our auditor’s, control. If the PCAOB determines in the future that it no longer has full access to inspect and investigate completely the auditors we retain to issue an audit report on our financial statements filed with the Securities and Exchange Commission, we would be identified as a Commission-Identified Issuer following the filing of the prospect supplement for the relevant fiscal year. In accordance with the HFCAA, our securities would be prohibited from being traded on a national securities exchange or in the over-the-counter trading market in the United States if we are identified as a Commission-Identified Issuer for two consecutive years in the future. If our shares and ADSs are prohibited from trading in the United States, there is no certainty that we will be able to list on a non-U.S. exchange or that a market for our shares will develop outside of the United States. A prohibition of being able to trade in the United States would substantially impair your ability to sell or purchase our ADSs when you wish to do so, and the risk and uncertainty associated with delisting would have a negative impact on the price of our ADSs. Also, such a prohibition would significantly affect our ability to raise capital on terms acceptable to us, or at all, which would have a material adverse impact on our business, financial condition, and prospects.

We are affected by the PRC Enterprise Income Tax Law, and we may be classified as a mainland China “resident enterprise” for mainland China enterprise income tax purposes. Such classification would likely result in unfavorable tax consequences to us and our non-mainland China shareholders and have a material adverse effect on our results of operations and the value of your investment.

Under the PRC Enterprise Income Tax Law, or the EIT Law, that became effective on January 1, 2008, as amended on February 24, 2017 and December 29, 2018, an enterprise established outside mainland China with “de facto management bodies” within mainland China is considered a mainland China “resident enterprise” for mainland China enterprise income tax purposes and is generally subject to a uniform 25% enterprise income tax rate on its worldwide income. Under the Implementation Rules to the EIT Law, a “de facto management body” is defined as a body that has material and overall management and control over the manufacturing and business operations, personnel and human resources, finances and properties of an enterprise. In addition, a circular, known as Circular 82, issued in April 2009, as amended in January 2014 and December 2017, by the State Administration of Taxation, or the SAT, specifies that certain offshore incorporated enterprises controlled by mainland China enterprises or mainland China enterprise groups will be classified as mainland China resident enterprises if the following are located or resident in mainland China: senior management personnel and departments that are responsible for daily production, operation and management; financial and personnel decision making bodies; key properties, accounting books, company seals, and minutes of board meetings and shareholders’ meetings; and half or more of the senior management or directors having voting rights. Circular 82 also clarified that dividends and other income paid by such “resident enterprises” will be considered to be mainland China source income, subject to mainland China withholding tax, currently at a rate of 10%, when recognized by shareholders that are non-mainland China resident enterprises. Further to Circular 82, the State Administration of Taxation issued a bulletin, known as Bulletin 45, which took effect on September 1, 2011, to provide more guidance on the implementation of Circular 82 and clarify the reporting and filing obligations of such “Chinese-controlled offshore-incorporated resident enterprises.” Bulletin 45 provides procedures and administrative details for the determination of mainland China resident enterprise status and administration on post-determination matters. Although both Circular 82 and Bulletin 45 only apply to offshore enterprises controlled by mainland China enterprises and there are currently no further rules or precedents governing the procedures and specific criteria for determining the “de facto management body” for a company like ours, or controlled by mainland China enterprise groups, not those controlled by mainland China individuals or foreign individuals like us, the determining criteria set forth in Circular 82 and Bulletin 45 may reflect the general position of State Administration of Taxation on how the “de facto management body” test should be applied in determining the tax resident enterprise status of offshore enterprises, regardless of whether they are controlled by mainland China enterprises, mainland China enterprise groups or by mainland China or foreign individuals.

We do not believe that VSA meets all of the conditions above. However, if the PRC tax authorities determine that VSA is a mainland China resident enterprise for mainland China enterprise income tax purposes, a number of unfavorable mainland China tax consequences could follow. First, we will be subject to the uniform 25% enterprise income tax on our worldwide income, which could materially reduce our net income. In addition, we will also be subject to mainland China enterprise income tax reporting obligations. Second, although dividends paid by one mainland China tax resident to another mainland China tax resident should qualify as “tax-exempt income” under the EIT Law, we cannot assure you that such dividends will not be subject to a 10% withholding tax, as the PRC foreign exchange control authorities, which enforce the withholding tax on dividends, and the PRC tax authorities, have not yet issued guidance with respect to the processing of outbound remittances to entities that are not controlled by any mainland China enterprise or enterprise group and treated as resident enterprises for mainland China enterprise income tax purposes.

Finally, dividends we pay to our non-mainland China enterprise shareholders and gains derived by our non-mainland China shareholders from the sale of our shares may become subject to a 10% mainland China withholding tax. In addition, future guidance may extend the withholding tax to dividends we pay to our non-mainland China individual shareholders and gains derived by such shareholders from transferring our shares. In addition to the uncertainty in how the new “resident enterprise” classification could apply, it is also possible that the rules may change in the future, possibly with retroactive effect. If mainland China income tax were imposed on gains realized through the transfer of our ADSs or ordinary shares or on dividends paid to our non-resident investors, the value of the investment in our ADSs or ordinary shares may be materially and adversely affected. Furthermore, our ADS holders whose jurisdictions of residence have tax treaties or arrangements with mainland China may not qualify for benefits under such tax treaties or arrangements.

We face uncertainty regarding the mainland China tax reporting obligations and consequences for certain indirect transfers of our operating company’s equity interests. Enhanced scrutiny over acquisition transactions by the PRC tax authorities may have a negative impact on potential acquisitions we may pursue in the future.

In connection with the EIT Law, the Ministry of Finance and the State Administration of Taxation jointly issued Circular 59 in April 2009, which became effective retroactively on January 1, 2008. On February 3, 2015, the State Administration of Taxation issued Public Notice 2015 No.7, or Public Notice 7. Under Public Notice 7, where a non-resident enterprise conducts an “indirect transfer” by transferring the equity interests in a mainland China “resident enterprise” or other taxable assets indirectly by disposing of the equity interests in an overseas holding company, the non-resident enterprise, being the transferor, may be subject to mainland China enterprise income tax, if the indirect transfer is considered to be an abusive use of company structure without reasonable commercial purposes. In addition, Public Notice 7 provides clear criteria on how to assess reasonable commercial purposes and introduces safe harbor scenarios applicable to internal group restructurings. However, it also brings challenges to both the foreign transferor and transferee of the “indirect transfer” as they have to make a self-assessment as to whether the transaction should be subject to mainland China taxes and to file or withhold the mainland China taxes accordingly. Where non-resident investors were involved in our private equity financing, if such transactions were determined by the tax authorities to lack reasonable commercial purpose, we and our non-resident investors may become at risk of being taxed under Public Notice 7 and may be required to expend valuable resources to comply with Public Notice 7 or to establish that we should not be taxed under Public Notice 7, which may have a material adverse effect on our financial condition and results of operations or the non-resident investors’ investments in us.

In October 2017, the State Administration of Taxation promulgated the Announcement of the State Administration of Taxation on Matters Concerning Withholding of Income Tax of Non-resident Enterprises at Source, or Circular 37, which provides certain changes to the current withholding regime, amends certain provisions in Public Notice 7. For example, Circular 37 requires that the transferor shall declare to the competent tax authority for payment of tax within seven (7) days after the tax payment obligation comes into being if the withholding agent fails to withhold the tax due or withhold the tax due in full. However, according to Circular 37, if the withholding agent fails to withhold and remit the income tax payable, or is unable to perform its obligation in this regard, as long as the non-resident enterprise that earns the income voluntarily declares and pays the tax payable before the tax authority orders it to do so within required time limits, it shall be deemed that such enterprise has paid the tax in time.

By promulgating and implementing these circulars, the PRC tax authorities have enhanced their scrutiny over the direct or indirect transfer of equity interests in a mainland China resident enterprise by a non-resident enterprise. The PRC tax authorities have the discretion under Circular 59, Public Notice 7 and Circular 37 to make adjustments to the taxable capital gains based on the difference between the fair value of the equity interests transferred and the cost of investment. We may pursue acquisitions in the future that may involve complex corporate structures. If we are considered a non-resident enterprise under the EIT Law and if the PRC tax authorities make adjustments under Circular 59, Public Notice 7 or Circular 37, our income tax costs associated with such potential acquisitions will be increased, which may have an adverse effect on our financial condition and results of operations.

In addition, the State Administration of Taxation promulgated Administrative Measures on the General Anti-Avoidance Rule (Trial) on December 12, 2014, which shows the authority’s intention to fight against any tax avoidance scheme that is adopted to obtain unwarranted tax benefit without reasonable commercial purpose. A press release, made by the State Administration of Taxation to clarify certain issues relating to the application of this set of measures, stated that the measures may be applicable if any general tax-avoidance scheme exists in the offshore indirect transfer of equity interests. Since it is unclear how this set of measures, and any future implementation rules thereof, will be interpreted, amended and implemented by the governmental authorities, we cannot predict how these regulations will affect our business operations, future acquisitions or strategy.

The approval of and filing with the CSRC or other PRC government authorities may be required in connection with our offshore offerings under the laws of mainland China, and, if required, we cannot predict whether or for how long we will be able to obtain such approval or complete such filing.

The Regulations on Mergers and Acquisitions of Domestic Enterprises by Foreign Investors, or the M&A Rules, adopted by six PRC regulatory agencies in 2006 and amended in 2009, require an overseas special purpose vehicle formed for listing purposes through acquisitions of mainland China domestic companies and controlled by mainland China persons or entities to obtain the approval of the CSRC prior to the listing and trading of such special purpose vehicle’s securities on an overseas stock exchange. The interpretation and application of the regulations remain unclear, and our offshore offerings may ultimately require approval of the CSRC. If the CSRC approval is required, it is uncertain whether we can or how long it will take us to obtain the approval and, even if we obtain such CSRC approval, the approval could be rescinded. Any failure to obtain or delay in obtaining the CSRC approval for any of our offshore offerings, or a rescission of such approval if obtained by us, would subject us to sanctions imposed by the CSRC or other PRC regulatory authorities, which could include fines and penalties on our operations in mainland China, restrictions or limitations on our ability to pay dividends outside mainland China, and other forms of sanctions that may materially and adversely affect our business, financial condition, and results of operations.

On July 6, 2021, the PRC government authorities issued Opinions on Strictly Cracking Down Illegal Securities Activities in Accordance with the Law. These opinions emphasized the need to strengthen the administration over illegal securities activities and the supervision on overseas listings by China-based companies and proposed to take effective measures, such as promoting the construction of relevant regulatory systems to deal with the risks and incidents faced by China-based overseas-listed companies. As a follow-up, on February 17, 2023, CSRC released the Trial Administrative Measures of Overseas Securities Offering and Listing by Domestic Companies, or the Overseas Listing Regulations, and five relevant guidelines, which became effective on March 31, 2023.

Pursuant to the Overseas Listing Regulations, companies in mainland China that directly or indirectly offer or list their securities in an overseas market must file with the CSRC within three business days after submitting their listing application documents to the regulator in the place of the intended listing. The Overseas Listing Regulations also provides that a company in mainland China must file with the CSRC within three business days after completion of its follow-on offering of securities after it is listed in an overseas market. If the company fails to complete the filing procedure or conceals any material fact or falsifies any major content in its filing documents, it may be subject to administrative penalties, such as order to rectify, warnings, fines, and its controlling shareholders, actual controllers, the person directly in charge and other directly liable persons may also be subject to administrative penalties, such as warnings and fines. According to the Notice on Administration of the Filing of Overseas Offering and Listing by Domestic Companies issued by the CSRC on February 17, 2023, the companies in mainland China that have been listed overseas before March 31, 2023 are not required to file with the CSRC in connection with the historical offerings, but these companies are required to fulfill filing obligations with the CSRC in connection with their additional capital raising activities in accordance with the Overseas Listing Regulations. Based on the foregoing, we are not required to complete filing with the CSRC for our historical offerings, but may be subject to the filing requirements for our future capital raising activities, if any, under the Overseas Listing Regulations. As the Overseas Listing Regulations was newly promulgated, the interpretation, application and enforcement of the Overseas Listing Regulations remain uncertain, and this is particularly true for companies conducting their operations in mainland China through variable interest entities. There remain substantial uncertainties with respect to how the CSRC filing procedures under the Overseas Listing Regulations would be applied to, and implicate, the procedures, timetables and outcomes of our future offerings or other capital raising activities. For more details of the Overseas Listing Regulations, please refer to “Item 4. Information on the Company- B. Business Overview- Government Regulations-Regulations Relating to Overseas Listing and M&A.”

On February 24, 2023, the CSRC, jointly with some other governmental authorities, published the Provisions on Strengthening Confidentiality and Archives Management of Overseas Securities Issuance and Listing by Domestic Enterprises, which became effective on March 31, 2023. Pursuant to the provisions, China-based companies that offer and list securities in overseas markets shall establish a confidentiality and archives system. These China-based companies shall obtain approval from the authorities and file with the confidential administration authorities, either by itself or its offshore listing entity, when providing or publicly filing documents and materials related to state secrets or secrets of the governmental authorities to the relevant securities companies, securities service institutions or offshore regulatory authorities. In addition, these companies shall complete relevant procedures if the documents or materials filed may adversely affect national security or public interests once publicly disclosed, or if these companies provide accounting files or copies to relevant securities companies, securities service institutions, overseas regulators and individuals.

Pursuant to the 2024 Negative List, if a domestic company engaging in the prohibited business stipulated in the 2024 Negative List seeks an overseas offering and listing, it shall obtain the approval from the competent governmental authorities. Moreover, the foreign investors of the company shall not be involved in the company’s operation and management, and their shareholding percentage shall be subject, mutatis mutandis, to the regulations on the domestic securities investments by foreign investors. There remain substantial uncertainties as to the interpretation and implementation of these new requirements, and it is unclear as to whether and to what extent listed companies like us will be subject to these new requirements. If we are required to comply with these requirements and fail to do so on a timely basis, if at all, our business operations, financial condition and business prospects may be adversely and materially affected.

In addition, we cannot assure you that any new rules or regulations promulgated in the future will not impose additional requirements on us. If it is determined in the future that approval and filing from the CSRC or other regulatory authorities or other procedures, including the cybersecurity review under the Cybersecurity Review Measures is required for our offshore offerings, it is uncertain whether we can or how long it will take us to obtain such approval or complete such filing procedures and any such approval or filing could be rescinded or rejected. Any failure to obtain or delay in obtaining such approval or completing such filing procedures for our offshore offerings, or a rescission of any such approval or filing if obtained by us, would subject us to sanctions by the CSRC or other PRC regulatory authorities for failure to seek CSRC approval or filing or other government authorization for our offshore offerings. These regulatory authorities may impose fines and penalties on our operations in mainland China, limit our ability to pay dividends outside mainland China, limit our operating privileges in mainland China, delay or restrict the repatriation of the proceeds from our offshore offerings into mainland China or take other actions that could materially and adversely affect our business, financial condition, results of operations, and prospects, as well as the trading price of our listed securities. The CSRC or other PRC regulatory authorities may also take actions requiring us, or making it advisable for us, to halt our offshore offerings before settlement and delivery of the shares offered. Consequently, if investors engage in market trading or other activities in anticipation of and prior to settlement and delivery, they do so at the risk that settlement and delivery may not occur. In addition, if the CSRC or other regulatory authorities later promulgate new rules or explanations requiring that we obtain their approvals or accomplish the required filing or other regulatory procedures for our prior offshore offerings, we may be unable to obtain a waiver of such approval requirements, if and when procedures are established to obtain such a waiver. Any uncertainties or negative publicity regarding such approval requirement could materially and adversely affect our business, prospects, financial condition, reputation, and the trading price of our listed securities.

Regulations establish complex approval procedures for some acquisitions of mainland China companies by foreign investors, which could make it more difficult for us to pursue growth through acquisitions in China.

Six PRC regulatory agencies promulgated regulations effective in September 2006 and amended in June 2009 that are commonly referred to as the M&A Rules. The M&A Rules establish procedures and requirements that could make some acquisitions of mainland China companies by foreign investors more time-consuming and complex, including requirements in some instances that the Ministry of Commerce be notified in advance of any change-of-control transaction in which a foreign investor takes control of a mainland China domestic enterprise. In addition, national security review rules issued by the PRC governmental authorities in 2011 require acquisitions by foreign investors of domestic companies engaged in military-related or certain other industries that are crucial to national security to be subject to prior security review. Moreover, the Anti-Monopoly Law requires that the Ministry of Commerce be notified in advance of any concentration of undertaking if certain thresholds are triggered. We may expand our business in part by acquiring complementary businesses. Complying with the requirements of the M&A Rules, security review rules and other regulations of mainland China to complete such transactions could be time-consuming, and any required approval processes, including obtaining approval from the Ministry of Commerce, may delay or inhibit our ability to complete such transactions, which could affect our ability to expand our business or maintain our market share.

In addition, in accordance with the M&A Rules, approval of the Ministry of Commerce is required for acquisitions of mainland China domestic enterprises by foreign companies that are established or controlled by mainland China domestic companies, enterprises or individuals related to the target mainland China domestic enterprises, or “Related Party Acquisitions,” and the parties are not allowed to evade such requirements through investment by foreign investment enterprises in mainland China or in other ways. Although M&A Rules have been effective since September 2006, we are not aware of any precedent of approval by the Ministry of Commerce of any Related Party Acquisition conducted by mainland China domestic individuals.

Regulations relating to offshore investment activities by mainland China residents may limit our mainland China subsidiaries’ ability to increase their registered capital or distribute profits to us, limit our ability to inject capital into our mainland China subsidiaries, or otherwise expose us to liability and penalties under laws of mainland China.

The PRC State Administration of Foreign Exchange, or the SAFE, has promulgated regulations, including the Notice on Relevant Issues Relating to Domestic Residents’ Investment and Financing and Round-Trip Investment through Special Purpose Vehicles, or SAFE Circular No. 37, effective on July 4, 2014, and its appendixes, that require mainland China residents, including mainland China institutions and individuals, to register with the local branch of the SAFE in connection with their direct establishment or indirect control of an offshore entity, for the purpose of overseas investment and financing, with such mainland China residents’ legally owned assets or equity interests in domestic enterprises or offshore assets or interests, referred to in SAFE Circular No. 37 as a “special purpose vehicle.” SAFE Circular No. 37 further requires an amendment to the registration in the event of any significant changes with respect to the special purpose vehicle, such as an increase or decrease of capital contributed by mainland China individuals, share transfer or exchange, merger, division or other material events. In the event that a mainland China shareholder holding interests in a special purpose vehicle fails to fulfill the required SAFE registration, the mainland China subsidiaries of that special purpose vehicle may be prohibited from making profit distributions to the offshore parent and from carrying out subsequent cross-border foreign exchange activities, and the special purpose vehicle may be restricted in its ability to contribute additional capital into its mainland China subsidiary. Further, failure to comply with the various SAFE registration requirements described above could result in liability under laws of mainland China for foreign exchange evasion, including (i) the requirement by the SAFE to return the foreign exchange remitted overseas within a period specified by the SAFE, with a fine of up to 30% of the total amount of foreign exchange remitted overseas and deemed to have been evasive and (ii) in circumstances involving serious violations, a fine of no less than 30% of and up to the total amount of remitted foreign exchange deemed evasive. Furthermore, the persons-in-charge and other persons at our mainland China subsidiaries who are held directly liable for the violations may be subject to criminal sanctions. On February 28, 2015, SAFE promulgated the Notice on Further Simplifying and Improving Foreign Exchange Administration Policy on Direct Investment, or SAFE Notice 13, which became effective on June 1, 2015. In accordance with SAFE Notice 13, entities and individuals are required to apply for foreign exchange registration of foreign direct investment and overseas direct investment, including those required under SAFE Circular No. 37, with qualified banks, instead of the SAFE. The qualified banks, under the supervision of the SAFE, directly examine the applications and conduct the registration.

These regulations apply to our direct and indirect shareholders who are mainland China residents and may apply to any offshore acquisitions or share transfers that we make in the future if our shares are issued to mainland China residents. We have requested mainland China residents who we know currently hold direct or indirect interests in our company to make the necessary applications, filings and amendments as required under SAFE Circular No. 37 and other related rules.

We have used our best efforts to notify all of our shareholders who are mainland China citizens and hold interests in us to register with the local SAFE branch and/or qualified banks as required under SAFE Circular No. 37 and SAFE Notice 13. However, in practice, different local SAFE branches and/or qualified banks may have different views and procedures on the application and implementation of SAFE regulations. Therefore, we cannot assure you that they can successfully amend their foreign exchange registrations with the local SAFE branch and/or qualified banks in full compliance with applicable laws. In addition, we may not be informed of the identities of all the mainland China residents holding direct or indirect interests in our company, and we cannot provide any assurances that these mainland China residents will comply with our request to make or obtain any applicable registrations or comply with other requirements required by SAFE Circular No. 37, SAFE Notice 13 or other related rules. A failure by any of our current or future shareholders or beneficial owners who are mainland China residents to comply with the SAFE regulations may subject us to fines or other legal sanctions, restrict our cross-border investment activities, limit our mainland China subsidiaries’ ability to make distributions or pay dividends or affect our ownership structure, which could adversely affect our business and prospects.

Furthermore, it is unclear how these regulations, and any future regulation concerning offshore or cross-border transactions, will be interpreted, amended and implemented by the government authorities. We cannot predict how these regulations will affect our business operations or future strategy. For example, we may be subject to a more stringent review and approval process with respect to our foreign exchange activities, such as remittance of dividends and foreign-currency-denominated borrowings, which may adversely affect our financial condition and results of operations. In addition, if we decide to acquire a mainland China domestic company, either we or the owners of such company, as the case may be, may not be able to obtain the necessary approvals or complete the necessary filings and registrations required by the foreign exchange regulations. This may restrict our ability to implement our acquisition strategy and could adversely affect our business and prospects.

Failure to comply with regulations of mainland China regarding the registration requirements for employee share ownership plans or share option plans may subject the mainland China plan participants or us to fines and other legal or administrative sanctions.

In February 2012, SAFE promulgated the Notices on Issues Concerning the Foreign Exchange Administration for Domestic Individuals Participating in Stock Incentive Plans of Overseas Publicly Listed Companies, or the Stock Option Rules. Under the Stock Option Rules and other rules and regulations, mainland China residents who participate in a stock incentive plan in an overseas publicly listed company are required to register with the SAFE or its local branch and complete certain other procedures. Participants of a stock incentive plan who are mainland China residents must retain a qualified mainland China agent, which could be a mainland China subsidiary of the overseas publicly listed company or another qualified institution selected by the mainland China subsidiary, to conduct the SAFE registration and other procedures with respect to the stock incentive plan on behalf of its participants. The participants must also retain an overseas entrusted institution to handle matters in connection with their exercise of stock options, the purchase and sale of corresponding stocks or interests and fund transfers. In addition, the mainland China agent is required to amend the SAFE registration with respect to the stock incentive plan if there is any material change to the stock incentive plan, the mainland China agent or the overseas entrusted institution or other material changes. See “Item 4. Information on the Company-B. Business Overview-Government Regulations-Regulations on Stock Incentive Plans.” We and our mainland China employees who have been granted share options and restricted share units are subject to these regulations and we have completed the registrations of our stock incentive plans with the local SAFE as required by laws of mainland China. Failure of our mainland China share option holders or restricted shareholders to complete their SAFE registrations may subject these mainland China residents to fines and legal sanctions and may also limit our ability to contribute additional capital into our subsidiaries in mainland China, limit our mainland China subsidiaries’ ability to distribute dividends to us, or otherwise materially and adversely affect our business.

Regulation of direct investment and loans by offshore holding companies to mainland China entities and governmental control of currency conversion may delay or limit us from using the proceeds of offshore offerings to make loans to our subsidiaries and the variable interest entities in mainland China, or making additional capital contributions to our mainland China subsidiary, which could adversely affect our ability to fund and expand our business.

VSA is a offshore holding company conducting operations in mainland China through our mainland China subsidiaries and the variable interest entities. Under laws and regulations of mainland China, we are permitted to utilize the proceeds from offshore offerings to make loans to our mainland China subsidiaries and the variable interest entities, or to make additional capital contributions to our mainland China subsidiaries, subject to applicable government registration and approval requirements. None of our loans to any subsidiary in mainland China or variable interest entity can exceed the difference between its total amount of investment and its registered capital approved under the laws of mainland China or three times of the net assets provided in the latest audited financial report of such subsidiary in mainland China, as applicable, and the loans must be registered with the local branch of SAFE. Our capital contributions to our subsidiaries in mainland China or establishment of new subsidiaries in mainland China shall be recorded with the Ministry of Commerce or its local counterpart.

In May 2014, SAFE promulgated the Provisions on the Foreign Exchange Administration Rules on Cross-border Guarantee, which, along with the PRC Foreign Currency Administration Rules, provides that failure to register a cross-border guarantee may subject the violator to order to rectify, warning and a fine no more than RMB300,000. In June 2016, SAFE promulgated SAFE Circular No. 16, which removed certain restrictions previously provided under several SAFE circulars in respect of conversion by a foreign-invested enterprise of foreign currency registered capital into RMB and use of such RMB capital. However, SAFE Circular No. 16 continues to prohibit foreign-invested enterprises from, among other things, using RMB fund converted from its foreign exchange capitals for expenditure beyond its business scope, and providing loans to non-affiliated enterprises except as permitted in the business scope. On October 23, 2019, the SAFE issued the Circular on Further Promoting Cross-border Trade and Investment Facilitation, or SAFE Circular 28. Among others, SAFE Circular 28 relaxes prior restrictions and allows foreign-invested enterprises that do not have equity investments in their approved business scope to use their capital obtained from foreign exchange settlement to make domestic equity investments as long as the investments are real and in compliance with the foreign investment-related laws and regulations.

In light of the various requirements imposed by the regulations of mainland China on loans to and direct investment in entities in mainland China by offshore holding companies, including the SAFE rules and circulars referred to above, we cannot assure you that we will be able to complete the necessary government registrations or filings on a timely basis, if at all, with respect to existing and future loans by us to our mainland China subsidiaries and the variable interest entities or additional capital contributions by us to our mainland China subsidiaries, and conversion of such loans or capital contributions into RMB. If we fail to complete such registrations or filings, our ability to capitalize or otherwise fund our operations in mainland China may be negatively affected, which could adversely affect our ability to fund and expand our business.

Our subsidiaries and the variable interest entities in mainland China are subject to restrictions on paying dividends or making other payments to our holding company, which may restrict our ability to satisfy our liquidity requirements.

We are a holding company incorporated in the Cayman Islands. As a result of the holding company structure, it currently relies on dividend payments from our subsidiaries in mainland China. However, the regulations of mainland China currently permit payment of dividends only out of accumulated profits, as determined in accordance with PRC accounting standards and regulations. Our subsidiaries and the variable interest entities in mainland China are also required to set aside a portion of their after-tax profits according to PRC accounting standards and regulations to fund certain reserve funds. The PRC government also imposes controls on the conversion of RMB into foreign currencies and the remittance of foreign currencies out of mainland China. We may experience difficulties in completing the administrative procedures necessary to obtain and remit foreign currency. See “Risk Factors—Risks Related to Doing Business in China — Governmental control of currency conversion may affect the value of your investment.” Furthermore, if our subsidiaries or the variable interest entities in mainland China incur debt on their own in the future, the instruments governing the debt may restrict their ability to pay dividends or make other payments. If our subsidiaries and the variable interest entities in mainland China are unable to pay dividends or make other payments to us, we may be unable to pay dividends on our ordinary shares and ADSs.

In addition, the EIT Law, and its implementation rules provide that a withholding tax rate of up to 10% will be applicable to dividends payable by Chinese companies to non-mainland China-resident enterprises unless otherwise exempted or reduced according to treaties or arrangements between the PRC central government and governments of other countries or regions where the non-mainland China-resident enterprises are incorporated.

Governmental control of currency conversion may affect the value of your investment.

The PRC government imposes controls on the convertibility of RMB into foreign currencies and, in certain cases, the remittance of foreign currency out of mainland China. We receive most of our revenues in RMB. Under our current structure, our income at the Cayman Islands holding company level will primarily be derived from dividend payments from our mainland China subsidiaries. Shortages in the availability of foreign currency may restrict the ability of our mainland subsidiaries and the variable interest entities to remit sufficient foreign currency to pay dividends or other payments to us, or otherwise satisfy their foreign currency denominated obligations. Under existing foreign exchange regulations of mainland China, payments of current account items, including profit distributions, interest payments and expenditures from trade-related transactions, can be made in foreign currencies without prior approval from the SAFE by complying with certain procedural requirements. However, approval from appropriate government authorities is required where RMB is to be converted into foreign currency and remitted out of mainland China to pay capital expenses such as the repayment of loans denominated in foreign currencies. The PRC government may also at its discretion restrict access in the future to foreign currencies for current account transactions. If the foreign exchange control system prevents us from obtaining sufficient foreign currency to satisfy our currency demands, we may not be able to pay dividends in foreign currencies to our shareholders or ADS holders.

We may not be able to obtain certain treaty benefits on dividends paid to us by our subsidiary in mainland China through our subsidiaries in Hong Kong.

Under the EIT Law and its implementation rules, dividends generated from retained earnings from a mainland China company and distributed to a foreign parent company are subject to a withholding tax rate of 10% unless the foreign parent’s jurisdiction of incorporation has a tax treaty with mainland China that provides for a preferential withholding arrangement. Pursuant to the Arrangement between Mainland China and the Hong Kong Special Administrative Region for the Avoidance of Double Taxation and Prevention of Fiscal Evasion with respect to Taxes on Income, or the Hong Kong Tax Treaty, which became effective on December 8, 2006, a company incorporated in Hong Kong, such as Tarena HK and Kids IT Education (HK) Limited, will be subject to withholding income tax at a rate of 5% on dividends it receives from its subsidiary in mainland China if it holds a 25% or more interest in that particular subsidiary in mainland China, or 10% if it holds less than a 25% interest in that subsidiary. Pursuant to the Notice of the State Administration of Taxation on the Issues concerning the Application of the Dividend Clauses of Tax Agreements, or Circular 81, the 5% withholding tax rate does not automatically apply and certain requirements must be satisfied, including, without limitation, that (a) the Hong Kong enterprise must be the beneficial owner of the relevant dividends; and (b) the Hong Kong enterprise must directly hold at least a 25% share ownership in the mainland China enterprise during the 12 consecutive months preceding its receipt of the dividends. However, a transaction or an arrangement entered into for the primary purpose of enjoying a preferential tax treatment should not be a reason for the application of the preferential tax treatment under the Hong Kong Tax Treaty. If a taxpayer inappropriately is entitled to such preferential tax treatment, the competent tax authority has the power to make appropriate adjustments. According to the Circular on Several Issues Regarding the “Beneficial Owner” in Tax Treaties, which was issued on February 3, 2018, by the State Administration of Taxation and took effect from April 1, 2018, or Circular 9, when determining the applicant’s status of the “beneficial owner” regarding tax treatments in connection with dividends, interests or royalties in the tax treaties, several factors, including, without limitation, whether the applicant is obligated to pay more than 50% of his or her income in 12 months to residents in a third country or region, whether the business operated by the applicant constitutes the actual business activities, and whether the counterparty country or region to the tax treaties levies any tax or grants a tax exemption on relevant incomes or levies tax at an extremely low rate, will be taken into account, and such determination will be analyzed according to the actual circumstances of the specific cases. Circular 9 further provides that an applicant who intends to prove his or her status as the “beneficial owner” shall submit relevant documents to the tax authority according to the Administrative Measures for Tax Convention Treatment for Non-resident Taxpayers, or Circular 60, which was replaced and repealed by Administrative Measures for Non-Resident Taxpayers to Enjoy Treatments under Tax Treaties, or Circular 35. Circular 35, which was issued in October 2019 by the State Administration of Taxation and became effective on January 1, 2020, sets forth that non-resident enterprises and their withholding agents shall enjoy treaty benefits by means of “self-judgment of eligibility, declaration of entitlement, and retention of relevant materials for future reference.” However, if a competent tax authority finds out that it is necessary to apply the general anti-tax avoidance rules, it may start general investigation procedures for anti-tax avoidance and adopt corresponding measures for subsequent administration. Moreover, according to Circular 81 and Circular 35, if the tax authorities consider the transactions or arrangements we have are for the primary purpose of enjoying a preferential tax treatment, the tax authorities may adjust the preferential withholding tax in the future.

It may be difficult for overseas regulators to conduct an investigation or collect evidence within China.

Shareholder claims or regulatory investigations that are common in jurisdictions outside mainland China are difficult to pursue as a matter of law or practicality in mainland China. For example, in mainland China, there are significant legal and other obstacles to providing information needed for regulatory investigations or litigation initiated outside mainland China. Although the authorities in mainland China may establish a regulatory cooperation mechanism with the securities regulatory authorities of another country or region to implement cross-border supervision and administration, such cooperation with the securities regulatory authorities in the United States or other jurisdictions may not be efficient in the absence of a mutual and practical cooperation mechanism. Furthermore, according to Article 177 of the PRC Securities Law which became effective in March 2020, no overseas securities regulator is allowed to directly conduct investigation or evidence collection activities within the territory of mainland China, and without the consent of the Chinese securities regulatory authorities and the other competent governmental agencies, no entity or individual may provide documents or materials related to securities business to any foreign party. While detailed interpretation of or implementation rules under the article have yet to be promulgated, the inability of an overseas securities regulator to directly conduct investigation or evidence collection activities within mainland China and the potential obstacles for information provision may further increase difficulties you face in protecting your interests. See also “Item 3. Key Information-D. Risk Factors-Risks Related to Our ADSs-You may face difficulties in protecting your interests, and your ability to protect your rights through U.S. courts may be limited, because we are incorporated under Cayman Islands law.”

Fluctuations in exchange rates could have a material adverse effect on our results of operations and the value of your investment.

The conversion of Renminbi into foreign currencies, including U.S. dollars, is based on rates set by the People’s Bank of China and by the Board of Governors of the Federal Reserve System. The value of Renminbi against the U.S. dollar and other currencies is affected by changes in China’s political and economic conditions and by China’s foreign exchange policies, among other things. The RMB has fluctuated against the U.S. dollar, at times significantly and unpredictably. It is difficult to predict how market forces or PRC or U.S. government policy may impact the exchange rate between the RMB and the U.S. dollar in the future.

Significant revaluation of the RMB may have a material and adverse effect on your investment. For example, to the extent that we need to convert U.S. dollars into RMB for capital expenditures and working capital and other business purposes, appreciation of the RMB against the U.S. dollar would have an adverse effect on the RMB amount we would receive from the conversion. Conversely, if we decide to convert our RMB into U.S. dollars for the purpose of making payments for dividends on our ordinary shares or ADSs or for other business purposes, appreciation of the U.S. dollar against the RMB would have a negative effect on the U.S. dollar amount available to us. In addition, appreciation or depreciation in the value of the RMB relative to U.S. dollars would affect the U.S. dollar equivalent of our earnings, regardless of any underlying change in our business or results of operations.

We have not entered into any foreign currency forward contract since 2017. Due to the fluctuation in the exchange rate between U.S. dollars and RMB, we may decide to enter into additional foreign currency contracts in the future, the availability and effectiveness of these hedges may be limited and we may not be able to adequately hedge our exposure or at all. In addition, our currency exchange losses may be magnified by exchange control regulations of mainland China that restrict our ability to convert Renminbi into foreign currency. As a result, fluctuations in exchange rates may have a material adverse effect on your investment.

Uncertainties exist with respect to the interpretation and implementation of the PRC Foreign Investment Law and its implementation regulations and how it may impact the viability of our current corporate structure, corporate governance and business operations.

On January 1, 2020, the PRC Foreign Investment Law and the Regulations for Implementation of the PRC Foreign Investment Law came into effect and replaced the trio of prior laws regulating foreign investment in mainland China, namely, the Sino-foreign Equity Joint Venture Enterprise Law, the Sino-foreign Cooperative Joint Venture Enterprise Law and the Wholly Foreign-invested Enterprise Law, together with their implementation rules and ancillary regulations. The PRC Foreign Investment Law and its implementation regulations embody an expected regulatory trend of mainland China to rationalize its foreign investment regulatory regime in line with prevailing international practice and the legislative efforts to unify the corporate legal requirements for both foreign and domestic investments. However, there are still uncertainties in relation to the interpretation and implementation of the PRC Foreign Investment Law and its implementation regulations. For instance, under the PRC Foreign Investment Law, “foreign investment” refers to the investment activities directly or indirectly conducted in mainland China by foreign individuals, enterprises or other entities. Though it does not explicitly classify contractual arrangements as a form of foreign investment, there is no assurance that foreign investment via contractual arrangement would not be interpreted as a type of indirect foreign investment activities under the definition in the future. In addition, the definition contains a catch-all provision which includes investments made by foreign investors through means stipulated in laws or administrative regulations or other methods prescribed by the State Council. Therefore, it still leaves leeway for future laws, administrative regulations or provisions promulgated by the State Council to provide for contractual arrangements as a form of foreign investment. In any of these cases, it will be uncertain whether our contractual arrangements will be deemed to be in violation of the market access requirements for foreign investment under the laws and regulations of mainland China. Furthermore, if future laws, administrative regulations or provisions prescribed by the State Council mandate further actions to be taken by companies with respect to existing contractual arrangements, we may face substantial uncertainties as to whether we can complete such actions in a timely manner, or at all.

If any of the variable interest entities were deemed as foreign invested enterprise under any such future laws, administrative regulations or provisions and any of our business were included in any negative list or other form of restrictions on foreign investment, we may need to take further actions to comply with such future laws, administrative regulations or provisions. Such actions may have a material and adverse impact on our business, financial condition, result of operations and prospects. If we or any of the variable interest entities is found to be in violation of any existing or future laws, administrative regulations or provisions of mainland China, or fail to obtain or maintain any of the required permits or approvals, the PRC regulatory authorities would have broad discretion to take corresponding action regarding such violations or failures to such entities, such as:

●	order to immediately terminate prohibited investment activities and to take certain measures to return to the pre-investment status;

●	order to rectify within prescribed period and to take necessary measures to comply with such laws, administrative regulations or provisions;

●	revocation of such entities’ business licenses and/or operating licenses;

●	shutting down of our website, or discontinuance or restriction on any transactions between certain of our mainland China subsidiaries with them;

●	fines, confiscation of the income from our mainland China subsidiaries or the variable interest entities, or other requirements with which we or the variable interest entities may not be able to comply;

●	order to restructure our ownership structure, corporate governance and business operations, including terminating the contractual arrangements with the variable interest entities and deregistering the equity pledges of the variable interest entities, which in turn would affect our ability to consolidate, derive economic interests from, or impose control over the variable interest entities; or

●	restriction or prohibition on our use of the proceeds of any financing outside mainland China to finance our business operations in mainland China, and other regulatory or enforcement actions that could be harmful to our business.

Any of the above penalties may result in a material and adverse effect on our business operation. In addition, if the PRC regulatory authorities were to find our legal structure and contractual arrangements to be in violation of any laws, administrative regulations or provisions of mainland China, we are uncertain what impact of above PRC regulatory authorities’ actions would have on us and our ability to consolidate the variable interest entities in the consolidated financial statement. If any of these regulatory actions result in us losing our right to direct the activities of the variable interest entities or to receive substantially all the economic benefits and residual returns from the variable interest entities and we are not able to restructure our ownership structure and operations in a satisfactory manner, we would no longer be able to consolidate the financial results of the variable interest entities in the consolidated financial statements. Any of the above results, or any other significant unfavorable actions that might be imposed on us in this event, would have an adverse effect on our business, financial condition, results of operations and prospects. Failure to take timely and appropriate measures to cope with any of these or similar regulatory compliance challenges could materially and adversely affect our current corporate structure, corporate governance and business operations.

The tension in international trade and rising political tension, particularly between the U.S. and China, may adversely impact our business, financial condition, and results of operations.

There have been heightened tensions in international economic relations, such as in the relations between the United States and China. The U.S. government has imposed, and has proposed to impose additional, new, or higher tariffs on certain products imported from China to penalize China for what it characterizes as unfair trade practices. China has responded by imposing, and proposing to impose additional, new, or higher tariffs on certain products imported from the United States. It remains unclear what additional actions, if any, will be taken by the U.S. or other governments with respect to international trade agreements, the imposition of tariffs on goods imported into the United States, tax policy related to international commerce, or other trade matters. While cross-border business may not be an area of focus for us, any unfavorable government policies on international trade, such as capital controls or tariffs, may affect the demand for our services, impact the competitive position of our services or prevent us from expanding internationally. If any new tariffs, legislation and/or regulations are implemented, or if existing trade agreements are renegotiated or, in particular, if the U.S. government takes retaliatory trade actions due to ongoing U.S.-China trade tensions, such changes could have an adverse effect on our business, financial condition and results of operations.

The situation is further complicated by the political tensions between the United States and China that escalated during the COVID-19 pandemic and in the wake of the PRC National People’s Congress’ decision on Hong Kong national security legislation, sanctions imposed by the U.S. Department of Treasury on certain officials of the Hong Kong Special Administrative Region and the central government of the PRC and the executive orders issued by the U.S. President in August 2020 that prohibit certain transactions with certain China-based companies and their respective subsidiaries. Against this backdrop, China has implemented, and may further implement, measures in response to the changing trade policies, treaties, tariffs and sanctions and restrictions against Chinese companies initiated by the U.S. government. The United States and various foreign governments have imposed controls, license requirements and restrictions on the import or export of technologies and products (or voiced the intention to do so). For instance, in October 2022, the U.S. government imposed a set of export control measures with respect to China. On October 17, 2023, the U.S. government announced additional semiconductor regulations expanding and enhancing export controls under these export control measures.

On August 9, 2023, the Biden administration released an executive order directing the Treasury Department to create an outbound foreign direct investment review program that will require reporting on or (in more narrow circumstances) will prohibit investments by U.S. persons involving “covered national security technologies and products,” which is defined to include “sensitive technologies and products in the semiconductors and microelectronics, quantum information technologies, and AI sectors that are critical for the military, intelligence, surveillance, or cyber-enabled capabilities” of China (to include Hong Kong and Macau). On the same day, the Treasury Department issued an advance notice of proposed rulemaking, which provides a conceptual framework for outbound investment controls focused on China. As of the date of this prospect supplement, the final rules implementing the executive order has not become effective yet, and the scope of the outbound foreign direct investment review program may be materially different from what is currently contemplated. In addition, the United States is in the process of developing new export controls with respect to “emerging and foundational” technologies, which may include certain AI and semiconductor technologies. The U.S. government also reportedly is considering imposing new restrictions on the ability of U.S. persons to make investments in or engage in transactions with certain Chinese companies. The United States has also restricted U.S. persons from investing in publicly-traded securities of “Chinese Military-Industrial Complex” companies identified by the Treasury Department. Measures such as these could deter suppliers in the United States and/or other countries that impose export controls and other restrictions from providing technologies and products to, making investments in, or otherwise engaging in transactions with Chinese companies.

As a result, Chinese companies would have to identify and secure alterative supplies or sources of financing, while they may not be able to do so in a timely manner and at commercially acceptable terms, or at all. In addition, Chinese companies may have to limit and reduce their research and development and other business activities, or cease conducting transactions with parties, in the United States and other countries that impose export controls or other restrictions. Rising trade and political tensions could reduce levels of trade, investments, technological exchanges and other economic activities between China and other countries, which would have an adverse effect on global economic conditions, the stability of global financial markets, and international trade policies.

Although the direct impact of the current international trade and political tension, and any escalation of such tension, on the education industry in China is uncertain, the negative impact on general, economic, political and social conditions may adversely impact our business, financial condition and results of operations.

PRC regulation of loans to and direct investment in PRC entities by offshore holding companies and governmental control of currency conversion may delay or prevent us from using the proceeds of our offering of securities to make loans to or make additional capital contributions to our PRC subsidiary, which could materially and adversely affect our liquidity and our ability to fund and expand our business.

As an offshore holding company of our PRC subsidiary, we may make loans to our PRC subsidiary, or we may make additional capital contributions to our PRC subsidiary. Such loans to our PRC subsidiary in China and capital contributions are subject to PRC regulations and approvals. For example, loans by us to our PRC subsidiary cannot exceed statutory limits and must be filed with the SAFE via SAFE’s official online system. Besides SAFE filing, such loans may also need to be filed with the NDRC or its local branches. In addition, the convertibility of foreign currencies into Renminbi and use of the proceeds might also be subject to PRC regulations. In March 2015, SAFE promulgated SAFE Circular 19, which took effect and replaced certain previous SAFE regulations from June 2015. SAFE further promulgated the Notice of the State Administration of Foreign Exchange on Reforming and Standardizing the Administrative Provisions on Capital Account Foreign Exchange Settlement, or SAFE Circular 16, effective in June 2016, which, among other things, amend certain provisions of SAFE Circular 19. According to SAFE Circular 19 and SAFE Circular 16, the flow and use of the Renminbi capital converted from foreign currency denominated registered capital of a foreign-invested company is regulated such that Renminbi capital may not be used for business beyond its business scope or to provide loans to persons other than affiliates unless otherwise permitted under its business scope. In October 2019, the SAFE promulgated the Circular Regarding Further Promotion of the Facilitation of Cross-Border Trade and Investment, or SAFE Circular 28, which was further amended in December 2023, pursuant to which all foreign-invested enterprises can make equity investments in the PRC with their capital funds in accordance with the law. The Circular Regarding Further Optimizing the Cross-border Renminbi Policy to Support the Stabilization of Foreign Trade and Foreign Investment jointly promulgated by the People’s Bank of China(, the NDRC, the Ministry of Commerce, the State-owned Assets Supervision and Administration Commission of the State Council, the China Banking and Insurance Regulatory Commission and SAFE on December 31, 2020 and effective on February 4, 2021 allows the non-investment foreign-invested enterprises to make domestic reinvestment with capital denominated in Renminbi in accordance with the law on the premise that they comply with prevailing regulations and the invested projects in China are authentic and compliant.

Violations of the applicable circulars and rules may result in severe penalties, including substantial fines as set forth in the Foreign Exchange Administration Regulations.

The applicable foreign exchange circulars and rules may limit our ability to convert, transfer and use the net proceeds from our overseas offerings or any offering of additional equity securities in China, which may adversely affect our business, financial condition and results of operations. As the foreign exchange related regulatory regime and practice are complex and still evolving and involve many uncertainties, we cannot assure you that we have complied or will be able to comply with all applicable foreign exchange circulars and rules, or that we will be able to complete the necessary government registrations or filings on a timely basis, if at all, with respect to future loans by us to our PRC subsidiary or with respect to future capital contributions by us to our PRC subsidiary. If we fail to complete such registrations or filings, our ability to contribute additional capital to fund our PRC operations may be negatively affected, which could adversely and materially affect our liquidity and our ability to fund and expand our business.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus supplement, the accompanying prospectus, and the information incorporated by reference herein and therein may contain forward-looking statements that involve risks and uncertainties. All statements other than statements of historical facts are forward-looking statements. These forward-looking statements are made under the “safe harbor” provisions of the U.S. Private Securities Litigation Reform Act of 1995. These statements involve known and unknown risks, uncertainties and other factors that may cause our actual results, performance or achievements to be materially different from those expressed or implied by the forward-looking statements. Sections of this prospectus supplement and the accompanying prospectus (including statements incorporated by reference herein and therein) entitled “Risk Factors,” “Business” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” among others, discuss factors which could adversely impact our business and financial performance.

You can identify these forward-looking statements by words or phrases such as “may,” “will,” “expect,” “anticipate,” “aim,” “estimate,” “intend,” “plan,” “believe,” “is/are likely to” or other similar expressions. We have based these forward-looking statements largely on our current expectations and projections about future events and financial trends that we believe may affect our financial condition, results of operations, business strategy and financial needs. These forward-looking statements include statements relating to:

●	the continued growth of the automotive industry in mainland China;

●	our ability to manage the expansion of our business and implement our business strategies;

●	our ability to maintain and develop favorable relationships with industry customers;

●	our ability to attract and retain automobile consumers;

●	our ability to compete effectively; and

●	relevant government policies and regulations relating to our industry.

The forward-looking statements made in prospectus supplement, the accompanying prospectus or the information incorporated by reference herein relate only to events or information as of the date on which the statements are made in such document. Except as required by U.S. federal securities law, we undertake no obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise, after the date on which the statements are made or to reflect the occurrence of unanticipated events. You should read this prospectus supplement, the accompanying prospectus, and the information incorporated by reference herein, along with any exhibits thereto, completely and with the understanding that our actual future results may be materially different from what we expect. Other sections of this prospectus supplement, the accompanying prospectus, and the documents incorporated by reference herein include additional factors which could adversely impact our business and financial performance. Moreover, we operate in an evolving environment. New risk factors emerge from time to time and it is not possible for our management to predict all risk factors, nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements. We qualify all of our forward-looking statements by these cautionary statements.

This prospectus supplement and the accompanying prospectus, and the information incorporated by reference herein may also contain estimates, projections and statistical data that we obtained from industry publications and reports generated by government or third-party providers of market intelligence. Although we have not independently verified the data, we believe that the publications and reports are reliable. However, the statistical data and estimates in these publications and reports are based on a number of assumptions and if any one or more of the assumptions underlying the market data are later found to be incorrect, actual results may differ from the projections based on these assumptions. In addition, due to the rapidly evolving nature of the automotive industry in mainland China, projections or estimates about our business and financial prospects involve significant risks and uncertainties. You should not place undue reliance on these forward-looking statements.

USE OF PROCEEDS

We estimate the net proceeds from this Offering will be approximately US$2.5 million, after deducting the placement agent fees and the estimated offering expenses payable by us. We will receive additional proceeds of approximately US$0 million. Any proceeds we receive from this Offering will be used for general corporate purposes and working capital.

The amounts and timing of any expenditures will vary depending on the amount of cash generated by our operations, and the rate of growth, if any, of our business, and our plans and business conditions. The foregoing represents our intentions as of the date of this prospectus supplement based upon our current plans and business conditions to use and allocate the net proceeds of this Offering.

However, our management will have significant flexibility and discretion in applying the net proceeds of this Offering. Unforeseen events or changed business conditions may result in application of the proceeds of this Offering in a manner other than as described in this prospectus supplement.

To the extent that the net proceeds we receive from this Offering are not immediately applied for the above purposes, we plan to invest the net proceeds in bank deposits.

In utilizing the proceeds from this Offering, as an offshore holding company, we are permitted under PRC laws and regulations to provide funding to our PRC subsidiaries only through loans or capital contributions and to the affiliated entities only through loans, subject to applicable government registration and approvals. Subject to satisfaction of applicable government reporting, registration and approval requirements, we may extend intercompany loans to our wholly foreign-owned subsidiary in mainland China or make additional capital contributions to our wholly-foreign-owned subsidiary to fund its capital expenditures or working capital. For an increase of registered capital of our wholly foreign-owned subsidiary, we need to submit a report of such modification information to the Ministry of Commerce or its local counterparts through the Enterprise Registration System. If we provide funding to our wholly foreign-owned subsidiary through loans, the total amount of such loans may not exceed either (1) the difference between the entity’s total investment as approved by the foreign investment authorities and its registered capital, or (2) such amount as calculated based on certain benchmarks, including capital or net assets and the cross-border financing leverage ratio. Such loans must be registered with local counterpart of SAFE within 15 days immediately following the execution of the loan agreement as required by the SAFE regulations. We cannot assure you that we will be able to obtain these government registrations or approvals on a timely basis, if at all. Any failure will delay or prevent us from applying the net proceeds from this Offering to our PRC subsidiary and affiliated entities. See “Risk Factors—Risks Related to Doing Business in China—PRC regulation of loans to and direct investment in PRC entities by offshore holding companies and governmental control of currency conversion may delay or prevent us from using the proceeds of this Offering to make loans to or make additional capital contributions to our PRC subsidiary, which could materially and adversely affect our liquidity and our ability to fund and expand our business”.

DIVIDEND POLICY

We have not declared or paid any dividends. We do not have any present plans to pay any cash dividends on our ordinary shares or the ADSs in the foreseeable future after this Offering. We currently intend to retain most, if not all, of our available funds and any future earnings to operate and expand our business.

Our board of directors has complete discretion in deciding the payment of any future dividends, subject to applicable laws. Under Cayman Islands law, a Cayman Islands company may pay a dividend on its shares out of its profits, realized or unrealized, or from any reserve set aside from profits which its directors determine is no longer required or out of the share premium account or any other fund or account that can be authorized for this purpose in accordance with the Companies Act, provided that in no circumstances may a dividend be paid if this would result in the company being unable to pay its debts due in the ordinary course of business. In addition, our shareholders may by ordinary resolution declare a dividend, but no dividend may exceed the amount recommended by our board of directors. The declaration and payment of dividends will depend upon, among other things, our future operations and earnings, capital requirements and surplus, our financial condition, contractual restrictions, general business conditions and other factors as our board of directors may deem relevant.

We are a holding company incorporated in the Cayman Islands. We may rely on dividends from our subsidiary in mainland China for our cash requirements, including any payment of dividends to our shareholders. PRC regulations may restrict the ability of our PRC subsidiaries to pay dividends to us.

If we pay any dividends, we will pay those dividends which are payable in respect of the Class A ordinary shares underlying the ADSs to the depositary, as the registered holder of such Class A ordinary shares, and the depositary will then pay such amounts to our ADS holders in proportion to the Class A ordinary shares underlying the ADSs held by such ADS holders, subject to the terms of the deposit agreement, including the fees and expenses payable thereunder. Cash dividends on our Class A ordinary shares, if any, will be paid in U.S. dollars.

DESCRIPTION OF OUR SECURITIES WE ARE OFFERING

American Depositary Shares

We are offering up to 250,000 ADSs, and 2,750,000 Pre-Funded Warrants in lieu of the ADSs, representing up to 750,000,000 Class A ordinary shares pursuant to this prospectus supplement and the accompanying prospectus. The material terms and provisions of our ADSs are described under the sub-caption “ American Depositary Shares” beginning on page S-40 of the accompanying prospectus.

Pre-Funded Warrants

We are offering Pre-Funded Warrants at a price equal to the price per ADS, minus $0.0001, and the exercise price of each Pre-Funded Warrant will be $0.0001 per ADS. Each Pre-Funded Warrant may be exercised to purchase one ADS. For each Pre-Funded Warrant that we sell, the number of ADSs that we are offering will be decreased on a one-for-one basis. The Pre-Funded Warrants have no stand-alone rights and will not be certificated or issued as stand-alone securities. The Pre-Funded Warrants are immediately separable, will be issued separately in this offering and may be transferred separately immediately upon issuance.

We are also offering to those purchasers, if any, whose purchase of ADSs or Pre-Funded Warrants in this offering would result in such purchaser, together with its affiliates, beneficially owning more than 4.99% (or, at the election of such purchaser, 9.99%) of our outstanding ordinary shares immediately following the consummation of this offering, the opportunity to purchase, if they so choose, Pre-Funded Warrants in lieu of ADSs. Each Pre-Funded Warrant will be immediately exercisable and may be exercised at any time, subject to ownership limitations.

TAXATION

The following summary of the material Cayman Islands, PRC and U.S. federal income tax consequences of an investment in the ADSs or Class A ordinary shares is based upon laws and relevant interpretations thereof in effect as of the date of this prospectus supplement, all of which are subject to change. This summary does not deal with all possible tax consequences relating to an investment in the ADSs or Class A ordinary shares, such as the tax consequences under U.S. state and local tax laws or under the tax laws of jurisdictions other than the Cayman Islands, the People’s Republic of China and the United States. To the extent that the discussion relates to matters of Cayman Islands tax law, it represents the opinion of Conyers Dill & Pearman, our counsel as to Cayman Islands law, and to the extent it relates to PRC tax law, it represents the opinion of Beijing Docvit Law Firm, our counsel as to PRC law.

Cayman Islands Taxation

The Cayman Islands currently levies no taxes on individuals or corporations based upon profits, income, gains or appreciation and there is no taxation in the nature of inheritance tax or estate duty. There are no other taxes likely to be material to us levied by the government of the Cayman Islands except for stamp duties which may be applicable on instruments executed in, or after execution brought within the jurisdiction of the Cayman Islands. The Cayman Islands is not party to any double tax treaties applicable to payments to or by our company. There are no exchange control regulations or currency restrictions in the Cayman Islands.

Payments of dividends and capital in respect of the shares will not be subject to taxation in the Cayman Islands and no withholding will be required on the payment of a dividend or capital to any holder of our shares, nor will gains derived from the disposal of the shares be subject to Cayman Islands income or corporation tax.

Pursuant to Section 6 of the Tax Concessions Act (As Revised) of the Cayman Islands, we may apply for an undertaking from the Financial Secretary of the Cayman Islands:

●	That no law which is enacted in the Cayman Islands imposing any tax to be levied on profits or income, gains or appreciations shall apply to us or our operations; and

●	in addition, that no tax to be levied on profits, income, gains or appreciations or which is in the nature of estate duty or inheritance tax shall be payable (i) on or in respect of the shares, debentures or other obligations of the Company; or (ii) by way of the withholding in whole or in part of any relevant payment as defined in section 6(3) of the Tax Concessions Act (As Revised).

People’s Republic of China Taxation

Enterprise Income Tax

PRC enterprise income tax is calculated based on taxable income, which is determined under (1) the PRC Enterprise Income Tax Law, promulgated by the NPC and implemented in January 2008 and amended in December 2018, or the EIT Law, and (2) the implementation rules to the EIT Law promulgated by the State Council in January 2008 and amended in April 2019. The EIT Law imposes a uniform enterprise income tax rate of 25% on all resident enterprises in the PRC, including foreign-invested enterprises and domestic enterprises, unless they qualify for certain exceptions. According to the EIT Law and its implementation rules, the income tax rate of an enterprise that has been determined to be a high and new technology enterprise may be reduced to 15%.

In addition, according to the EIT Law, enterprises registered in countries or regions outside the PRC but have their “de facto management bodies” located within China may be considered as PRC resident enterprises and are therefore subject to PRC enterprise income tax at the rate of 25% on their worldwide income. Though the implementation rules of the EIT Law define “de facto management bodies” as “establishments that carry out substantial and overall management and control over the manufacturing and business operations, personnel, accounting, properties, etc., of an enterprise,” the only detailed guidance currently available for the definition of  “de facto management body” as well as the determination and administration of tax residency status of offshore-incorporated enterprises are set forth in the Notice Regarding the Determination of Chinese-Controlled Overseas Incorporated Enterprises as PRC Tax Resident Enterprises on the Basis of De Facto Management Bodies promulgated by SAT in April 2009 (“SAT Circular 82”), the Administrative Measures for Enterprise Income Tax of Chinese-Controlled Overseas Incorporated Resident Enterprises (Trial Version) issued by the SAT in July 2011 (“SAT Bulletin No. 45”), and the Notice on Issues Related To Implementation of Determination of Tax Resident Enterprise on the Basis of De Facto Management Bodies issued by the SAT in January 2014 (“SAT Bulletin No. 9”), all of which provide guidance on the administration as well as the determination of the tax residency status of a Chinese-controlled offshore-incorporated enterprise, defined as an enterprise that is incorporated under the law of a foreign country or territory and that has a PRC company or PRC corporate group as its primary controlling shareholder.

According to SAT Circular 82, a Chinese-controlled offshore-incorporated enterprise will be regarded as a PRC resident enterprise by virtue of having its “de facto management body” in China and will be subject to PRC enterprise income tax on its global income only if all of the following conditions are met:

●	the senior management and core management departments in charge of the enterprise’s daily operations function are mainly in the PRC;

●	financial and human resources decisions of the enterprise are subject to determination or approval by persons or bodies in the PRC;

●	the enterprise’s major assets, accounting books, company seals, and minutes and files of its board and shareholders’ meetings are located or kept in the PRC; and

●	50% or more of the enterprise’s directors or senior management with voting right habitually reside in the PRC.

SAT Bulletin No. 45 further clarifies certain issues related to the determination of tax resident status and competent tax authorities. It also specifies that when provided with a copy of Recognition of Residential Status from a resident Chinese-controlled offshore-incorporated enterprise, a payer does not need to withhold income tax when paying certain PRC-sourced income such as dividends, interest and royalties to such Chinese-controlled offshore-incorporated enterprise.

SAT Bulletin No. 9 further provides that, among other things, an entity that is classified as a “PRC resident enterprise” in accordance with the SAT Circular 82 shall file the application for classifying its status of residential enterprise with the local tax authorities where its main domestic investors are registered. From the year in which the entity is determined as a “PRC resident enterprise”, any dividend, profit and other equity investment gain shall be taxed in accordance with the EIT Law and its implementing rules.

If the Company or any of our subsidiaries outside of mainland China were to be considered a PRC “resident enterprise” under the EIT Law, we will be subject to PRC enterprise income tax on our worldwide income at a uniform tax rate of 25.0%. See “Risk Factors—Risks Related to Doing Business in China—We are affected by the PRC Enterprise Income Tax Law, and we may be classified as a mainland China “resident enterprise” for mainland China enterprise income tax purposes. Such classification would likely result in unfavorable tax consequences to us and our non-mainland China shareholders and have a material adverse effect on our results of operations and the value of your investment.”

Income Tax for Share Transfers

According to the Public Notice Regarding Certain Enterprise Income Tax Matters on Indirect Transfer of Properties by Non-resident Enterprise (“SAT Bulletin 7”), promulgated by the SAT in February 2015, if a non-resident enterprise transfers the equity interests of a PRC resident enterprise indirectly by transfer of the equity interests of an offshore holding company (other than a purchase and sale of shares issued by a PRC resident enterprise in public securities market) without a reasonable commercial purpose, the PRC tax authorities have the power to reassess the nature of the transaction and the indirect equity transfer will be treated as a direct transfer. As a result, the gain derived from such transfer, which means the equity transfer price less the cost of equity, will be subject to PRC withholding tax at a rate of up to 10%. Under the terms of SAT Bulletin 7, the transfer which meets all of the following circumstances shall be directly deemed as having no reasonable commercial purposes: (1) over 75% of the value of the equity interests of the offshore holding company are directly or indirectly derived from PRC taxable properties; (2) at any time during the year before the indirect transfer, over 90% of the total properties of the offshore holding company are investments within PRC territory, or in the year before the indirect transfer, over 90% of the offshore holding company’s revenue is directly or indirectly derived from PRC territory; (3) the function performed and risks assumed by the offshore holding company are insufficient to substantiate its corporate existence; or (4) the foreign income tax imposed on the indirect transfer is lower than the PRC tax imposed on the direct transfer of the PRC taxable properties. In October 2017, SAT issued the Announcement of the State Administration of Taxation on Issues Concerning the Withholding of Non-resident Enterprise Income Tax at Source (“SAT Bulletin 37”), which, among others, repeals certain rules stipulated in SAT Bulletin 7 and became effective on December 1, 2017. The SAT Bulletin 37 further details and clarifies the tax withholding methods in respect of income of non-resident enterprises.

There is uncertainty as to the application of SAT Bulletin 7. SAT Bulletin 7 may be determined by the PRC tax authorities to be applicable to our prior private equity financing transactions that involved non-resident investors, if any of such transactions are determined by the tax authorities to lack reasonable commercial purpose. As a result, we and our non-resident investors in such transactions may become at risk of being taxed under SAT Bulletin 7, and we may be required to expend valuable resources to comply with SAT Bulletin 7 or to establish that we should not be taxed under the general anti-avoidance rule of the EIT Law, which may have a material adverse effect on our financial condition and results of operations.

Dividend Withholding Tax

Pursuant to the EIT Law and its implementation rules, if a non-resident enterprise has not set up an organization or establishment in the PRC, or has set up an organization or establishment but the income derived has no actual connection with such organization or establishment, it will be subject to a withholding tax on its PRC-sourced income at a rate of 10%. Pursuant to the Arrangement between Mainland China and the Hong Kong Special Administrative Region for the Avoidance of Double Taxation and Tax Evasion on Income, the withholding tax rate in respect to the payment of dividends by a PRC enterprise to a Hong Kong enterprise is reduced to 5% from a standard rate of 10% if the Hong Kong enterprise directly holds at least 25% of the PRC enterprise. Pursuant to the Notice of the SAT on the Issues concerning the Application of the Dividend Clauses of Tax Agreements, or SAT Circular 81, promulgated by the SAT in February 2009, a Hong Kong resident enterprise must meet the following conditions, among others, in order to enjoy the reduced withholding tax: (1) it should be a company as provided in the tax treaty; (2) it must directly own the required percentage of equity interests and voting rights in the PRC resident enterprise; and (3) it must have directly owned such percentage in the PRC resident enterprise throughout the 12 months prior to receiving the dividends. In August 2015, the SAT promulgated the Administrative Measures for Non-Resident Taxpayers to Enjoy Treatments under Tax Treaties, or SAT Circular 60, which became effective in November 2015 and was repealed in January 2020. SAT Circular 60 provides that non-resident enterprises are not required to obtain pre-approval from the relevant tax authority in order to enjoy the reduced withholding tax rate. Instead, non-resident enterprises and their withholding agents may, by self-assessment and on confirmation that the prescribed criteria to enjoy the tax treaty benefits are met, directly apply the reduced withholding tax rate, and file necessary forms and supporting documents when performing tax filings, which will be subject to post-tax filing examinations by the relevant tax authorities. In February 2018, the SAT promulgated the Notice on Issues Related to the “Beneficial Owner” in Tax Treaties, according to which when determining the applicant’s status of the “beneficial owner” regarding tax treatments in connection with dividends in the tax treaties, several factors, including without limitation, whether the applicant is obligated to pay more than 50% of its income in twelve months to residents in third country or region, whether the business operated by the applicant constitutes the actual business activities, and whether the counterparty country or region to the tax treaties does not levy any tax or grant tax exemption on relevant incomes or levy tax at an extremely low rate, will be taken into account, and it will be analyzed according to the actual circumstances of the specific cases. In October 2019, the SAT promulgated the Administrative Measures for Non-Resident Taxpayers to Enjoy Treatments under Tax Treaties, or SAT Circular 35. SAT Circular 35 became effective on January 1, 2020 and superseded SAT Circular 60 on the same date. Compared to SAT Circular 60, SAT Circular 35 provides that the nonresident enterprises and their withholding agents are not required to submit the supporting documents for tax treaty benefits when performing tax filings. Instead, nonresident enterprises and their withholding agents may retain such supporting documents themselves for the post-tax filing examinations by the relevant tax authorities. According to the Circular on Several Issues regarding the “Beneficial Owner” in Tax Treaties, or Circular 9, which was issued in February 2018 by the STA, effective as of April 1, 2018, when determining the applicant’s status as the “beneficial owner” regarding tax treatments in connection with dividends, interests or royalties in the tax treaties, several factors, including without limitation, whether the applicant is obligated to pay more than 50% of its income in twelve months to residents in a third country or region, whether the business operated by the applicant constitutes actual business activities, and whether the counterparty country or region to the tax treaties does not levy any tax or grant tax exemption on relevant incomes or levy tax at an extremely low rate, will be taken into account and analyzed based on specific circumstances. This Circular further provides that applicants who intend to prove his or her status as the “beneficial owner” shall submit the relevant documents to the relevant tax bureau according to the Administrative Measures for Non-Resident Enterprises to Enjoy Treatments under Tax Treaties. If our Hong Kong subsidiary satisfies all the requirements under the tax arrangement and receives approval from the relevant tax authority, the dividends paid to the Hong Kong subsidiary would be subject to withholding tax at the standard rate of 5%. See “Risk Factors—Risks Related to Doing Business in China—We face uncertainty regarding the mainland China tax reporting obligations and consequences for certain indirect transfers of our operating company’s equity interests. Enhanced scrutiny over acquisition transactions by the PRC tax authorities may have a negative impact on potential acquisitions we may pursue in the future.”

United States Federal Income Taxation

The following discussion is a summary of material United States federal income tax considerations relating to the ownership and disposition of the ADSs, ordinary shares, or the Warrants by a U.S. Holder, as defined below, that holds the ADSs, ordinary shares, or the Warrants as “capital assets” (generally, property held for investment) under the United States Internal Revenue Code of 1986, as amended, or the Code. This discussion is based upon existing United States federal income tax law as of the date of this prospectus supplement, which is subject to differing interpretations or change, possibly with retroactive effect. No ruling has been sought from the Internal Revenue Service, or the IRS, with respect to any United States federal income tax consequences described below, and there can be no assurance that the IRS or a court will not take a contrary position. This discussion does not address all aspects of United States federal income taxation that may be important to particular investors in light of their individual circumstances, including investors subject to special tax rules (such as, for example, financial institutions, insurance companies, regulated investment companies, real estate investment trusts, broker-dealers, traders in securities that elect mark-to-market treatment, partnerships or other pass-through entities and their partners or investors, tax-exempt organizations (including private foundations)), investors who are subject to special tax accounting rules under Section 451(b) of the Code, investors who are not U.S. Holders, investors that own (directly, indirectly, or constructively) the ADSs, ordinary shares, or the Warrants representing 10% or more of our stock (by vote or by value), investors that hold their ADSs, ordinary shares, Warrants as part of a straddle, hedge, conversion, constructive sale or other integrated transaction, or investors that have a functional currency other than the U.S. dollar, persons who acquired the ADSs, ordinary shares, or the Warrants pursuant to the exercise of any employee share option or otherwise as compensation, or certain former citizens or long-term residents of the United States, all of whom may be subject to tax rules that differ significantly from those summarized below. In addition, this discussion does not address any United States federal non-income, state or local, or non-United States tax considerations, the alternative minimum tax, or the Medicare contribution tax on net investment income. Each potential investor is urged to consult its tax advisor regarding the United States federal, state or local and non-United States income and other tax considerations of an investment in the ADSs, ordinary shares, or the Warrants.

General

For purposes of this discussion, a “U.S. Holder” is a beneficial owner of the ADSs, ordinary shares, or the Warrants that is, for United States federal income tax purposes, (1) an individual who is a citizen or resident of the United States, (2) a corporation (or other entity treated as a corporation for United States federal income tax purposes) created in, or organized under the laws of, the United States or any state thereof or the District of Columbia, (3) an estate the income of which is includible in gross income for United States federal income tax purposes regardless of its source, or (4) a trust (a) the administration of which is subject to the primary supervision of a United States court and which has one or more United States persons who have the authority to control all substantial decisions of the trust or (b) that has otherwise elected to be treated as a United States person under the Code.

If a partnership (or other entity treated as a partnership for United States federal income tax purposes) is a beneficial owner of the ADSs, ordinary shares, or the Warrants, the tax treatment of a partner in the partnership will depend upon the status of the partner and the activities of the partnership. Partnerships and partners of a partnership holding the ADSs, ordinary shares, or the Warrants are urged to consult their tax advisors regarding an investment in the ADSs, ordinary shares, or the Warrants.

The discussion below assumes the deposit agreement and any related agreement will be complied with in accordance with its terms.

For United States federal income tax purposes, a U.S. Holder of ADSs will generally be treated as the beneficial owner of the underlying shares represented by the ADSs. Accordingly, exchanges of ordinary shares for ADSs will generally not be subject to United States federal income tax.

For United States federal income tax purposes, the acquisition of an ADS or Warrant should be treated as an investment unit consisting of one ADS or Warrant. The purchase price paid for each unit must be allocated between the ADS or Warrant based on their respective relative fair market values.  Under United States federal income tax law, each investor must make his or her own determination of such value based on all the relevant facts and circumstances. Therefore, we strongly urge each investor to consult its own tax advisor regarding the determination of value for these purposes. The price allocated to each ADS or Warrant should be the U.S. Holder’s tax basis in such ADS or Warrant, as the case may be.

The foregoing treatment of the ADS or Warrant and a U.S. Holder’s purchase price allocation are not binding on the Internal Revenue Service (“IRS”) or the courts. Because there are no authorities that directly address instruments that are similar to the units, no assurance can be given that the IRS or the courts will agree with the characterization described above or the discussion below. Accordingly, each prospective investor is urged to consult its own tax advisors regarding the tax consequences of an investment in a unit (including alternative characterizations of a unit). The balance of this discussion assumes that the characterization of the units described above is respected for United States federal income tax purposes.

Prospective investors are urged to consult their tax advisors regarding the United States federal income tax consequences of an investment in a unit, and the allocation between the ADS or Warrant of the purchase price paid for a unit.

Passive foreign investment company considerations

A non-United States corporation, such as our company, will be classified as a “passive foreign investment company,” or PFIC, for United States federal income tax purposes, if, in the case of any particular fiscal year, either (1) 75% or more of its gross income for such year consists of certain types of “passive” income or (2) 50% or more of its average quarterly assets during such year is attributable to assets that produce or are held for the production of passive income. For this purpose, cash is categorized as a passive asset and the company’s unbooked intangibles associated with active business activities may generally be classified as active assets. Passive income generally includes, among other things, dividends, interest, rents, royalties, and gains from the disposition of passive assets. We will be treated as owning our proportionate share of the assets and earning our proportionate share of the income of any other non-United States corporation in which we own, directly or indirectly, more than 25% (by value) of the stock.

The determination of whether we will be or become a PFIC will depend upon the composition of our income (which may differ from our historical results and current projections) and assets and the value of our assets from time to time, including, in particular the value of our goodwill and other unbooked intangibles (which may depend upon the market value of the ADSs or ordinary shares from time-to-time and may be volatile). In addition, although the law in this regard is unclear, we treat the consolidated affiliated entities as being owned by us for United States federal income tax purposes, not only because we exercise effective control over the operation of such entities but also because we are entitled to substantially all of their economic benefits, and, as a result, we combine and consolidate their operating results in our consolidated financial statements. Assuming that we are the owner of the consolidated affiliated entities for United States federal income tax purposes, based upon the historical and current value of our assets, composition of our income and assets and value of the ADSs and ordinary shares, we do not believe we were classified as a PFIC for the fiscal year ended December 31, 2023 and we do not expect to be classified as a PFIC for the current fiscal year. Among other matters, if our market capitalization declines, we may be classified as a PFIC for the current fiscal year or future fiscal years. It is also possible that the IRS, may challenge our classification or valuation of our goodwill and other unbooked intangibles, which may result in our company being, or becoming classified as, a PFIC for the current fiscal year or one or more future fiscal years.

The determination of whether we will be or become a PFIC may also depend, in part, on how, and how quickly, we use our liquid assets and cash. Under circumstances where we retain significant amounts of liquid assets, or if the consolidated affiliated entities were not treated as owned by us for United States federal income tax purposes, our risk of being classified as a PFIC may substantially increase. Because there are uncertainties in the application of the relevant rules and PFIC status is a factual determination made annually after the close of each fiscal year, there can be no assurance that we will not be a PFIC for the current fiscal year ended December 31, 2023 or any future fiscal year or that the IRS will not take a contrary position. If we are classified as a PFIC for any year during which a U.S. Holder holds the ADSs or ordinary shares, we generally would continue to be treated as a PFIC for all succeeding years during which such U.S. holder holds the ADSs or ordinary shares.

The discussion below under “Taxation of distributions on ADSs and ordinary shares” and “Sale or other disposition of ADSs or ordinary shares” is written on the basis that we will not be classified as a PFIC for United States federal income tax purposes.

The United States federal income tax rules that apply if we are classified as a PFIC for the current fiscal year or any subsequent fiscal year are discussed below under “Passive foreign investment company rules.”

Taxation of distributions on ADSs and ordinary shares

Subject to the PFIC rules described below, any cash distributions (including the amount of any PRC tax withheld) paid on the ADSs or ordinary shares out of our current or accumulated earnings and profits, as determined under United States federal income tax principles, will generally be includible in the gross income of a U.S. Holder as dividend income on the day actually or constructively received by the U.S. Holder, in the case of ordinary shares, or by the depositary bank, in the case of ADSs. Because we do not intend to determine our earnings and profits on the basis of United States federal income tax principles, any distribution will generally be treated as a “dividend” for United States federal income tax purposes. Under current law, a non-corporate recipient of dividend income will generally be subject to tax on dividend income from a “qualified foreign corporation” at the lower rates applicable to “qualified dividend income” rather than the marginal tax rates generally applicable to ordinary income, provided that certain holding period and other requirements are met.

A non-United States corporation (other than a corporation that is classified as a PFIC for the fiscal year in which the dividend is paid or the preceding fiscal year) will generally be considered to be a qualified foreign corporation (1) if it is eligible for the benefits of a comprehensive tax treaty with the United States which the Secretary of Treasury of the United States determines is satisfactory for purposes of this provision and which includes an exchange of information program, or (2) with respect to any dividend it pays on stock (or ADSs in respect of such stock) which is readily tradable on an established securities market in the United States. Our ADSs are listed on NASDAQ. We believe, but cannot assure you, that the ADSs will be readily tradable on an established securities market in the United States and that we will be a qualified foreign corporation with respect to dividends paid on the ADSs. Since we do not expect that our ordinary shares will be listed on established securities markets, it is unclear whether dividends that we pay on our ordinary shares that are not backed by ADSs currently meet the conditions required for the reduced tax rate. There can be no assurance that the ADSs will continue to be considered readily tradable on an established securities market in later years. In the event we are deemed to be a PRC resident enterprise under the Enterprise Income Tax Law (see “—PRC Taxation”), we may be eligible for the benefits of the Agreement Between the Government of the United States of America and the Government of the People’s Republic of China for the Avoidance of Double Taxation and the Prevention of Tax Evasion with Respect to Taxes on Income, or the United States-PRC income tax treaty (which the Secretary of the Treasury of the United States has determined is satisfactory for this purpose), in which case we would be treated as a qualified foreign corporation with respect to dividends paid on our ordinary shares (regardless of whether such shares are backed by ADSs) or ADSs. U.S. Holders are urged to consult their tax advisors regarding the availability of the reduced tax rate on dividends in their particular circumstances. Dividends received on the ADSs or ordinary shares will not be eligible for the dividends received deduction allowed to qualifying corporations under the Code.

For United States foreign tax credit purposes, dividends paid on the ADSs or ordinary shares will generally be treated as income from foreign sources and will generally constitute passive category income. In the event that we are deemed to be a PRC resident enterprise under the Enterprise Income Tax Law, a U.S. Holder may be subject to PRC withholding taxes on dividends paid, if any, on the ADSs or ordinary shares. A U.S. Holder may be eligible, subject to a number of complex limitations, to claim a foreign tax credit in respect of any foreign withholding taxes imposed on dividends received on the ADSs or ordinary shares. A U.S. Holder who does not elect to claim a foreign tax credit for foreign tax withheld may instead claim a deduction for United States federal income tax purposes in respect of such withholding, but only for a year in which such holder elects to do so for all creditable foreign income taxes. The rules governing the foreign tax credit are complex. U.S. Holders are urged to consult their tax advisors regarding the availability of the foreign tax credit under their particular circumstances.

Sale or other disposition of ADSs or ordinary shares

Subject to the PFIC rules discussed below, a U.S. Holder will generally recognize capital gain or loss, if any, upon the sale or other disposition of ADSs or ordinary shares in an amount equal to the difference between the amount realized upon the disposition and the holder’s adjusted tax basis in such ADSs or ordinary shares. Any capital gain or loss will be long-term capital gain or loss if the ADSs or ordinary shares have been held for more than one year and will generally be United States source gain or loss for United States foreign tax credit purposes. Long-term capital gains of non-corporate U.S. Holders are currently eligible for reduced rates of taxation. In the event that we are treated as a PRC resident enterprise under the EIT Law, and gain from the disposition of the ADSs or ordinary shares is subject to tax in the PRC (see “—PRC Taxation”), such gain may be treated as PRC source gain for foreign tax credit purposes under the United States-PRC income tax treaty. The deductibility of a capital loss may be subject to limitations. U.S. Holders are urged to consult their tax advisors regarding the tax consequences if a foreign tax is imposed on a disposition of the ADSs or ordinary shares, including the availability of the foreign tax credit under their particular circumstances.

Passive foreign investment company rules

If we are classified as a PFIC for any fiscal year during which a U.S. Holder holds the ADSs or ordinary shares, unless the U.S. Holder makes one of certain elections (as described below), the U.S. Holder will, except as discussed below, be subject to special tax rules that have a penalizing effect, regardless of whether we remain a PFIC, on (1) any excess distribution that we make to the U.S. Holder (which generally means any distribution paid during a fiscal year to a U.S. Holder that is greater than 125% of the average annual distributions paid in the three preceding fiscal years or, if shorter, the U.S. Holder’s holding period for the ADSs or ordinary shares), and (2) any gain realized on the sale or other disposition, including, under certain circumstances, a pledge, of ADSs or ordinary shares. Under the PFIC rules:

●	the excess distribution and/or gain will be allocated ratably over the U.S. Holder’s holding period for the ADSs or ordinary shares;

●	the amount of the excess distribution or gain allocated to the fiscal year of distribution or gain and to any fiscal years in the U.S. Holder’s holding period prior to the first fiscal year in which we are classified as a PFIC (each such fiscal year, a pre-PFIC year) will be taxable as ordinary income; and

●	the amount of the excess distribution or gain allocated to each prior fiscal year, other than the current fiscal year of distribution or gain or a pre-PFIC year, will be subject to tax at the highest tax rate in effect applicable to the individuals or corporations, as appropriate, for that other fiscal year, and will be increased by an additional tax equal to interest on the resulting tax deemed deferred with respect to each such other fiscal year.

If we are a PFIC for any fiscal year during which a U.S. Holder holds the ADSs or ordinary shares and any of our non-United States subsidiaries or other corporate entities in which we own equity interests is also a PFIC, such U.S. Holder would be treated as owning a proportionate amount (by value) of the shares of the lower-tier PFIC for purposes of the application of these rules. Each U.S. Holder is advised to consult its tax advisors regarding the application of the PFIC rules to any of our lower-tier PFICs.

If we are a PFIC for any fiscal year during which a U.S. Holder holds the ADSs or ordinary shares, we will continue to be treated as a PFIC with respect to such U.S. Holder for all succeeding years during which the U.S. Holder holds the ADSs or ordinary shares, unless we were to cease to be a PFIC and the U.S. Holder makes a “deemed sale” election with respect to the ADSs or ordinary shares. If such election is made, the U.S. Holder will be deemed to have sold the ADSs or ordinary shares it holds at their fair market value and any gain from such deemed sale would be subject to the rules described in the preceding two paragraphs. After the deemed sale election, so long as we do not become a PFIC in a subsequent fiscal year, the ADSs or ordinary shares with respect to which such election was made will not be treated as shares in a PFIC and, as a result, the U.S. Holder will not be subject to the rules described above with respect to any “excess distribution” the U.S. Holder receives from us or any gain from an actual sale or other disposition of the ADSs or ordinary shares. Each U.S. Holder is strongly urged to consult its tax advisors as to the possibility and consequences of making a deemed sale election if we are and then cease to be a PFIC and such an election becomes available to the U.S. Holder.

As an alternative to the foregoing rules, a U.S. Holder of “marketable stock” in a PFIC may make a mark-to-market election with respect to the ADSs, provided that the ADSs are “regularly traded” (as specially defined) on NASDAQ, which is a qualified exchange or other market for these purposes. No assurances may be given regarding whether the ADSs qualify, or will continue to qualify, as being regularly traded in this regard. If a mark-to-market election is made, the U.S. Holder will generally (1) include as ordinary income for each fiscal year that we are a PFIC the excess, if any, of the fair market value of ADSs held at the end of the fiscal year over the U.S. Holder’s adjusted tax basis in such ADSs and (2) deduct as an ordinary loss the excess, if any, of the U.S. Holder’s adjusted tax basis in the ADSs over the fair market value of such ADSs held at the end of the fiscal year, but only to the extent of the net amount previously included in income as a result of the mark-to-market election. The U.S. Holder’s adjusted tax basis in the ADSs would be adjusted to reflect any income or loss resulting from the mark-to-market election. If a U.S. Holder makes an effective mark-to-market election, in each year that we are a PFIC any gain recognized upon the sale or other disposition of the ADSs will be treated as ordinary income and any loss will be treated as ordinary loss, but only to the extent of the net amount previously included in income as a result of the mark-to-market election. Because our ordinary shares are not listed on a stock exchange, U.S. Holders will not be able to make a mark-to-market election with respect to our ordinary shares.

If a U.S. Holder makes a mark-to-market election in respect of a corporation classified as a PFIC and such corporation ceases to be classified as a PFIC, the U.S. Holder will not be required to take into account the mark-to-market gain or loss described above during any period that such corporation is not classified as a PFIC.

Because a mark-to-market election cannot be made for any lower-tier PFICs that a PFIC may own, a U.S. Holder who makes a mark-to-market election with respect to the ADSs may continue to be subject to the general PFIC rules with respect to such U.S. Holder’s indirect interest in any of our non-United States subsidiaries or other corporate entities in which we own equity interests that is classified as a PFIC.

We do not intend to provide information necessary for U.S. Holders to make qualified electing fund elections, which, if available, would result in tax treatment different from the general tax treatment for PFICs described above.

As discussed above under “Taxation of distributions on ADSs and ordinary shares,” dividends that we pay on the ADSs or ordinary shares will not be eligible for the reduced tax rate that applies to qualified dividend income if we are classified as a PFIC for the fiscal year in which the dividend is paid or the preceding fiscal year. In addition, if a U.S. Holder owns the ADSs or ordinary shares during any fiscal year that we are a PFIC, the holder must file an annual information return with the IRS. Each U.S. Holder is urged to consult its tax advisor concerning the United States federal income tax consequences of purchasing, holding, and disposing ADSs or ordinary shares if we are or become a PFIC, including the possibility of making a mark-to-market election and the unavailability of the qualified electing fund election.

Information reporting and backup withholding

Certain U.S. Holders are required to report information to the IRS relating to an interest in “specified foreign financial assets” (as defined in the Code), including shares issued by a non-United States corporation, for any year in which the aggregate value of all specified foreign financial assets exceeds $50,000 (or a higher dollar amount prescribed by the IRS), subject to certain exceptions (including an exception for shares held in custodial accounts maintained with a United States financial institution). These rules also impose penalties if a U.S. Holder is required to submit such information to the IRS and fails to do so.

In addition, U.S. Holders may be subject to information reporting to the IRS and backup withholding with respect to dividends on and proceeds from the sale or other disposition of the ADSs, ordinary shares or the Warrants. Information reporting will apply to payments of dividends on, and to proceeds from the sale or other disposition of the ADSs, ordinary shares or the Warrants by a paying agent within the United States to a U.S. Holder, other than U.S. Holders that are exempt from information reporting and properly certify their exemption. A paying agent within the United States will be required to withhold at the applicable statutory rate, currently 24%, in respect of any payments of dividends on, and the proceeds from the disposition of, the ADSs, ordinary shares or the Warrants within the United States to a U.S. Holder (other than U.S. Holders that are exempt from backup withholding and properly certify their exemption) if the holder fails to furnish its correct taxpayer identification number or otherwise fails to comply with applicable backup withholding requirements. U.S. Holders who are required to establish their exempt status generally must provide a properly completed IRS Form W-9.

Backup withholding is not an additional tax. Amounts withheld as backup withholding may be credited against a U.S. Holder’s United States federal income tax liability. A U.S. Holder generally may obtain a refund of any amounts withheld under the backup withholding rules by filing the appropriate claim for refund with the IRS in a timely manner and furnishing any required information. Each U.S. Holder is advised to consult with its tax advisor regarding the application of the United States information reporting rules to their particular circumstances.

PLAN OF DISTRIBUTION

Univest Securities, LLC, which we refer to as the Placement Agent, has agreed to act as the exclusive placement agent in connection with this Offering subject to the terms and conditions of a placement agency agreement (the “PAA”) dated as of March 27, 2026. The Placement Agent is not purchasing or selling any securities offered by this prospectus supplement, nor is it obligated to arrange the purchase or sale of any specific number or dollar amount of securities, but it has agreed to use its reasonable efforts to arrange for the sale of all of the securities offered hereby.

We have entered into a Securities Purchase Agreement with certain accredited investors on March 27, 2026 (the “SPA”). Pursuant to the SPA, we will sell to the purchasers an aggregate of 250,000 ADSs and 2,750,000Pre-Funded Warrants in lieu of the ADSs. Each ADS represents two hundred and fifty (250) of our Class A ordinary shares, par value US$0.001 per share. The SPA contains customary representations, warranties and covenants for transactions of this type. We have also agreed to indemnify the investors against certain losses resulting from our breach of any of our representations, warranties, or covenants under agreements with the investors as well as under certain other circumstances described in the SPA. The purchase price of each Pre-Funded Warrant will equal the price per ADS being sold to the public in this Offering minus $0.0001 and the remaining exercise price of each Pre-Funded Warrants will equal $0.0001 per ADS.

The Company proposes to arrange for the sale of the securities we are offering pursuant to this prospectus supplement to the investors through the SPA. We established the price following negotiations with the Placement Agent and prospective investors and with reference to the prevailing market price of our ADSs, recent trends in such price, our current and future financial performance and other factors. We anticipate that the sale and issuance of the securities will be completed on March 31, 2026, subject to customary closing conditions. On the closing date, the following will occur:

●	We will receive funds in the amount of the aggregate purchase price;

●	The Placement Agent will receive the placement agent fees and other compensation; and

●	We will deliver the securities to the investors and deliver the securities to the respective parties.

State Blue Sky Information

We have not applied to register our securities to retail customers in any state. Accordingly, you may purchase our securities in this Offering only if you are an institutional investor. The definition of an “institutional investor” varies from state to state but generally includes financial institutions, broker-dealers, banks, insurance companies and other qualified entities.

Placement Agent Fees

We have agreed to pay the Placement Agent upon the closing of this Offering a cash fee equal to 7% of the gross proceeds of the aggregate amount of securities sold in the Offering, a non-accountable expense reimbursement equal to 1.0% of the aggregate gross proceeds raised in the Offering, and will reimburse the Placement Agent for reasonable out-of-pocket expenses, including legal fees, up to $150,000.

We have agreed to indemnify the Placement Agent and certain other persons against certain liabilities, including liabilities under the Securities Act of 1933, as amended. We also have agreed to contribute to payments the Placement Agent may be required to make in respect of such liabilities.

The following table shows per share and total placement agent’s fees we will pay to the Placement Agent in connection with the sale of the ADSs or Pre-Funded Warrants pursuant to this prospectus supplement and the accompanying prospectus assuming the purchase of all of the securities offered hereby:

	Per ADS or Pre-Funded Warrant		Total (US$ Million)
Offering price	US$	1	US$	3
Placement Agent’s Fees (1)	US$	0.08	US$	0.24
Proceeds to us (before expenses)	US$	0.92	US$	2.76

(1)	We have agreed to pay the Placement Agent a cash fee equal to 7% of the aggregate gross proceeds of this Offering and a non-accountable expense reimbursement equal to 1.0% of the aggregate gross proceeds raised in the Offering
(2)	The amount of the offering proceeds to us presented in this table does not give effect to any exercise of the Warrants being issued in this Offering.
(3)	We have agreed to pay all expenses relating to the placement, which includes up to $150,000 for reasonable legal fees and disbursements for Placement Agent’s counsel.

After deducting fees due to the Placement Agent and our estimated offering expenses, we expect the net proceeds from this Offering to be approximately US$2.50 million.

Right of First Refusal

We have agreed to grant the Placement Agent for the eighteen (18) months period following the closing of this Offering, a right of first refusal to act as sole managing underwriter and sole book runner, sole placement agent or sole sales agent, for any and all future public or private equity, equity-linked or debt (excluding commercial bank debt) offerings for which the Company retains the service of an underwriter, agent, advisor, finder or other person or entity in connection with such offering, subject to certain conditions and exceptions.

Lock-Up Agreements

Our executive officers, directors, and 5% and greater shareholders of our company (the “Lock-Up Parties”) have agreed not to offer, sell, contract to sell, hypothecate, pledge or otherwise dispose of any ADSs, ordinary shares or securities convertible, exchangeable or exercisable into ordinary shares and/or ADSs of our company beneficially owned, held or hereafter acquired by the Lock-Up Parties, for a period of 120 days after the closing of the offering, subject to certain exceptions as set forth in the lock-up agreements entered into by the Lock-Up Parties.

Company Standstill

Under the SPA and PAA, until thirty (30) days following the Closing Date, neither our company nor any subsidiary shall (i) issue, enter into any agreement to issue or announce the issuance or proposed issuance of any ADSs, Ordinary Shares or Ordinary Share Equivalents or (ii) file or cause to be filed any registration statement or amendment or supplement thereto, other than the Prospectus Supplement or filing a registration statement on Form S-8 in connection with any employee benefit plan.

Delivery of ADSs and Warrants

Delivery of the securities issued and/or sold in this Offering will occur on March 31, 2026, subject to the satisfaction of customary closing conditions.

Listing

The ADSs are currently listed on the Nasdaq Capital Market under the trading symbol “VSA.”

LEGAL MATTERS

We are being represented by Sichenzia Ross Ference Carmel LLP with respect to certain legal matters of United States federal securities and New York state law. The validity of the Class A ordinary shares represented by the ADSs and the legal matters as to Cayman Islands law will be passed upon for us by Conyers Dill & Pearman. Certain legal matters as to PRC law will be passed upon for us by Beijing Docvit Law Firm. Sichenzia Ross Ference Carmel LLP may rely upon Conyers Dill & Pearman LLP with respect to matters governed by Cayman Islands law and Beijing Docvit Law Firm with respect to matters governed by PRC law.

EXPERTS

The financial statements as of December 31, 2024, which are incorporated in this prospectus supplement by reference to the Company’s Annual Report on Form 20-F for the fiscal year ended December 31, 2024, filed with the SEC on May 15, 2025, have been so incorporated in reliance on the report of Assentsure PAC, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

The registered business address of Assentsure PAC is 180B Bencoolen Street, #03-01 The Bencoolen, , 189648, Singapore.

Our consolidated financial statements as of December 31, 2023 and for the years ended December 31, 2022 and 2023, which are incorporated in this prospectus by reference to the Form 20-F for the year ended December 31, 2024, have been so incorporated in reliance on the report of Marcum Asia CPAs LLP, an independent registered public accounting firm, given on the authority of said firm as expert in auditing and accounting.

The registered business address of Marcum Asia CPAs LLP is 7 Penn Plaza, Suite 830, New York, NY 10001.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We have filed with the SEC a registration statement on Form F-3 (No. 333-284305), including exhibits, schedules and amendments filed with, or incorporated by reference in, such registration statement, under the Securities Act with respect to underlying shares represented by the ADSs, to be sold in this Offering. This prospectus supplement and the accompanying prospectus, which constitute a part of the registration statement, does not contain all of the information contained in the registration statement. You should read the registration statement on Form F-3 and its exhibits and schedules for further information with respect to us and the ADSs.

We are subject to periodic reporting and other informational requirements of the Exchange Act as applicable to foreign private issuers. Accordingly, we will be required to file reports, including annual reports on Form 20-F, and other information with the SEC. All information filed with the SEC can be obtained over the internet at the SEC’s website at www.sec.gov or inspected and copied at the public reference facilities maintained by the SEC at 100 F Street, N.E., Washington, D.C. 20549. You can request copies of these documents, upon payment of a duplicating fee, by writing to the SEC. Please call the SEC at 1-800-SEC-0330 or visit the SEC website for further information on the operation of the public reference rooms. We also maintain a website at https://visionsysai.com/, but information on our website, however, is not, and should not be deemed to be, a part of this prospectus supplement, the accompanying prospectus or any prospectus supplement. You should not regard any information on our website as a part of this prospectus supplement, the accompanying prospectus or any prospectus supplement.

This prospectus supplement is part of a registration statement we have filed with the SEC. This prospectus supplement omits some information contained in the registration statement in accordance with SEC rules and regulations. You should review the information and exhibits in the registration statement for further information on us and the securities we are offering. Statements in this prospectus supplement, the accompanying prospectus and any prospectus supplement concerning any document we filed as an exhibit to the registration statement or that we otherwise filed with the SEC are not intended to be comprehensive and are qualified by reference to these filings. You should review the complete document to evaluate these statements.

INCORPORATION OF DOCUMENTS BY REFERENCE

The SEC allows us to “incorporate by reference” the information we file with them. This means that we can disclose important information to you by referring you to those documents. Each document incorporated by reference is current only as of the date of such document, and the incorporation by reference of such documents shall not create any implication that there has been no change in our affairs since the date thereof or that the information contained therein is current as of any time subsequent to its date. The information incorporated by reference is considered to be a part of this prospectus supplement and should be read with the same care. When we update the information contained in documents that have been incorporated by reference by making future filings with the SEC, the information incorporated by reference in this prospectus supplement is considered to be automatically updated and superseded. In other words, in the case of a conflict or inconsistency between information contained in this prospectus supplement and information incorporated by reference into this prospectus supplement, you should rely on the information contained in the document that was filed later.

We incorporate by reference the documents listed below:

●	the Company’s Annual Report on Form 20-F for the fiscal year ended December 31, 2024, filed with the SEC on May 15, 2025;

●	our current reports on Form 6-K furnished with the SEC on January 8, 2025, January 14, 2025, January 22, 2025, February 28, 2025, February 28, 2025, March 14, 2025, April 3, 2025, April 7, 2025, April 7, 2025, April 24, 2025, April 25, 2025, June 11, 2025, June 16, 2025, July 10, 2025, July 24, 2025, July 29, 2025, August 4, 2025, September 9, 2025, September 30, 2025, September 30, 2025, October 1, 2025, October 3, 2025, October 10, 2025, October 24, 2025, October 24, 2025, November 6, 2025, November 20, 2025, November 25, 2025, December 5, 2025, December 19, 2025, January 6, 2026, February 2, 2026, February 12, 2026, March 5, 2026, and March 11, 2026,

●	the description of the securities contained in our registration statement on Form 8-A initially filed with the SEC on March19, 2014 (File No. 001-36363) pursuant to Section 12 of the Exchange Act, together with all amendments and reports filed for the purpose of updating that description; and

●	with respect to each offering of the securities under this prospectus, all our subsequent annual reports on Form 20-F and any report on Form 6-K that indicates that it is being incorporated by reference that we file or furnish with the SEC on or after the date on which the registration statement is first filed with the SEC and until the termination or completion of the offering by means of this prospectus.

Our annual report for the fiscal year ended December 31, 2024 filed with the SEC on May 15, 2025 contains a description of our business and audited consolidated financial statements with reports by independent auditors. The consolidated financial statements are prepared and presented in accordance with U.S. GAAP.

Unless expressly incorporated by reference, nothing in this prospectus supplement or the accompanying prospectus shall be deemed to incorporate by reference information furnished to, but not filed with, the SEC. Copies of all documents incorporated by reference in this prospectus supplement or the accompanying prospectus, other than exhibits to those documents unless such exhibits are specifically incorporated by reference in this prospectus supplement, will be provided at no cost to each person, including any beneficial owner, who receives a copy of this prospectus supplement on the written or oral request of that person made to:

2 Hammarskjold Plaza, Room 10B

2nd Avenue, New York, NY 10017

Tel: +1 (929) 687-0368

You should rely only on the information that we incorporate by reference or provide in this prospectus supplement or the accompanying prospectus. We have not authorized anyone to provide you with different information. We are not making any offer of these securities in any jurisdiction where the offer is not permitted. You should not assume that the information in this prospectus supplement or the accompanying prospectus is accurate as of any date other than the date on the front of those documents.

TCTM Kids IT Education Inc.

$85,000,000

American Depositary Shares

Class A Ordinary Shares

Preferred Shares

Debt Securities

Warrants

Subscription Rights

Units

TCTM Kids IT Education Inc. (“we,” “us,” “our company,” “our group,” “VSA” and “our”) may offer and sell our American Depositary Shares (“ADSs”), each representing five (5) Class A ordinary shares $0.001 par value per share (“Class A ordinary shares”), Class A ordinary shares, preferred shares, debt securities, warrants, subscription rights and units. in any combination from time to time in one or more offerings, at prices and on terms described in one or more supplements to this prospectus. The securities offered by this prospectus will have an aggregate offering price of up to US$85,000,000. The preferred shares, debt securities, warrants, subscription rights and units may be convertible into or exercisable or exchangeable for our Class A ordinary shares or our other securities. This prospectus provides you with a general description of the securities that we may offer.

Each time we sell the securities, we will provide a supplement to this prospectus that contains specific information about the offering and the terms of the securities. The supplement may also add, update or change information contained in this prospectus. You should carefully read this prospectus and any prospectus supplement before you invest in any of our securities.

We may sell the securities independently or together with any other securities registered hereunder through one or more underwriters, dealers and agents, or directly to purchasers, or through a combination of these methods, on a continuous or delayed basis. See “Plan of Distribution.” If any underwriters, dealers or agents are involved in the sale of any of the securities, their names, and any applicable purchase price, fee, commission or discount arrangements between or among them, will be set forth, or will be calculable from the information set forth, in the applicable prospectus supplement.

Our ADSs are listed on the Nasdaq Capital Market (“Nasdaq”) under the symbol “VSA.” On July 18, 2025, the last reported sale price of our ADSs on Nasdaq was $1.8000 per ADS. The aggregate market value of the voting and non-voting common equity held by non-affiliates, or our public float, as of July 18, 2025, was approximately $80,692,979.76, which was calculated based on 224,147,166 Class A ordinary shares held by non-affiliates and the price of $0.36 per share, which was the share price as of July 18, 2025 as adjusted for the ADS to Class A ordinary share ratio. The proposed maximum closing price of the shares, which is estimated solely for the purposes of calculating the registration fee under Rule 457(c) and Rule 457(h) under the Securities Act, is based on the 60-day maximum of the prices for the Registrant’s ADSs as quoted on the Nasdaq on July 18, 2025, adjusted for the ADS to Class A ordinary share ratio. Pursuant to General Instruction I.B.5 of Form F-3, in no event will we sell our securities in a public primary offering with a value exceeding more than one-third of our public float in any 12-month period so long as our public float remains below $75 million. During the 12 calendar months prior to and including the date of this prospectus, we have not offered or sold any securities pursuant to General Instruction I.B.5 of Form F-3.

We will apply to list any ADSs sold by us pursuant to this prospectus and any prospectus supplement on Nasdaq. The applicable prospectus supplement will contain information, where applicable, as to any other listing, if any, on Nasdaq or any other securities market or other securities exchange of the securities covered by such prospectus supplement.

Investing in our securities involves risks. See the “Risk Factors” section contained in our Annual Report on Form 20-F for the fiscal year ended December 31, 2024, filed with the U.S. Securities and Exchange Commission (the “SEC”) on May 15, 2025, and incorporated by reference herein (the “Annual Report”), the applicable prospectus supplement, any related free writing prospectus and the documents we incorporate by reference in this prospectus to read about factors you should consider before investing in our securities.

VSA is not a PRC operating company but a Cayman Islands holding company with operations primarily conducted through (i) our subsidiaries incorporated in mainland China, or mainland China subsidiaries, and (ii) contractual arrangements with the variable interest entities based in mainland China. Laws and regulations of mainland China restrict and impose conditions on foreign investment in certain internet value-added businesses. Accordingly, we operate these businesses in mainland China through the variable interest entities in order to comply with these laws and regulations, and rely on contractual arrangements among our mainland China subsidiaries, the variable interest entities, and their nominee shareholders to control the business operations of the variable interest entities. Such structure enables investors to share economic interests in China-based companies in sectors where foreign direct investment is prohibited or restricted under laws and regulations in mainland China. Investors in our ADSs thus are not purchasing equity interest in the variable interest entities in mainland China but instead are purchasing equity interest in a Cayman Islands holding company with no equity ownership in the variable interest entities. Our company and the variable interest entities face various risks and uncertainties related to doing business in China. For example, we face risks associated with regulatory approvals on offshore offerings, antimonopoly regulatory actions, and oversight on cybersecurity and data privacy. These risks could result in a material adverse change in our operations and the value of our ADSs, significantly limit or completely hinder our ability to continue to offer securities to investors, or may cause the value of such securities to significantly decline or become worthless. Though the PRC Foreign Investment Law does not explicitly classify contractual arrangements as a form of foreign investment, the definition of “foreign investment” thereunder is relatively wide and contains a catch-all provision which includes investments made by foreign investors through means stipulated in laws or administrative regulations or other methods prescribed by the State Council. Therefore, there is no assurance that foreign investment via contractual arrangement would not be interpreted as a type of indirect foreign investment activities in the future. If the variable interest entities were deemed as a foreign-invested enterprise under any such future laws, administrative regulations or provisions and any of our business would be included in any negative list or other form of restrictions on foreign investment, we may need to take further actions to comply with such future laws, administrative regulations or provisions. Such actions may have a material and adverse impact on our business, financial condition, result of operations and prospects. In addition, if the PRC regulatory authorities were to find our legal structure and contractual arrangements to be in violation of any laws, administrative regulations or provisions of mainland China, we are uncertain what impact of above PRC regulatory authorities’ actions would have on us and our ability to consolidate the variable interest entities in the consolidated financial statements. For more details, see “Item 3. Key Information — D. Risk Factors — Risks Related to Doing Business in China” in our Annual Report incorporated by reference herein.

Furthermore, as more stringent criteria have been imposed by the SEC and the Public Company Accounting Oversight Board (the “PCAOB”) recently, our securities may be prohibited from trading on a national exchange or over-the-counter under the Holding Foreign Companies Accountable Act (the “HFCAA”) and related regulations, if the PCAOB is unable to inspect our auditors for two consecutive years beginning in 2022. As a result, an exchange may determine to delist our securities. The PCAOB issued a Determination Report on December 16, 2021 which found that the PCAOB was unable to inspect or investigate completely registered public accounting firms headquartered in: (1) mainland China of the People’s Republic of China because of a position taken by one or more authorities in mainland China; and (2) Hong Kong, a Special Administrative Region and dependency of the PRC, because of a position taken by one or more authorities in Hong Kong. Furthermore, the PCAOB’s report identified the specific registered public accounting firms which were subject to these determinations. On December 29, 2022, legislation entitled “Consolidated Appropriations Act, 2023”, was signed into law, which reduces the number of consecutive non-inspection years required for triggering the prohibitions under the HFCAA from three years to two. On August 26, 2022, the CSRC, the Ministry of Finance of the PRC, and the PCAOB signed a Statement of Protocol (the “Protocol”) governing inspections and investigations of audit firms based in mainland China and Hong Kong, taking the first step toward opening access for the PCAOB to inspect and investigate registered public accounting firms headquartered in mainland China and Hong Kong. Pursuant to the fact sheet with respect to the Protocol disclosed by the SEC, the PCAOB shall have independent discretion to select any issuer audits for inspection or investigation and has the unfettered ability to transfer information to the SEC. On December 15, 2022, the PCAOB determined that it was able to secure complete access to inspect and investigate registered public accounting firms headquartered in mainland China and Hong Kong and voted to vacate its previous determinations to the contrary. However, should PRC authorities obstruct or otherwise fail to facilitate the PCAOB’s access in the future, the PCAOB Board will consider the need to issue a new determination. Our financial statements have been audited by an independent registered public accounting firm that is headquartered in the United States who is subject to laws in the United States pursuant to which the PCAOB conducts regular inspections to assess an auditor’s compliance with the applicable professional standards, and has been inspected by the PCAOB on a regular basis. As such, as of the date of this prospectus, our auditor is not affected by the HFCAA and related regulations. However, there is a risk that our auditor cannot be inspected by the PCAOB in the future. The lack of inspection could cause trading in our securities to be prohibited under the HFCAA, and, as a result, Nasdaq may determine to delist our securities, which may cause the value of our securities to decline or become worthless. See the risks disclosed in our Annual Report under “Item 3.D. Key Information — Risk Factors — Risks Related to Doing Business in China — Our ADSs will be prohibited from trading in the United States under the Holding Foreign Companies Accountable Act, or the HFCA Act, in the future if the PCAOB is unable to inspect or investigate completely our auditors. The delisting of our ADSs, or the threat of their being delisted, may materially and adversely affect the value of your investment.”

As a Cayman Islands holding company, VSA relies on dividends and other distributions on equity paid by its operating subsidiaries for cash and financing requirements, including the funds necessary to pay dividends and other cash distributions to its shareholders or to service any expenses it may incur. In addition, to the extent cash or assets in our business is in the PRC or a PRC entity, the funds or assets may not be available to fund operations or for other use outside of the PRC as we, our subsidiaries, and the consolidated VIEs are subject to certain restrictions with respect to paying dividends or otherwise transferring any of their cash or assets offshore, and there is no assurance the PRC government will not intervene in or impose restrictions on the ability of us, our subsidiaries, and the consolidated VIEs to transfer cash (or assets). Our subsidiaries’, including PRC subsidiaries’ and the consolidated VIEs’, ability to distribute dividends is based upon their distributable earnings. Current PRC regulations permit our PRC subsidiaries and the consolidated VIEs to pay dividends to their respective shareholders only out of their accumulated profits, if any, as determined in accordance with PRC accounting standards and regulations and upon satisfaction of relevant statutory conditions and procedures. In addition, under PRC law, our PRC subsidiaries and the consolidated VIEs are required to set aside at least 10% of its after-tax profits each year, if any, to fund certain statutory reserve funds until such reserve funds reach 50% of its registered capital. And the after-tax profits shall be used to cover the loss that the PRC subsidiaries and the consolidated VIEs made in previous financial year before any statutory reserve is drawn therefrom, if the statutory reserve is insufficient to cover such loss. These reserves are not distributable as cash dividends. If each of our PRC subsidiaries incurs debt on its own behalf in the future, the instruments governing such debt may restrict its ability to pay dividends to VSA. To date, there have not been any such dividends or other distributions from our PRC subsidiaries to our subsidiaries located outside of mainland China. In addition, as of the date of this prospectus, PRC subsidiaries have never issued any dividends or distributions to VSA or its shareholders outside of mainland China. Furthermore, as of the date of this prospectus, neither VSA nor any of its subsidiaries have ever paid dividends or made distributions to U.S. investors. VSA is permitted under PRC laws and regulations as an offshore holding company to provide funding to its PRC subsidiaries in mainland China through shareholder loans or capital contributions, subject to satisfaction of applicable government registration, approval and filing requirements. According to the relevant PRC regulations on foreign-invested enterprises in mainland China, there are no quantity limits on VSA’s ability to make capital contributions to its PRC subsidiaries. However, our PRC subsidiaries may not procure loans which exceed the amount determined by one of the following methods: (i) the difference between their respective registered capital and total investment amount as recorded in the articles of associations thereof; or (ii) the upper limit of risk-weighted outstanding cross-border financings, which equals to the net assets multiplied by the cross-border financing leverage ratio multiplied by the macro-prudential adjustment parameter. In the future, cash proceeds raised from overseas financing activities may continue to be transferred by VSA to the PRC subsidiaries via capital contribution or shareholder loans, as the case may be. We intend to retain most, if not all, of our available funds and any future earnings for the development and growth of our business overseas. We do not expect to pay dividends in the foreseeable future. In addition, there are certain restrictions on our ability to convert Renminbi into foreign currencies. Approval from State Administration of Foreign Exchange (“SAFE”) and the People’s Bank of China (“PBOC”) may be required where RMB are to be converted into foreign currencies, including U.S.dollars, and approval from SAFE and PBOC or their branches may be required where RMB are to be remitted out of China.

We are a Cayman Islands holding company and the majority of our assets are located outside of the United States. A majority of our current directors and officers are nationals and residents of countries other than the United States. Substantially all of the assets of these persons may be located outside the United States. As a result, it may be difficult or impossible for you to bring an action against us or against these individuals in the United States in the event that you believe that your rights have been infringed under the U.S. federal securities laws or otherwise. Even if you are successful in bringing an action of this kind, the laws of the Cayman Islands and of China may render you unable to enforce a judgment against our assets or the assets of our directors and officers. See risks disclosed under “Item 3.D. Key Information — Risk Factors — Risks Related to Our ADSs” in our Annual Report, which is incorporated herein by reference.

This prospectus may not be used to offer or sell any securities unless accompanied by a prospectus supplement.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of the disclosures in this prospectus, including any prospectus supplement and documents incorporated by reference. Any representation to the contrary is a criminal offense.

The date of this prospectus is August 21, 2025

i

ABOUT THIS PROSPECTUS

You should read this prospectus and any prospectus supplement together with the additional information described under the heading “Where You Can Find More Information About Us” and “Incorporation of Documents by Reference.”

In this prospectus, unless otherwise indicated or unless the context otherwise requires,

●	“ADSs” refer to our American Depositary Shares, each of which represents five (5) Class A ordinary shares;

●	“China” or “PRC” refers to the People’s Republic of China, including Hong Kong, Macau and Taiwan and “China” or the “PRC” excludes Taiwan, Hong Kong, and the special administrative region of Macau when we are referencing to specific laws and regulations adopted by the PRC and other specific legal or tax matters in the PRC in this prospectus; “mainland China” refers to the People’s Republic of China, excluding Hong Kong, Macau and Taiwan; and “PRC subsidiaries” refer to our subsidiaries incorporated in mainland China;

●	“shares” or “Class A ordinary shares” refer to our Class A ordinary shares, par value $0.001 per share;

●	“IT” refers to information technology;

●	“STEM education” refers to science, technology, engineering, and mathematics education;

●	“student enrollments” for a certain period refer to the total number of students who attended at least one paid lesson during that period or have deposit balances in their accounts at the end of that period;

●	“US$,” “U.S. Dollars,” “$” and “dollars” refer to the legal currency of the United States;

●	“variable interest entities” or “VIEs” refer to the variable interest entities, the subsidiaries of the variable interest entities and the non-enterprise entities sponsored by the variable interest entities. The variable interest entities include but are not limited to Beijing Tongcheng Shidai Jinqiao Technology Co., Ltd. (“Beijing Tongcheng”) for the effective period of their respective contractual arrangements with us; and

●	“we,” “us,” “our company,” “our group,” “VSA” and “our” refer to TCTM Kids IT Education Inc. (formerly known as Tarena International, Inc.), its subsidiaries, and, in the context of describing our operations and consolidated financial information, the variable interest entities in mainland China. The variable interest entities are domestic companies incorporated in mainland China in which we do not have any equity ownership but whose financial results have been consolidated into our consolidated financial statements based solely on contractual arrangements in accordance with generally accepted accounting principles in the United States.

This prospectus is part of a Registration Statement on Form F-3 that we filed with the SEC using a “shelf” registration process permitted under the Securities Act of 1933, as amended (the “Securities Act”). By using a shelf registration statement, we may sell our ADSs, Class A ordinary shares, preferred shares, debt securities, warrants, subscription rights, units or any combination of any of the foregoing having an aggregate offering price of up to US$85,000,000 from time to time in one or more offerings on a continuous or delayed basis. This prospectus only provides you with a summary description of these securities. Each time we sell the securities, we will provide a supplement to this prospectus that contains specific information about the securities being offered and the specific terms of that offering. The supplement may also add, update or change information contained in this prospectus. If there is any inconsistency between the information in this prospectus and any prospectus supplement, you should rely on the prospectus supplement. Before purchasing any of the securities, you should carefully read both this prospectus and any prospectus supplement, together with the additional information described under the heading “Where You Can Find More Information About Us” and “Incorporation of Documents by Reference.”

You should rely only on the information contained or incorporated by reference in this prospectus and in any prospectus supplement. We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We will not make an offer to sell the securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus and the applicable prospectus supplement is accurate as of the date on its respective cover, and that any information incorporated by reference is accurate only as of the date of the document incorporated by reference, unless we indicate otherwise. Our business, financial condition, results of operations and prospects may have changed since those dates.

WHERE YOU CAN FIND MORE INFORMATION ABOUT US

We are subject to periodic reporting and other informational requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), as applicable to foreign private issuers. Accordingly, we are required to file reports, including annual reports on Form 20-F, and other information with the SEC. All information filed with the SEC can be obtained over the internet at the SEC’s website at www.sec.gov. The SEC also maintains a web site at www.sec.gov that contains reports, proxy and information statements, and other information regarding registrants that make electronic filings with the SEC using its EDGAR system. We also maintain a website at ir.tctm.cn, but information contained on, or linked from, our website is not incorporated by reference in this prospectus or any prospectus supplement or the registration statement of which they form a part. You should not regard any information on our website as a part of this prospectus or any prospectus supplement.

As a foreign private issuer, we are exempt under the Exchange Act from, among other things, the rules prescribing the furnishing and content of proxy statements to shareholders, and our executive officers, directors and principal shareholders are exempt from the reporting and short-swing profit recovery provisions contained in Section 16 of the Exchange Act. In addition, we are not required under the Exchange Act to file periodic reports and financial statements with the SEC as frequently or as promptly as U.S. companies whose securities are registered under the Exchange Act. All information filed with the SEC can be inspected over the Internet at the SEC’s website at www.sec.gov.

This prospectus is part of a Registration Statement on Form F-3 that we filed with the SEC and does not contain all the information in the registration statement. You will find additional information about us in the registration statement. Any statement made in this prospectus concerning a contract or other document of ours is not necessarily complete, and you should read the documents that are filed as exhibits to the registration statement or otherwise filed with the SEC for a more complete understanding of the document or matter. Each such statement is qualified in all respects by reference to the document to which it refers. You may inspect a copy of the registration statement through the SEC’s website.

INCORPORATION OF DOCUMENTS BY REFERENCE

The SEC allows us to “incorporate by reference” the information we file with them. This means that we can disclose important information to you by referring you to those documents. Each document incorporated by reference is current only as of the date of such document, and the incorporation by reference of such documents shall not create any implication that there has been no change in our affairs since the date thereof or that the information contained therein is current as of any time subsequent to its date. The information incorporated by reference is considered to be a part of this prospectus and should be read with the same care. When we update the information contained in documents that have been incorporated by reference by making future filings with the SEC, the information incorporated by reference in this prospectus is considered to be automatically updated and superseded. In other words, in the case of a conflict or inconsistency between information contained in this prospectus and information incorporated by reference into this prospectus, you should rely on the information contained in the document that was filed later.

We incorporate by reference the documents listed below:

●	our Annual Report on Form 20-F for the fiscal year ended December 31, 2024 filed with the SEC on May 15, 2025;

●	our Reports of Foreign Private Issuer on Form 6-K filed with the SEC on June 11, 2025, June 16, 2025 and July 10, 2025; and

●	the description of our Class A ordinary shares and ADSs contained in (i) our registration statement on Form 8-A, filed with the SEC on March 19, 2014 under Section 12(b) of the Exchange Act, including any amendments or reports filed for the purpose of updating such description and (ii) Exhibit 2.4 Description of Securities Registered under Section 12 of the Exchange Act, to our Annual Report on Form 20-F for the fiscal year ended December 31, 2023, filed with the SEC on April 19, 2024.

With respect to each offering of securities under this prospectus, all of our subsequent Annual Reports on Form 20-F and any Report of Foreign Private Issuer on Form 6-K that indicates that it is being incorporated by reference that we file or furnish with the SEC on or after the date on which the registration statement of which this prospectus forms a part is first filed with the SEC and until the termination or completion of such offering by means of this prospectus.

Unless expressly incorporated by reference, nothing in this prospectus shall be deemed to incorporate by reference information furnished to, but not filed with, the SEC. Copies of all documents incorporated by reference in this prospectus, other than exhibits to those documents unless such exhibits are specifically incorporated by reference in this prospectus, will be provided at no cost to each person, including any beneficial owner, who receives a copy of this prospectus on the written or oral request of that person made to:

Heng Wang, Chief Executive Officer
Tel: +86 10-6213 5687
E-mail: wangheng@tctm.cn
19/F, Building A, Vanke Times Center
No.186 Beiyuan Road,
Chaoyang District Beijing, 100102,
People’s Republic of China

Copies of these filings are also available on our website at ir.tctm.cn. For other ways to obtain a copy of these filings, please refer to “Where You Can Find More Information About Us” above.

You should rely only on the information that we incorporate by reference or provide in this prospectus or any prospectus supplement. We have not authorized anyone to provide you with different information. We are not making any offer of these securities in any jurisdiction where the offer is not permitted. You should not assume that the information in this prospectus or any prospectus supplement is accurate as of any date other than the date on the front of those documents.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus and the documents incorporated by reference into this prospectus and any prospectus supplement, and the documents that we reference herein and therein and have filed as exhibits to the registration statement, contain “forward-looking statements” within the meaning of Section 21(E) of the Exchange Act and Section 27A of the Securities Act, which reflect our current expectations and views of future events. Known and unknown risks, uncertainties and other factors, including those listed in the section entitled “Risk Factors,” may cause our actual results, performance or achievements to be materially different from those expressed or implied by the forward-looking statements. These statements are made under the “safe harbor” provisions of the U.S. Private Securities Litigations Reform Act of 1995.

You can identify some of these forward-looking statements by words or phrases such as “may,” “will,” “expect,” “anticipate,” “aim,” “estimate,” “intend,” “plan,” “believe,” “is/are likely to,” “potential,” “continue” or other similar expressions. We have based these forward-looking statements largely on our current expectations and projections about future events that we believe may affect our financial condition, results of operations, business strategy and financial needs. These forward-looking statements include statements relating to:

●	our goals and growth strategies, and our ability to implement such strategies;

●	our expectations regarding demand for and market acceptance of our courses;

●	our ability to retain and increase our courses and student enrollments;

●	our ability to maintain and increase the utilization rate of our learning centers;

●	our ability to offer new courses in existing and new subject areas;

●	our ability to maintain and increase the tuition fees of our courses;

●	our ability to regain and maintain compliance with the continued listing standards of Nasdaq;

●	our future business development, results of operations and financial condition;

●	the expected growth of, and trends in, the markets for our services in mainland China;

●	government policies and regulations relating to our corporate structure, business and industry; and

●	assumptions underlying or related to any of the foregoing.

These forward-looking statements involve various risks and uncertainties. Although we believe that our expectations expressed in these forward-looking statements are reasonable, our expectations may later be found to be incorrect. Our actual results could be materially different from our expectations. You should thoroughly read this prospectus, any prospectus supplement and the documents that we refer to with the understanding that our actual future results may be materially different from and worse than what we expect. In addition, we operate in an evolving environment. New risk factors and uncertainties emerge from time to time and it is not possible for our management to predict all risk factors and uncertainties, nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements. Furthermore, if any one or more of the assumptions underlying the market data are later found to be incorrect, actual results may differ from the projections based on these assumptions. You should not place undue reliance on these forward-looking statements. We qualify all of our forward-looking statements by these cautionary statements.

The forward-looking statements made in this prospectus or any prospectus supplement, or the information incorporated by reference herein relate only to events or information as of the date on which the statements are made in such document. Except as required by law, we undertake no obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise, after the date on which the statements are made or to reflect the occurrence of unanticipated events.

v

OUR COMPANY

Overview

We are a holding company with no material operations of our own. We conduct our operations primarily through our subsidiaries and the VIEs in mainland China. We operate our 61it.cn website and Tongcheng Online App through Beijing Tongcheng, and such website and application have been included in the permitted operation scope under the ICP license held by Beijing Tongcheng. Our mainland China subsidiaries are currently not eligible as wholly owned foreign-invested enterprises to hold ICP licenses.

On January 10, 2024, we changed our ticker symbol from “TEDU” to “TCTM”. Effective February 21, 2024, we changed our name from “Tarena International, Inc.” to “TCTM Kids IT Education Inc.” On April 7, 2025, we changed our ticker symbol from “TCTM” to “VSA”. Our principal executive offices are located at 19/F, Building A, Vanke Times Center, No.186 Beiyuan Road, Chaoyang District, Beijing, 100102, People’s Republic of China. Our telephone number at this address is +86 10-6213 5687. Our registered office in the Cayman Islands is located at Cricket Square, Hutchins Drive, P.O. Box 2681, Grand Cayman KY1-1111.

We are currently focused on providing IT-focused supplementary STEM education services in mainland China targeting young children aged between three and eighteen. As of the date of this prospectus, we offered courses in ten STEM education programs. Our education platform has live distance instruction, classroom-based learning and online learning modules.

STEM Education.   In December 2015, we launched new training programs TongchengTongmei featuring IT training courses and non-IT training courses for minors. In March 2016, we rolled out robotics programming courses for students aged between three and eighteen. In 2017, we launched coding mathematics to further diversify our course offerings in STEM education. These new programs target and contain curriculum that is customized for pre-school, primary to secondary school students aged between three and eighteen. Our courses for preschool, primary to high school students adopted a dual-teaching model, which was comprised by the online teaching models and instructors from online or offline learning centers, facilitating the delivery of personalized and systematic tutoring and improving students’ understanding in on-site or online classrooms. Students are taught by either live distance instructors and/or pre-recorded videos, with instructors face-to-face in classrooms. In order to build a more vivid and concentrated learning environment, students will watch a series of interesting courseware videos step by step, led by on-site instructors.

Since 2016, we also set up standalone centers for STEM education programs, which have further improved our brand recognition and teaching facilities and brought better learning experience for our students. In 2018, we developed and launched 61it.cn as an online platform to facilitate the live instruction of our STEM education courses targeting minors to deliver an interactive and engaging learning experience beyond the geographical limitation. We have also integrated the online platform with our proprietary learning management system Tarena Teaching System, or TTS, to enhance students’ learning performance after each class. As of June 30, 2024, there were 221 TongchengTongmei standalone learning centers covering 53 cities in mainland China.

Discontinued operations.   We had offered IT professional education lectures through a group of experienced and passionate instructors based in Beijing to a nationwide network of learning centers since our inception, or professional education business. In December 2023, we entered into an equity transfer agreement to dispose of our equity interests in the professional education business (the “Divestiture”). The Divestiture was consummated at the end of March 2024. Upon the consummation of the Divestiture, the professional education business, including the business operated by the former VIE, had been divested. In 2021, 2022 and 2023, revenues generated from our professional education business represented a large portion of our total revenues.

Recent Developments

On January 3, 2025, we received a letter (the “Nasdaq Letter”) from the Nasdaq Listing Qualifications staff (the “Staff”) of Nasdaq stating that, based upon the closing bid price of the ADSs for the last 30 consecutive business days, we were not in compliance with the requirement to maintain a minimum bid price of $1.00 per share of our ADSs, as set forth in Nasdaq Listing Rule 5550(a)(2) (the “Minimum Bid Price Requirement”). On July 7, 2025, we have received a written compliance notification from the Staff, notifying us that we have regained compliance with the Minimum Bid Price Requirement.

RISK FACTORS

Investing in our securities involves risk. In addition to the risk factors below, you should carefully consider the risk factors and uncertainties described under the heading “Item 3. Key Information — D. Risk Factors” in our Annual Report, which is incorporated in this prospectus by reference, as updated by our subsequent filings under the Exchange Act, the information contained under the heading “Special Note Regarding Forward-Looking Statements” in this prospectus or under any similar heading in any applicable prospectus supplement or in any document incorporated herein or therein by reference, any specific risk factors discussed herein or under the caption “Risk Factors” in any applicable prospectus supplement or in any document incorporated herein or therein by reference and the other information contained in, or incorporated by reference in, this prospectus or any applicable prospectus supplement before investing in any of the securities that may be offered or sold pursuant to this prospectus. If these risks and uncertainties occur, they could materially affect our business, results of operations or financial condition and cause the value of our securities to decline and you could lose all or part of your investment.

We have been notified by Nasdaq of our failure to comply with certain continued listing requirements and, if we are unable to regain compliance with all applicable continued listing requirements and standards of Nasdaq, our ADSs could be delisted from Nasdaq.

Our ADSs are currently listed on Nasdaq. In order to maintain that listing, we must satisfy minimum financial and other continued listing requirements and standards, including those regarding director independence and independent committee requirements, minimum stockholders’ equity, minimum share price, and certain corporate governance requirements.

On January 3, 2025, we received a written notification from the Listing Qualifications Department of Nasdaq notifying us that we were not in compliance with the Minimum Bid Price Requirement, because the closing bid price of our ADSs was below $1.00 per share for the previous thirty (30) consecutive business days. We were granted 180 calendar days, or until July 2, 2025, to regain compliance with the Minimum Bid Price Requirement. In the event we do not regain compliance with the Minimum Bid Price Requirement by July 2, 2025, we may be eligible for an additional 180-calendar day grace period. To qualify, we will be required to meet the continued listing requirement for market value of publicly held shares and all other listing standards for Nasdaq, with the exception of the Minimum Bid Price Requirement, and will need to provide written notice to Nasdaq of our intent to regain compliance with such requirement during such second compliance period. If we do not regain compliance within the allotted compliance period(s), including any extensions that may be granted, Nasdaq will provide notice that our ADSs will be subject to delisting from Nasdaq. At that time, we may appeal the Nasdaq’s determination to a hearings panel.

The Company intends to continuously monitor the closing bid price for its ADSs, and is in the process of considering various measures to resolve the deficiency and regain compliance with the Minimum Bid Price Requirement. However, there can be no assurance that we will be able to regain or maintain compliance with the Minimum Bid Price Requirement or any other Nasdaq listing standards, that Nasdaq will grant the Company any extension of time to regain compliance with the Minimum Bid Price Requirement or any other Nasdaq listing requirements, or that any such appeal to the Nasdaq hearings panel will be successful, as applicable. If we are unable to maintain compliance with these Nasdaq requirements, our ADSs will be delisted from Nasdaq.

In the event that our ADSs are delisted from Nasdaq, as a result of our failure to comply with the Minimum Bid Price Requirement, or due to our failure to continue to comply with any other requirement for continued listing on Nasdaq, and is not eligible for listing on another exchange, trading in the shares of our ADSs could be conducted in the over-the-counter market or on an electronic bulletin board established for unlisted securities such as the Pink Sheets or the OTC Bulletin Board. In such event, it could become more difficult to dispose of, or obtain accurate price quotations for, our ADSs, and it would likely be more difficult to obtain coverage by securities analysts and the news media, which could cause the price of our ADSs to decline further. Also, it may be difficult for us to raise additional capital if we are not listed on a national exchange.

We may rely on dividends and other distributions on equity paid by our mainland China subsidiaries to fund any cash and financing requirements we may have. To the extent cash or assets in the business is in the PRC or a PRC entity, the funds or assets may not be available to fund operations or for other use outside of the PRC as we, our subsidiaries, and the consolidated VIEs are subject to certain restrictions with respect to paying dividends or otherwise transferring any of their cash or assets offshore, and any such restriction could have a material and adverse effect on our ability to conduct our business.

We are a holding company, and we may rely on dividends and other distributions on equity paid by our subsidiaries in mainland China for our cash and financing requirements, including the funds necessary to pay dividends and other cash distributions to our shareholders and service any debt we may incur. If these subsidiaries incur debt on their own behalf in the future, the instruments governing the debt may restrict their ability to pay dividends or make other distributions to us. In addition, to the extent cash or assets in the business is in the PRC or a PRC entity, the funds or assets may not be available to fund operations or for other use outside of the PRC as we, our subsidiaries, and the consolidated VIEs are subject to certain restrictions with respect to paying dividends or otherwise transferring any of their cash or assets offshore, and there is no assurance the PRC government will not intervene in or impose restrictions on the ability of us, our subsidiaries, and the consolidated VIEs to transfer cash or assets. Please also see “Item 5. Operating and Financial Review and Prospects — B. Liquidity and Capital Resources” in our Annual Report for more details.

In addition, the PRC tax authorities may require any of our subsidiaries in mainland China to adjust its taxable income under the contractual arrangements it currently has in place with the variable interest entities in a manner that would materially and adversely affect its ability to pay dividends and other distributions to us. See also the risk disclosed in our Annual Report under “Item 3. Key Information — D. Risk Factors — Risks Related to Our Corporate Structure — Our contractual arrangements with the variable interest entities may be subject to scrutiny by the PRC tax authorities, and a finding that we owe additional taxes could substantially reduce our consolidated net income and the value of your investment”.

Under laws and regulations of mainland China, our wholly foreign-owned subsidiaries in mainland China may pay dividends only out of their respective accumulated profits as determined in accordance with accounting standards and regulations of mainland China. In addition, a mainland China enterprise is required to set aside at least 10% of its accumulated after-tax profits each year, if any, to fund certain statutory reserve funds, until the aggregate amount of such fund reaches 50% of its registered capital.

Any limitation on the ability of our subsidiaries in mainland China to pay dividends or make other distributions to us could materially and adversely limit our ability to grow, make investments or acquisitions that could be beneficial to our business, pay dividends, or otherwise fund and conduct our business. See also the risk disclosed in our Annual Report under “Item 3. Key Information — D. Risk Factors — Risks Related to Doing Business in China — We are affected by the PRC Enterprise Income Tax Law, and we may be classified as a mainland China ‘resident enterprise’ for mainland China enterprise income tax purposes. Such classification would likely result in unfavorable tax consequences to us and our non-mainland China shareholders and have a material adverse effect on our results of operations and the value of your investment.”

The legal system in mainland China embodies uncertainties which could limit the legal protections available to us or impose additional requirements and obligations on our business, and PRC laws, rules, and regulations can evolve quickly, which may materially and adversely affect our business, financial condition, and results of operations.

We conduct our business primarily through our PRC subsidiaries and the VIEs and their subsidiaries in China. Our operations in mainland China are governed by PRC laws and regulations. The legal system in mainland China is a civil law system based on statutes. Unlike common law systems, it is a system in which decided legal cases may be of reference value but have less precedential value. The legal system in mainland China evolves rapidly, and the interpretations of laws, regulations, and rules may contain uncertainties. These uncertainties could limit the legal protections available to us. In addition, we cannot predict the effect of future developments in the PRC legal system, changes to existing laws or the interpretation or enforcement thereof, or the preemption of local regulations by national laws. Such unpredictability towards our contractual, property (including intellectual property) and procedural rights could adversely affect our business and impede our ability to continue our operations. Furthermore, any litigation may be protracted and result in substantial costs and diversion of resources and management attention.

In addition, new laws and regulations may be enacted from time to time, and PRC laws, rules, and regulations can evolve quickly. Uncertainties exist regarding the interpretation and implementation of current and any future PRC laws and regulations applicable to our businesses. In particular, the PRC government authorities may continue to promulgate new laws, regulations, rules and guidelines with respect to a wide range of issues, such as anti-unfair competition and antitrust, privacy and data protection, intellectual property, and other matters, which may result in additional obligations imposed on us. Compliance with these laws, regulations, rules, guidelines, and implementations may be costly, and any incompliance or associated inquiries, investigations, and other governmental actions may divert significant management time and attention and our financial resources, bring negative publicity, subject us to liabilities or administrative penalties, or materially and adversely affect our business, financial condition, and results of operations.

The PRC government’s significant oversight and discretion over our business operation could result in a material adverse change in our operations and the value of our ADSs. In addition, the Chinese government may exert more control over offerings conducted overseas and/or foreign investment in China-based issuers, which could result in a material change in our operations and/or the value of our securities.

We conduct our business primarily in mainland China. Our operations in mainland China are governed by laws and regulations of mainland China. The PRC government has significant oversight and discretion over the conduct of our business, and may intervene or influence our operations. The PRC government has published new policies that significantly affected certain industries and we cannot rule out the possibility that it will in the future release regulations or policies that directly or indirectly affect our industry or require us to seek additional permission to continue our operations. In addition, the PRC government may intervene or influence our operations at any time by adopting new laws and regulations, which could result in a material adverse change in our operation, and our ordinary shares and ADSs may decline in value or become worthless.

Also, the PRC government has indicated an intent to exert more oversight and control over securities offerings that are conducted overseas and/or foreign investment in China-based issuers. For example, on July 6, 2021, the PRC government authorities made public the Opinions on Strictly Scrutinizing Illegal Securities Activities in Accordance with the Law. These opinions emphasized the need to strengthen the administration over illegal securities activities and the supervision on overseas listings by China-based companies and proposed to take effective measures, such as promoting the construction of regulatory systems to deal with the risks and incidents faced by China-based overseas-listed companies. On December 28, 2021, the NDRC, the MIIT, and several other administrations jointly published the Cybersecurity Review Measures, effective on February 15, 2022, which required that, among others, operators of “critical information infrastructure” purchasing network products and services or network platform operators carrying out data processing activities, that affect or may affect national security, shall apply with the Cybersecurity Review Office for a cybersecurity review. In addition, a network platform operator holding over one million users’ personal information shall apply with the Cybersecurity Review Office for a cybersecurity review before any public offering at a foreign stock exchange. On November 14, 2021, the CAC released the discussion draft of the Administrative Measures for Internet Data Security for public comments, which stipulates, among others, that a prior cybersecurity review is required for listing abroad of data processors which process over one million users’ personal information. On February 17, 2023, the CSRC released the Trial Administrative Measures of Overseas Securities Offering and Listing by Domestic Companies and five supporting guidelines, or, collectively, the Filing Rules, which took effect on March 31, 2023. According to the Filing Rules, domestic companies in mainland China that directly or indirectly offer or list their securities in an overseas market are required to file with the CSRC. In addition, an overseas listed company must also submit the filing with respect to its follow-on offerings, issuance of convertible corporate bonds and exchangeable bonds, and other equivalent offering activities, within a specific time frame requested under the Filing Rules. On February 17, 2023, the CSRC also held a press conference for the release of the Filing Rules, which, among others, clarified that the companies in mainland China that have been listed overseas before March 31, 2023 are not required to file with the CSRC immediately, but these companies should complete filing with the CSRC for their future equity and equity-linked securities financing activities in accordance with the Filing Rules. Based on the foregoing, we are required to file with the CSRC within three working days after the completion of the initial offering pursuant to a prospectus supplement to this prospectus and make a summary report to the CSRC after the completion of offerings under this prospectus. We plan to file with the CSRC as required, however, we cannot assure you that we will be able to receive clearance of such compliance requirement in a timely manner, or at all. Any failure of us to fully comply with new regulatory requirements may subject us to regulatory actions, such as warnings and fines, which may significantly limit or completely hinder our ability to offer or continue to offer our securities to investors and could cause the value of our securities to significantly decline or become worthless. However, as the Filing Rules was recently promulgated, it remains uncertain as to its interpretation, implementation and enforcement. If the CSRC, CAC or other regulatory agencies later promulgate new rules or explanations requiring that we obtain their approvals for our future offshore securities offerings, we may be unable to obtain such approvals in a timely manner, or at all, and such approvals may be rescinded even if obtained. Any such circumstance could significantly limit or completely hinder our ability to offer or continue to offer securities to investors and cause the value of such securities to significantly decline or be worthless.

We or certain of our directors have been involved, and may continue to be involved, in disputes, claims or proceedings arising from our operations from time to time, which could result in significant liabilities and reputational harm and could materially and adversely affect our business, financial condition and results of operations.

We or certain of our directors have been, and in the future may continue to be, involved in disputes, claims or proceedings that may disrupt our ongoing operations. For example, our chairman and founder, Mr. Shaoyun Han (“Mr. Han”), is party to an arbitration at the Hong Kong International Arbitration Centre (the “Arbitration Centre”) with certain of our shareholders (the “Claimants”) with respect to a share purchase agreement, dated as of December 7, 2018, as amended (the “Arbitration”). In connection with the Arbitration, the Claimants submitted an application with the Beijing No. 4 Intermediate People’s Court (the “Beijing Court”) for property preservation to freeze the property under Mr. Han’s name pending the results of the arbitration. The Beijing Court inspected that the case was related to a “Foreign Civil Relation” (as defined in the Interpretation of the Supreme People’s Court on Several Issues Relating to Application of the Law of the People’s Republic of China on Application of Laws to Foreign-related Civil Relations (I)) as the Claimants were foreign companies and ruled that certain of Mr. Han’s property would be sealed up or frozen for a period of three years, commencing on September 19, 2024, while the arbitration is ongoing, of which frozen property included Mr. Han’s 70% equity ownership in Beijing Tongcheng. Other than the ownership interest in Beijing Tongcheng, the property frozen under the arbitration is Mr. Han’s personal property, and thus we do not believe that it has any further impact on the Company. As advised by Mr. Han’s Hong Kong counsel, Tahota Law Firm, under the “Arrangement Concerning Mutual Assistance in Court-ordered Interim Measures in Aid of Arbitral Proceedings by the Courts of the Mainland and of the Hong Kong Special Administrative Region” which came into force on October 1, 2019, parties involved in Hong Kong arbitration proceedings may apply to mainland China courts for property preservation, including the freezing of equity. As further advised by Mr. Han’s Hong Kong counsel, mainland China courts, with a relatively low threshold for interim injunctions, typically grant preservation orders upon receipt of a guarantee and the necessary documentation, often without extensive case examination; and that the issuance of a freezing order does not suggest or imply any presumption regarding the final outcome of the arbitration court’s decision. However, should the Arbitration Centre ultimately rule in favor of the Claimants, Mr. Han’s equity interest in Beijing Tongcheng could be auctioned, liquidated or otherwise disposed of which could result in, among other things, our ultimate loss of control over Beijing Tongcheng and its subsidiaries and/or deconsolidation thereof from our consolidated financial statements. As of the date of this prospectus, no merit hearing has been scheduled for the arbitration and we are not aware of any other lawsuits threatened against us or our directors, that in the opinion of our management, if determined adversely to us or our directors, would individually or taken together have a material adverse effect on our business, operating results, financial condition or cash flows.

We cannot assure you that there will not be any future claims against us or our directors or that we or our directors would successfully defend against them. Any such suit, whether or not successful, could harm our reputation, result in share price volatility and a loss of customers, and restrict our ability to raise capital in the future. Even if claims do not result in litigation or are resolved in our favor, these claims, and the time and resources necessary to resolve them, could divert the resources of our management and require significant expenditures, which could prevent us from competing effectively and could have an adverse effect on our business, operating results, and financial condition. In addition, if a claim is successfully made against us, we may be required to pay significant damages, which could have a material adverse effect on our financial condition and results of operations. Furthermore, any disputes, claims or proceedings which are initially not of material importance may escalate and become important to us, due to a variety of factors, such as the facts and circumstances of the cases, the likelihood of loss, the monetary amount at stake and the parties involved. As of the date of this prospectus, we are not able to quantify the likelihood or amount of exposure from any of these potential actions.

Negative publicity arising from disputes, claims or proceedings may damage our reputation and adversely affect the image of our brands and products. In addition, if any verdict or award is rendered against us, we could be required to pay significant monetary damages, assume other liabilities and even to suspend or terminate the related business ventures or projects. Consequently, our business, results of operations and financial condition may be materially and adversely affected.

USE OF PROCEEDS

We intend to use the net proceeds from the sale of the securities registered as set forth in the applicable prospectus supplement.

ENFORCEABILITY OF CIVIL LIABILITIES

We are registered by way of continuation as an exempted company with limited liability under the laws of the Cayman Islands because of certain benefits associated with being a Cayman Islands exempted company, such as:

●	political and economic stability;

●	an effective judicial system;

●	a favorable tax system;

●	the absence of foreign exchange control or currency restrictions; and

●	the availability of professional and support services.

However, certain disadvantages accompany incorporation in the Cayman Islands. These disadvantages include, but are not limited to, the following:

●	the Cayman Islands has a less developed body of securities laws as compared to the United States and these securities laws provide significantly less protection to investors; and

●	Cayman Islands companies may not have standing to sue before the federal courts of the United States.

Our constitutional documents do not contain provisions requiring that disputes, including those arising under the securities laws of the United States, between us, our officers, directors and shareholders, be arbitrated.

To date, we have conducted a majority of our operations outside the United States, and a majority of our assets are located outside the United States. Substantially all of our officers are nationals or residents of jurisdictions other than the United States and a substantial portion of their assets are located outside the United States. As a result, it may be difficult or impossible for a shareholder to effect service of process within the United States upon us or these persons, or to enforce against us or them judgments obtained in United States courts, including judgments predicated upon the civil liability provisions of the securities laws of the United States or any state in the United States.

We have appointed Puglisi & Associates, located at 850 Library Avenue, Suite 204, Newark, Delaware 19711, as our agent upon whom process may be served in any action brought against us under the securities laws of the United States.

Cayman Islands

Conyers Dill & Pearman, our counsel as to Cayman Islands laws, has advised us that there is uncertainty as to whether the courts of the Cayman Islands would (1) recognize or enforce judgments of United States courts obtained against us or our directors or officers that are predicated upon the civil liability provisions of the securities laws of the United States or any state in the United States; or (2) entertain original actions brought in the Cayman Islands against us or our directors or officers predicated upon the civil liability provisions of the securities provisions of the securities laws of the United States or of any state in the United States.

Although there is no statutory recognition in the Cayman Islands of judgments obtained in the federal or state courts of the United States, although the Cayman Islands will generally recognize as a valid judgment, a final and conclusive judgment in personam obtained in the federal or state courts in the United States against us under which a sum of money is payable (other than a sum of money payable in respect of multiple damages, taxes or other charges of a like nature or in respect of a fine or other penalty) or, in certain circumstances, an in personam judgment for non-monetary relief, and would give a judgment based thereon provided that (a) such courts had proper jurisdiction over the parties subject to such judgment, (b) such courts did not contravene the rules of natural justice of the Cayman Islands, (c) such judgment was not obtained by fraud, (d) the enforcement of the judgment would not be contrary to the public policy of the Cayman Islands, (e) no new admissible evidence relevant to the action is submitted prior to the rendering of the judgment by the courts of the Cayman Islands, and (f) there is due compliance with the correct procedures under the laws of the Cayman Islands. However, the Cayman Islands courts are unlikely to enforce a judgment of a United States court predicated upon the civil liability provisions of the federal securities law if such judgment is determined by the courts of the Cayman Islands to give rise to obligations to make payments that are penal or punitive in nature. Because such a determination has not yet been made by a court of the Cayman Islands, it is uncertain whether such civil liability judgments from United States courts would be enforceable in the Cayman Islands.

The PRC

Beijing DOCVIT Law Firm, our counsel as to PRC laws, has advised us that the PRC Civil Procedures Law governs the recognition and enforcement of foreign judgments. PRC courts may recognize and enforce foreign judgments in accordance with the PRC Civil Procedures Law based either on treaties between China and the country where the judgment is made or on principles of reciprocity between jurisdictions.

The PRC does not have any treaties or other agreements with the United States or the Cayman Islands that provide for the reciprocal recognition and enforcement of foreign judgments. In addition, according to the PRC Civil Procedures Law, courts in the PRC will not enforce a foreign judgment against us or our directors and officers if they determine that the judgment violates the basic principles of PRC law or national sovereignty, security or public interest. As a result, it is uncertain whether a PRC court would enforce a judgment rendered by a court in the United States or the Cayman Islands. Under the PRC Civil Procedures Law, foreign shareholders may originate actions based on PRC law against us in the PRC, if they can establish sufficient nexus to the PRC for a PRC court to have jurisdiction, and meet other procedural requirements, including, among others, the plaintiff must have a direct interest in the case, and there must be a concrete claim, a factual basis and a cause for the suit.

In addition, it will be difficult for U.S. shareholders to originate actions against us in China in accordance with PRC laws because we are registered by way of continuation under the laws of the Cayman Islands and it will be difficult for U.S. shareholders, by virtue only of holding our ordinary shares, to establish a connection to China for a PRC court to have jurisdiction as required under the PRC Civil Procedures Law.

TAXATION

Material income tax consequences relating to the purchase, ownership and disposition of any of the securities offered by this prospectus will be set forth in the applicable prospectus supplement relating to the offering of those securities.

DESCRIPTION OF THE SECURITIES WE MAY OFFER

We may issue, offer and sell from time to time, in one or more offerings, the following securities:

●	ADSs

●	Class A ordinary shares;

●	preferred shares;

●	debt securities;

●	warrants to purchase ADSs, Class A ordinary shares, preferred shares or debt securities;

●	subscription rights to purchase ADSs, Class A ordinary shares, preferred shares or debt securities; and

●	units consisting of any combination of ADSs, Class A ordinary shares, preferred shares, debt securities, warrants to purchase ADSs, Class A ordinary shares, preferred shares or debt securities and/or subscription rights to purchase ADSs, Class A ordinary shares, preferred shares or debt securities.

The following is a description of the terms and provisions of our ADSs, Class A ordinary shares, preferred shares, debt securities, warrants to purchase ADSs, Class A ordinary shares, preferred shares or debt securities, subscription rights to purchase Class A ordinary shares, preferred shares or debt securities and units consisting of any combination of Class A ordinary shares, preferred shares, debt securities, warrants to purchase Class A ordinary shares, preferred shares or debt securities and/or subscription rights to purchase Class A ordinary shares, preferred shares or debt securities, which we may offer and sell using this prospectus. These summaries are not meant to be a complete description of each security. We will set forth in the applicable prospectus supplement a description of the securities that may be offered under this prospectus. The terms of the offering of securities, the initial offering price and the net proceeds to us, as applicable, will be contained in the prospectus supplement and other offering material relating to such offering. The prospectus supplement may also add, update or change information contained in this prospectus. This prospectus and any accompanying prospectus supplement will contain the material terms and conditions for each security. You should carefully read this prospectus and any prospectus supplement before you invest in any of our securities.

Ordinary Shares

General

We are a Cayman Islands exempted company and our affairs are governed by our fifth amended and restated memorandum (“Memorandum”) and fifth amended and restated articles of association (“Articles”) and the Companies Act (As Revised) of the Cayman Islands (the “Companies Act”).

Under our Memorandum and Articles, the objects of our company are unrestricted and we have the full power and authority to carry out any object not prohibited by the Companies Act or any other law of the Cayman Islands. Our authorized share capital is US$1,000,000 divided into 1,000,000,000 shares consisting of (a) 860,000,000 Class A ordinary shares with a par value of US$0.001 each, (b) 40,000,000 Class B ordinary shares with a par value of US$0.001 each, and (c) 100,000,000 shares with a par value of US$0.001 per share, of such class or classes (however designated) as the board of directors of the Company may determine in accordance with the Articles.

As of June 30, 2025, there were 229,535,149 Class A ordinary shares and 7,206,059 Class B ordinary shares issued and outstanding. Our issued and outstanding ordinary shares consist of Class A ordinary shares and Class B ordinary shares. All of our outstanding ordinary shares, which consist of Class A ordinary shares and Class B ordinary shares, are fully paid and non-assessable. Certificates representing the ordinary shares are issued in registered form. Our shareholders who are non-residents of the Cayman Islands may freely hold and transfer their ordinary shares.

Holders of our Class A ordinary shares and Class B ordinary shares have the same rights except for voting and conversion rights as set out in the Articles. The Class A ordinary shares and Class B ordinary shares rank pari passu with one another and have the same rights, preferences, privileges and restrictions as set out in the Articles.

Rights of Ordinary Shares

Dividends.   The holders of our ordinary shares are entitled to such dividends as may be declared by our board of directors, provided that dividends may be declared and paid out of funds legally available therefor, namely out of either profit, our share premium account or any other fund or account which can be authorized for this purpose in accordance with the Companies Act. Holders of Class A ordinary shares and Class B ordinary shares will be entitled to the same amount of dividends, if declared.

Voting Rights.   Holders of our ordinary shares are entitled to ten calendar days notice of meetings of our shareholders. In respect of all matters subject to a shareholders’ vote, each Class A ordinary share is entitled to one vote, and each Class B ordinary share is entitled to ten votes, voting together as one class. Voting at any meeting of shareholders is by show of hands unless a poll is demanded. A poll may be demanded by the chairman of such meeting or any shareholders present in person or by proxy.

A quorum required for a meeting of shareholders consists of two shareholders who hold at least 50% of all voting power of our share capital in issue at the meeting present in person or by proxy or, if a corporation or other non-natural person, by its duly authorized representative. Shareholders’ meetings may be held annually. Each general meeting, other than an annual general meeting, shall be an extraordinary general meeting. Extraordinary general meetings may be called by a majority of our board of directors or our chairman or upon a requisition of shareholders holding at the date of deposit of the requisition not less than 1/3 of the aggregate voting power of our company. Advance notice of at least ten calendar days is required for the convening of our annual general meeting and other general meetings.

An ordinary resolution to be passed at a meeting by the shareholders requires the affirmative vote of a simple majority of the votes attaching to the ordinary shares cast at a meeting, while a special resolution requires the affirmative vote of no less than 2/3 of the votes cast attaching to the outstanding ordinary shares at a meeting. A special resolution will be required for important matters such as a change of name or making changes to the Memorandum and Articles.

Conversion.   Each Class B ordinary share is convertible into one Class A ordinary share at any time by the holder thereof. Class A ordinary shares are not convertible into Class B ordinary shares under any circumstances. Upon any transfer of Class B ordinary shares by a holder to any person or entity which is not an affiliate of such holder, such Class B ordinary shares shall be automatically and immediately converted into the equivalent number of Class A ordinary shares.

Transfer of Ordinary Shares.   Subject to the restrictions set out below and the provisions above in respect of Class B ordinary shares, any of our shareholders may transfer all or any of his or her ordinary shares by an instrument of transfer in the usual or common form or any other form approved by our board of directors.

Our board of directors may, in its absolute discretion, decline to register any transfer of any ordinary share which is not fully paid up or on which we have a lien. Our board of directors may also decline to register any transfer of any ordinary share unless:

●	the instrument of transfer is lodged with us, accompanied by the certificate for the ordinary shares to which it relates and such other evidence as our board of directors may reasonably require to show the right of the transferor to make the transfer;

●	the instrument of transfer is in respect of only one class of ordinary shares;

●	the instrument of transfer is properly stamped, if required;

●	in the case of a transfer to joint holders, the number of joint holders to whom the ordinary share is to be transferred does not exceed four; and

●	a fee of such maximum sum as Nasdaq may determine to be payable or such lesser sum as our directors may from time to time require is paid to us in respect thereof.

If our directors refuse to register a transfer they shall, within three months after the date on which the instrument of transfer was lodged, send to each of the transferor and the transferee notice of such refusal.

The registration of transfers may, after compliance with any notice required of the Nasdaq, be suspended and the register closed at such times and for such periods as our board of directors may from time to time determine, provided, however, that the registration of transfers shall not be suspended nor the register closed for more than thirty days in any year as our board may determine.

Liquidation.   On a return of capital on winding up or otherwise (other than on conversion, redemption or purchase of ordinary shares), assets available for distribution among the holders of ordinary shares shall be distributed among the holders of the ordinary shares on a pro rata basis. If our assets available for distribution are insufficient to repay all of the paid-up capital, the assets will be distributed so that the losses are borne by our shareholders proportionately. Any distribution of assets or capital to a holder of a Class A ordinary share and a holder of a Class B ordinary share will be the same in any liquidation event.

Calls on Ordinary Shares and Forfeiture of Ordinary Shares.   Our board of directors may from time to time make calls upon shareholders for any amounts unpaid on their ordinary shares in a notice served to such shareholders at least fourteen calendar days prior to the specified time of payment. The ordinary shares that have been called upon and remain unpaid are subject to forfeiture.

Repurchase and Redemption of Ordinary Shares.   The Companies Act and the Memorandum and Articles permit us to purchase our own shares. In accordance with the Memorandum and Articles and provided the necessary shareholders or board approval have been obtained, we may issue shares on terms that are subject to redemption, at our option or at the option of the holders of these shares, on such terms and in such manner, including out of capital, as may be determined by our board of directors.

Inspection of Books and Records.   Holders of our ordinary shares have no general right under Cayman Islands law to inspect or obtain copies of our list of shareholders or our corporate records. However, we will provide our shareholders with annual audited financial statements.

Variations of Rights of Shares.   All or any of the special rights attached to any class of shares may, subject to the provisions of the Companies Act, be varied with the written consent of the holders of three-fourths of the issued shares of that class or with the sanction of a special resolution passed at a general meeting of the holders of the shares of that class. The rights conferred upon the holders of the shares of any class issued shall not, unless otherwise expressly provided by the terms of issue of the shares of that class, be deemed to be varied by the creation or issue of further shares ranking pari passu with such existing class of shares.

Limitations on the Rights to Own Class A Ordinary Shares

There are no limitations under the laws of the Cayman Islands or under our Memorandum and Articles that limit the right of non-resident or foreign owners to hold or vote Class A ordinary shares, other than anti-takeover provisions contained in the Memorandum and Articles to limit the ability of others to acquire control of our company or cause our company to engage in change-of-control transactions.

Provisions Affecting Any Change of Control

Anti-Takeover Provisions.   Some provisions of our Memorandum and Articles may discourage, delay or prevent a change of control of our company or management that shareholders may consider favorable, including provisions that authorize our board of directors to issue preferred shares in one or more series and to designate the price, rights, preferences, privileges and restrictions of such preferred shares without any further vote or action by our shareholders.

Ownership Threshold

There are no provisions under the laws of the Cayman Islands or under our Memorandum and Articles that govern the ownership threshold above which shareholder ownership must be disclosed.

Differences Between the Law of Cayman Islands and Delaware

The Companies Act is derived, to a large extent, from the older Companies Acts of England but does not follow recent United Kingdom statutory enactments, and accordingly there are significant differences between the Companies Act and the current Companies Act of England. In addition, the Companies Act differs from laws applicable to United States corporations and their shareholders. Set forth below is a summary of the significant differences between the provisions of the Companies Act applicable to us and the comparable provisions of the laws applicable to companies incorporated in the State of Delaware and their shareholders.

Mergers and Similar Arrangements.   The Companies Act permits mergers and consolidations between Cayman Islands companies and between Cayman Islands companies and non-Cayman Islands companies. For these purposes, (a) “merger” means the merging of two or more constituent companies and the vesting of their undertaking, property and liabilities in one of such companies as the surviving company and (b) a “consolidation” means the combination of two or more constituent companies into a combined company and the vesting of the undertaking, property and liabilities of such companies to the consolidated company. In order to effect such a merger or consolidation, the directors of each constituent company must approve a written plan of merger or consolidation, which must then be authorized by (a) a special resolution of the shareholders of each constituent company, and (b) such other authorization, if any, as may be specified in such constituent company’s articles of association. The written plan of merger or consolidation must be filed with the Registrar of Companies together with a declaration as to the solvency of the consolidated or surviving company, a statement of the assets and liabilities of each constituent company and an undertaking that a copy of the certificate of merger or consolidation will be given to the members and creditors of each constituent company and that notification of the merger or consolidation will be published in the Cayman Islands Gazette. Dissenting shareholders have the right to be paid the fair value of their shares (which, if not agreed between the parties, will be determined by the Cayman Islands court) if they follow the required procedures, subject to certain exceptions. The exercise of dissenter rights will preclude the exercise by the dissenting shareholder of any other rights to which he or she might otherwise be entitled by virtue of holding shares, save for the right to seek relief on the grounds that the merger or consolidation is void or unlawful. Court approval is not required for a merger or consolidation which is effected in compliance with these statutory procedures. The consent of each holder of a fixed or floating security interest over a constituent company is required unless this requirement is waived by a court in the Cayman Islands.

A merger between a Cayman parent company and its Cayman subsidiary or subsidiaries does not require authorization by a resolution of shareholders of that Cayman subsidiary if a copy of the plan of merger is given to every member of that Cayman subsidiary to be merged unless that member agrees otherwise. For this purpose a company is a “parent” of a subsidiary if it holds issued shares that together represent at least ninety percent (90%) of the votes at a general meeting of the subsidiary.

In addition, there are statutory provisions that facilitate the reconstruction and amalgamation of companies, provided that the arrangement is approved by a majority in number of each class of shareholders or creditors (representing 75% by value) with whom the arrangement is to be made and who must, in addition, represent three-fourths in value of each such class of shareholders or creditors, as the case may be, that are present and voting either in person or by proxy at a meeting, or meetings, convened for that purpose. The convening of the meetings and subsequently the arrangement must be sanctioned by the Grand Court of the Cayman Islands. While a dissenting shareholder or creditor has the right to express to the court the view that the transaction ought not to be approved, the court would nevertheless be likely to approve the arrangement if it determines that:

●	the statutory provisions as to the required majority vote have been met;

●	the shareholders have been fairly represented at the meeting in question and the statutory majority are acting bona fide without coercion of the minority to promote interests adverse to those of the class;

●	the arrangement is such that may be reasonably approved by an intelligent and honest man of that class acting in respect of his interest.; and

●	the arrangement is not one that would more properly be sanctioned under some other provision of the Companies Act.

Where a scheme or contract involving the transfer of shares or any class of shares in a company to another company has, within four months after the making of the offer, been approved by the holders of not less than ninety per cent in value of the shares affected, the offeror may, within a two-month period commencing on the expiration of such four-month period, require the holders of the remaining shares to transfer such shares on the terms of the offer. Dissenting shareholders may object by filing proceedings in the Grand Court of the Cayman Islands, but such objections are unlikely to be successful where the offer has been accepted by holders of 90% in value of the shares affected unless there is evidence of fraud, bad faith or collusion.

If an arrangement and reconstruction of a Cayman Islands company is approved by at least 90% in value of shareholders (as described above), a dissenting shareholder would have no rights comparable to the appraisal rights which it would have if the company in question were a Delaware corporation (being the right to receive payment in cash for the judicially determined value of its shares).

Shareholders’ Suits.   In principle, we will normally be the proper plaintiff to sue for a wrong done to us as a company, and as a general rule a derivative action may not be brought by a minority shareholder. However, based on English authorities, which would in all likelihood be of persuasive authority in the Cayman Islands, the Cayman Islands court can be expected to follow and apply the common law principles (namely the rule in Foss v. Harbottle and the exceptions thereto) so that a non-controlling shareholder may be permitted to commence a class action against or derivative actions in the name of our company to challenge actions where:

●	a company acts or proposes to act illegally or ultra vires;

●	the act complained of, although not ultra vires, could only be effected duly if authorized by more than a simple majority vote that has not been obtained; and

●	those who control our company are perpetrating a “fraud on the minority.”

Indemnification of Directors and Executive Officers and Limitation of Liability.   The ability of Cayman Islands companies to provide in their articles of association for indemnification of officers and directors is limited, insofar as it is not permissible for the directors to contract out of the core fiduciary duties they owe to the company, nor would any indemnity be effective if it were held by the Cayman Islands courts to be contrary to public policy, which would include any attempt to provide indemnification against civil fraud or the consequences of committing a crime. Our Memorandum and Articles provide that our directors and officers shall be indemnified against all actions, proceedings, costs, charges, expenses, losses, damages or liabilities incurred or sustained by such director or officer, other than by reason of such person’s own dishonesty, willful default or fraud, in or about the conduct of our company’s business or affairs (including as a result of any mistake of judgment) or in the execution or discharge of his duties, powers, authorities or discretions, including without prejudice to the generality of the foregoing, any costs, expenses, losses or liabilities incurred by such director or officer in defending (whether successfully or otherwise) any civil proceedings concerning our company or its affairs in any court whether in the Cayman Islands or elsewhere. This standard of conduct is generally the same as permitted under the Delaware General Corporation Law for a Delaware corporation. In addition, we have entered into indemnification agreements with each of our directors and executive officers that will provide such persons with additional indemnification beyond that provided in our Memorandum and Articles.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers or persons controlling us under the foregoing provisions, we have been informed that, in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Anti-Takeover Provisions in the Memorandum and Articles.   Some provisions of our Memorandum and Articles may discourage, delay or prevent a change of control of our company or management that shareholders may consider favorable, including provisions that authorize our board of directors to issue preferred shares in one or more series and to designate the price, rights, preferences, privileges and restrictions of such preferred shares without any further vote or action by our shareholders.

Directors’ Fiduciary Duties.   Under Delaware corporate law, a director of a Delaware corporation has a fiduciary duty to the corporation and its shareholders. This duty has two components: the duty of care and the duty of loyalty. The duty of care requires that a director act in good faith, with the care that an ordinarily prudent person would exercise under similar circumstances. Under this duty, a director must inform himself of and disclose to shareholders, all material information reasonably available regarding a significant transaction. The duty of loyalty requires that a director act in a manner he or she reasonably believes to be in the best interests of the corporation. He or she must not use his or her corporate position for personal gain or advantage. This duty prohibits self-dealing by a director and mandates that the best interest of the corporation and its shareholders take precedence over any interest possessed by a director, officer or controlling shareholder and not shared by the shareholders generally. In general, actions of a director are presumed to have been made on an informed basis, in good faith and in the honest belief that the action taken was in the best interests of the corporation. However, this presumption may be rebutted by evidence of a breach of one of the fiduciary duties. Should such evidence be presented concerning a transaction by a director, a director must prove the procedural fairness of the transaction and that the transaction was of fair value to the corporation.

As a matter of Cayman Islands law, a director of a Cayman Islands company is in the position of a fiduciary with respect to the company and therefore he owes duties to the company including the following — a duty to act in good faith in the best interests of the company, a duty not to make a personal profit based on his or her position as director (unless the company permits him to do so), a duty not to put himself in a position where the interests of the company conflict with his or her personal interest or his or her duty to a third party and a duty to exercise powers for the purpose for which such powers were intended. A director of a Cayman Islands company owes to the company a duty to act with diligence, skill and care that a reasonably prudent person would exercise in comparable circumstances.

Shareholder Proposals.   Under the Delaware General Corporation Law, a shareholder has the right to put any proposal before the annual meeting of shareholders, provided it complies with the notice provisions in the governing documents. The Delaware General Corporation Law does not provide shareholders an express right to put any proposal before the annual meeting of shareholders, but in keeping with common law, Delaware corporations generally afford shareholders an opportunity to make proposals and nominations provided that they comply with the notice provisions in the certificate of incorporation or bylaws. A special meeting may be called by the board of directors or any other person authorized to do so in the governing documents, but shareholders may be precluded from calling special meetings.

Cayman Islands law does not provide shareholders with rights to requisition a general meeting or to put any proposals before a general meeting. However, these rights may be provided in a company’s articles of association. Our Memorandum and Articles provide that, on the requisition of shareholders holding shares representing in aggregate not less than one-third (1/3) of all votes attaching to all issued and outstanding shares of the Company that as at the date of the deposit of such requisition carry the right to vote at general meetings of the Company, the board shall convene an extraordinary general meeting. However, our Memorandum and Articles do not provide our shareholders with any right to put any proposals before annual general meetings or extraordinary general meetings not called by such shareholders. As an exempted Cayman Islands company, we are not obliged by law to call shareholders’ annual general meetings.

Cumulative Voting.   Under the Delaware General Corporation Law, cumulative voting for elections of directors is not permitted unless the corporation’s certificate of incorporation specifically provides for it. Cumulative voting potentially facilitates the representation of minority shareholders on a board of directors since it permits the minority shareholder to cast all the votes to which the shareholder is entitled on a single director, which increases the shareholder’s voting power with respect to electing such director. Cayman Islands law does not prohibit cumulative voting, but our current articles of association do not provide for cumulative voting. As a result, our shareholders are not afforded any less protections or rights on this issue than shareholders of a Delaware corporation.

Appointment of Directors.   Unless otherwise determined by our company in general meeting, our fifth amended and restated articles of association provide that our board will consist of not less than three directors. There are no provisions relating to retirement of directors upon reaching any age limit.

The directors have the power to appoint any person as a director either to fill a casual vacancy on the board or as an addition to the existing board. Our shareholders may also appoint any person to be a director by way of ordinary resolution.

Removal of Directors.   Under the Delaware General Corporation Law, a director of a corporation with a classified board may be removed only for cause with the approval of a majority of the outstanding shares entitled to vote, unless the certificate of incorporation provides otherwise. Under our Memorandum and Articles, a director may be removed with or without cause by ordinary resolution. In addition, the office of any director shall be vacated if the director (i) becomes bankrupt or makes any arrangement or composition with his creditors, (ii) dies or is found to be or becomes of unsound mind, (iii) resigns his office by notice in writing to our company, or (iv) without special leave of absence from our board, is absent from three consecutive board meetings and our board resolves that his office be vacated.

Transactions with Interested Shareholders.   The Delaware General Corporation Law contains a business combination statute applicable to Delaware public corporations whereby, unless the corporation has specifically elected not to be governed by such statute by amendment to its certificate of incorporation or bylaws that is approved by its shareholders, it is prohibited from engaging in certain business combinations with an “interested shareholder” for three years following the date that such person becomes an interested shareholder. An interested shareholder generally is a person or a group who or which owns or owned 15% or more of the target’s outstanding voting stock or who or which is an affiliate or associate of the corporation and owned 15% or more of the corporation’s outstanding voting stock within the past three years. This has the effect of limiting the ability of a potential acquirer to make a two-tiered bid for the target in which all shareholders would not be treated equally. The statute does not apply if, among other things, prior to the date on which such shareholder becomes an interested shareholder, the board of directors approves either the business combination or the transaction which resulted in the person becoming an interested shareholder. This encourages any potential acquirer of a Delaware corporation to negotiate the terms of any acquisition transaction with the target’s board of directors.

Cayman Islands law has no comparable statute. As a result, we cannot avail ourselves of the types of protections afforded by the Delaware business combination statute. However, although Cayman Islands law does not regulate transactions between a company and its significant shareholders, it does provide that such transactions must be entered into bona fide in the best interests of the company and for a proper corporate purpose and not with the effect of constituting a fraud on the minority shareholders.

Dissolution; Winding Up.   Under the Delaware General Corporation Law, unless the board of directors approves the proposal to dissolve, dissolution must be approved by shareholders holding 100% of the total voting power of the corporation. Only if the dissolution is initiated by the board of directors may it be approved by a simple majority of the corporation’s outstanding shares. Delaware law allows a Delaware corporation to include in its certificate of incorporation a supermajority voting requirement in connection with dissolutions initiated by the board.

Under Cayman Islands law, a company may be wound up either by an order of the Grand Court of the Cayman Islands or by a special resolution of its members. A company may be wound up by the Grand Court of the Cayman Islands for a number of reasons, including: (i) the company has passed a special resolution of requiring the company to be wound up by the Grand Court; (ii) the company is unable to pay its debts; and (iii) the Grand Court is of opinion that it is just and equitable that the company should be wound up.

Variation of Rights of Shares.   Under the Delaware General Corporation Law, a corporation may vary the rights of a class of shares with the approval of a majority of the outstanding shares of such class, unless the certificate of incorporation provides otherwise. Under our current articles of association, we may only materially adversely vary the rights attached to any class of shares (subject to any rights or restrictions for the time being attached to any class of share) with the consent in writing of the holders of the three-fourths of issued shares of that class or with the sanction of a special resolution passed at a separate meeting of the holders of the shares of that class by the holders of two-thirds of the issued shares of that class.

Amendment of Governing Documents.   Under the Delaware General Corporation Law, a corporation’s certificate of incorporation may be amended only if adopted and declared advisable by the board of directors and approved by a majority of the outstanding shares entitled to vote and the bylaws may be amended with the approval of a majority of the outstanding shares entitled to vote and may, if so provided in the certificate of incorporation, also be amended by the board of directors. Under the Companies Act, our Memorandum and Articles may only be amended by special resolution of our shareholders.

Rights of Non-Resident or Foreign Shareholders.   There are no limitations imposed by our Memorandum and Articles on the rights of non-resident or foreign shareholders to hold or exercise voting rights on our shares. In addition, there are no provisions in our Memorandum and Articles governing the ownership threshold above which shareholder ownership must be disclosed.

Directors’ Power to Issue Shares.   Under our Memorandum and Articles, our board of directors are authorized to issue additional Class A ordinary shares from time to time as our board of directors shall determine, to the extent of available authorized but unissued shares.

Exempted Company.   The Companies Act in the Cayman Islands distinguishes between ordinary resident companies and exempted companies. Any company that is registered in the Cayman Islands but conducts business mainly outside of the Cayman Islands may apply to be registered as an exempted company. The requirements for an exempted company are essentially the same as for an ordinary company except for the exemptions and privileges listed below:

●	an exempted company does not have to file an annual return of its shareholders with the Registrar of Companies;

●	an exempted company’s register of members is not required to be open to inspection;

●	an exempted company does not have to hold an annual general meeting;

●	an exempted company may issue no par value shares;

●	an exempted company may obtain an undertaking against the imposition of any future taxation (such undertakings are usually given for 20 years in the first instance);

●	an exempted company may register by way of continuation in another jurisdiction and be deregistered in the Cayman Islands;

●	an exempted company may register as a limited duration company; and

●	an exempted company may register as a segregated portfolio company.

“Limited liability” means that the liability of each shareholder is limited to the amount unpaid by the shareholder on that shareholder’s shares of the company (except in exceptional circumstances, such as involving fraud, the establishment of an agency relationship or an illegal or improper purpose or other circumstances in which a court may be prepared to pierce or lift the corporate veil).

Changes in Capital

Our shareholders may from time to time by ordinary resolution:

●	increase our share capital by such sum, to be divided into shares of such classes and amount, as the resolution shall prescribe;

●	consolidate and divide all or any of our share capital into shares of a larger amount than our existing shares;

●	sub-divide our existing shares, or any of them into shares of a smaller amount, provided that in the subdivision the proportion between the amount paid and the amount, if any, unpaid on each reduced share shall be the same as it was in case of the share from which the reduced share is derived; or

●	cancel any shares which, at the date of the passing of the resolution, have not been taken or agreed to be taken by any person and diminish the amount of our share capital by the amount of the shares so canceled.

Our shareholders may by special resolution, subject to confirmation by the Grand Court of the Cayman Islands on an application by our company for an order confirming such reduction, reduce our share capital or any capital redemption reserve in any manner permitted by law.

American Depositary Shares

Citibank, N.A., as depositary will issue our ADSs. Each ADS will represent an ownership interest in five Class A ordinary share which we will deposit with the custodian, as agent of the depositary, under the deposit agreement among ourselves, the depositary and ADS holders. In the future, each ADS will also represent any securities, cash or other property deposited with the depositary but which they have not distributed directly to ADS holders. Unless certificated ADRs are specifically requested by the holder, all ADSs will be issued on the books of our depositary in book-entry form and periodic statements will be mailed to such holders which reflect their ownership interest in such ADSs. In our description, references to American depositary receipts or ADRs shall include the statements a holder of ADSs will receive which reflect ownership of a holder’s ADSs.

The depositary’s office is located at 388 Greenwich Street, New York, New York 10005. The depositary has appointed Citibank, N.A.  Hong Kong branch as custodian of the securities, cash and other property represented by the ADSs.

ADSs may be held either directly or indirectly through a broker or other financial institution. If ADSs are held directly, by having an ADS registered in the name of the holder on the books of the depositary, then such holder is an ADR holder. If ADSs are held through a broker or financial institution nominee, such holder must rely on the procedures of such broker or financial institution to assert the rights of an ADS holder described in this section.

ADS holders are not treated as a shareholder of the Company and will not have any shareholder rights. Cayman Islands law governs shareholder rights. Because the depositary or its nominee will be the shareholder of record for the shares represented by all outstanding ADSs, shareholder rights rest with such record holder. The rights of an ADS holder are derived from the terms of the deposit agreement to be entered into among us, the depositary and all registered holders from time to time of ADSs issued under the deposit agreement. The obligations of the depositary and its agents are also set out in the deposit agreement. Because the depositary or its nominee will actually be the registered owner of the shares, ADS holders must rely on it to exercise the rights of a shareholder such holders behalf. The deposit agreement and the ADSs are governed by New York law. Under the deposit agreement, an ADS holder agrees that any legal suit, action or proceeding against or involving us or the depositary, arising out of or based upon the deposit agreement or transactions contemplated thereby, may only be instituted in a state or federal court in New York, New York, and an ADS holder irrevocably waive any objection which they may have to the laying of venue of any such proceeding and irrevocably submit to the exclusive jurisdiction of such courts in any such suit, action or proceeding.

The following is a summary of what we believe to be the material terms of the deposit agreement. Notwithstanding this, because it is a summary, it may not contain all the information that you may otherwise deem important. For more complete information, you should read the entire deposit agreement and the form of ADR which contains the terms of your ADSs. The deposit agreement has been filed with the SEC on July 3, 2014 as an exhibit to the registration statement on Form S-8 (File No. 333-197226).

Dividends and Other Distributions

How will you receive dividends and other distributions on the Class A ordinary shares?

We may make various types of distributions with respect to our securities. The depositary has agreed that, to the extent practicable, it will pay to you the cash dividends or other distributions it or the custodian receives on shares or other deposited securities, after converting any cash received into U.S. dollars (if it determines such conversion may be made on a practicable basis) and, in all cases, making any necessary deductions provided for in the deposit agreement. The depositary may utilize a division, branch or affiliate of Citibank, N.A. to direct, manage and/or execute any public and/or private sale of securities under the deposit agreement. Such division, branch and/or affiliate may charge the depositary a fee in connection with such sales, which fee is considered an expense of the depositary. You will receive these distributions in proportion to the number of underlying securities that your ADSs represent.

●	Cash. The depositary will distribute any U.S. dollars available to it resulting from a cash dividend or other cash distribution or the net proceeds of sales of any other distribution or portion thereof (to the extent applicable), on an averaged or other practicable basis, subject to (i) appropriate adjustments for taxes withheld, (ii) such distribution being impermissible or impracticable with respect to certain registered ADS holders, and (iii) deduction of the depositary’s and/or its agents’ expenses in (1) converting any foreign currency to U.S. dollars to the extent that it determines that such conversion may be made on a reasonable basis, (2) transferring foreign currency or U.S. dollars to the United States by such means as the depositary may determine to the extent that it determines that such transfer may be made on a reasonable basis, (3) obtaining any approval or license of any governmental authority required for such conversion or transfer, which is obtainable at a reasonable cost and within a reasonable time and (4) making any sale by public or private means in any commercially reasonable manner. If exchange rates fluctuate during a time when the depositary cannot convert a foreign currency, you may lose some or all of the value of the distribution.

●	Shares. In the case of a distribution in shares, the depositary will issue additional ADSs representing such shares. Only whole ADSs will be issued. Any shares which would result in fractional ADSs will be sold and the net proceeds will be distributed in the same manner as cash to the ADS holders entitled thereto.

●	Rights to receive additional shares. In the case of a distribution of rights to subscribe for additional shares or other rights, if we timely provide evidence satisfactory to the depositary that it may lawfully distribute such rights, the depositary will distribute warrants or other instruments in the discretion of the depositary representing such rights. However, if we do not timely furnish such evidence, the depositary may: (a) sell such rights if practicable and distribute the net proceeds in the same manner as cash to the ADS holders entitled thereto; or (b) if it is not practicable to sell such rights by reason of the non-transferability of the rights, limited markets therefor, their short duration or otherwise, do nothing and allow such rights to lapse, in which case ADS holders will receive nothing and the rights may lapse. We have no obligation to file a registration statement under the Securities Act in order to make any rights available to ADS holders.

●	Other Distributions. In the case of a distribution of securities or property other than those described above, the depositary may either (i) distribute such securities or property in any manner it deems practicable or (ii) to the extent the depositary deems distribution of such securities or property not to be practicable, sell such securities or property and distribute any net proceeds in the same way it distributes cash.

●	Elective Distributions. In the case of a dividend payable at the election of our shareholders in cash or in additional shares, we will notify the depositary at least 30 days prior to the proposed distribution stating whether or not we wish such elective distribution to be made available to ADS holders. The depositary shall make such elective distribution available to ADS holders only if (i) we shall have timely requested that the elective distribution is available to ADS holders, (ii) the depositary shall have determined that such distribution is reasonably practicable and (iii) the depositary shall have received satisfactory documentation within the terms of the deposit agreement including any legal opinions of counsel that the depositary in its reasonable discretion may request. If the above conditions are not satisfied, the depositary shall, to the extent permitted by law, distribute to the ADS holders, on the basis of the same determination as is made in the local market in respect of the shares for which no election is made, either (x) cash or (y) additional ADSs representing such additional shares. If the above conditions are satisfied, the depositary shall establish procedures to enable ADS holders to elect the receipt of the proposed dividend in cash or in additional ADSs. There can be no assurance that ADS holders generally, or any ADR holder in particular, will be given the opportunity to receive elective distributions on the same terms and conditions as the holders of shares.

If the depositary determines in its discretion that any distribution described above is not practicable with respect to any specific registered ADS holder, the depositary may choose any method of distribution that it deems practicable for such ADS holder, including the distribution of foreign currency, securities or property, or it may retain such items, without paying interest on or investing them, on behalf of the ADS holder as deposited securities, in which case the ADSs will also represent the retained items.

Any U.S. dollars will be distributed by checks drawn on a bank in the United States for whole dollars and cents. Fractional cents will be withheld without liability and dealt with by the depositary in accordance with its then current practices.

The depositary is not responsible if it decides that it is unlawful or not reasonably practicable to make a distribution available to any ADR holders.

There can be no assurance that the depositary will be able to convert any currency at a specified exchange rate or sell any property, rights, shares or other securities at a specified price, nor that any of such transactions can be completed within a specified time period.

Deposit, Withdrawal and Cancellation

How does the depositary issue ADSs?

The depositary will issue ADSs if you or your broker deposit shares or evidence of rights to receive shares with the custodian and pay the fees and expenses owing to the depositary in connection with such issuance.

Shares deposited in the future with the custodian must be accompanied by certain delivery documentation and shall, at the time of such deposit, be registered in the name of Citibank, N.A., as depositary for the benefit of holders of ADSs or in such other name as the depositary shall direct.

The custodian will hold all deposited shares for the account of the depositary. ADS holders thus have no direct ownership interest in the shares and only have such rights as are contained in the deposit agreement. The custodian will also hold any additional securities, property and cash received on or in substitution for the deposited shares. The deposited shares and any such additional items are referred to as “deposited securities.”

Upon each deposit of shares, receipt of related delivery documentation and compliance with the other provisions of the deposit agreement, including the payment of the fees and charges of the depositary and any taxes or other fees or charges owing, the depositary will issue ADSs in the name or upon the order of the person entitled thereto. All of the ADSs issued will, unless specifically requested to the contrary, be part of the depositary’s direct registration system, and a registered holder will receive periodic statements from the depositary which will show the number of ADSs registered in such holder’s name. An ADS holder can request that the ADSs not be held through the depositary’s direct registration system and that a certificated ADR be issued.

How do ADS holders cancel an ADS and obtain deposited securities?

When you turn in your ADR certificate at the depositary’s office, or when you provide proper instructions and documentation in the case of direct registration ADSs, the depositary will, upon payment of certain applicable fees, charges and taxes, deliver the underlying shares to you or upon your written order. Delivery of deposited securities in certificated form will be made at the custodian’s office. At your risk, expense and request, the depositary may deliver deposited securities at such other place as you may request.

The depositary may only restrict the withdrawal of deposited securities in connection with:

●	temporary delays caused by closing our transfer books or those of the depositary or the deposit of shares in connection with voting at a shareholders’ meeting, or the payment of dividends;

●	the payment of fees, taxes and similar charges; or

●	compliance with any U.S. or foreign laws or governmental regulations relating to the ADRs or to the withdrawal of deposited securities.

This right of withdrawal may not be limited by any other provision of the deposit agreement.

Record Dates

The depositary may, after consultation with us if practicable, fix record dates for the determination of the registered ADS holders who will be entitled (or obligated, as the case may be):

●	to receive any distribution on or in respect of shares,

●	to give instructions for the exercise of voting rights at a meeting of holders of shares, or

●	to pay the fee assessed by the depositary for administration of the ADR program and for any expenses as provided for in the ADR,

●	to receive any notice or to act in respect of other matters

all subject to the provisions of the deposit agreement.

Voting Rights

How do I vote?

If you are an ADS holder and the depositary asks you to provide it with voting instructions, you may instruct the depositary how to exercise the voting rights for the shares which underlie your ADSs. As soon as practicable after receiving notice of any meeting or solicitation of consents or proxies from us, the depositary will distribute to the registered ADS holders a notice stating such information as is contained in the voting materials received by the depositary and describing how you may instruct the depositary to exercise the voting rights for the shares which underlie your ADSs, including instructions for giving a discretionary proxy to a person designated by us. For instructions to be valid, the depositary must receive them in the manner and on or before the date specified. The depositary will try, as far as is practical, subject to the provisions of and governing the underlying shares or other deposited securities, to vote or to have its agents vote the shares or other deposited securities as you instruct. The depositary will only vote or attempt to vote as you instruct. Holders are strongly encouraged to forward their voting instructions to the depositary as soon as possible. Voting instructions will not be deemed to be received until such time as the ADR department responsible for proxies and voting has received such instructions notwithstanding that such instructions may have been physically received by the depositary prior to such time. The depositary will not itself exercise any voting discretion. Furthermore, neither the depositary nor its agents are responsible for any failure to carry out any voting instructions, for the manner in which any vote is cast or for the effect of any vote. Notwithstanding anything contained in the deposit agreement or any ADR, the depositary may, to the extent not prohibited by law or regulations, or by the requirements of the stock exchange on which the ADSs are listed, in lieu of distribution of the materials provided to the depositary in connection with any meeting of, or solicitation of consents or proxies from, holders of deposited securities, distribute to the registered holders of ADSs a notice that provides such holders with, or otherwise publicizes to such holders, instructions on how to retrieve such materials or receive such materials upon request (i.e., by reference to a website containing the materials for retrieval or a contact for requesting copies of the materials).

We have advised the depositary that under the Cayman Islands law and our constituent documents, each as in effect as of the date of the deposit agreement, voting at any meeting of shareholders is by show of hands unless a poll is (before or on the declaration of the results of the show of hands) demanded. In the event that voting on any resolution or matter is conducted on a show of hands basis in accordance with our constituent documents, the depositary will instruct the custodian to vote all deposited securities in accordance with the voting instructions received from a majority of holders of ADSs who provided voting instructions. The depositary will not demand a poll or join in demanding a poll, whether or not requested to do so by holders of ADSs. There is no guarantee that you will receive voting materials in time to instruct the depositary to vote and it is possible that you, or persons who hold their ADSs through brokers, dealers or other third parties, will not have the opportunity to exercise a right to vote.

Reports and Other Communications

Will ADS holders be able to view our reports?

The depositary will make available for inspection by ADS holders at the offices of the depositary and the custodian the deposit agreement, the provisions of or governing deposited securities, and any written communications from us which are both received by the custodian or its nominee as a holder of deposited securities and made generally available to the holders of deposited securities.

Additionally, if we make any written communications generally available to holders of our shares, and we furnish copies thereof (or English translations or summaries) to the depositary, it will distribute the same to registered ADS holders.

Fees and Expenses

What fees and expenses will I be responsible for paying?

Charges will be payable by each person to whom ADSs are issued, including, without limitation, issuances against deposits of shares, issuances in respect of share distributions, rights and other distributions, issuances pursuant to a stock dividend or stock split declared by us or issuances pursuant to a merger, exchange of securities or any other transaction or event affecting the ADSs or deposited securities, and each person surrendering ADSs for withdrawal of deposited securities or whose ADSs are cancelled or reduced for any other reason, up to $5.00 for each 100 ADSs (or any portion thereof) issued, delivered, reduced, cancelled or surrendered, as the case may be. The depositary may sell (by public or private sale) sufficient securities and property received in respect of a share distribution, rights and/or other distribution prior to such deposit to pay such charge.

The following additional charges shall be incurred by the ADS holders, by any party depositing or withdrawing shares or by any party surrendering ADSs or to whom ADSs are issued (including, without limitation, issuance pursuant to a stock dividend or stock split declared by us or an exchange of stock regarding the ADSs or the deposited securities or a distribution of ADSs), whichever is applicable:

●	a fee of up to U.S.$0.05 per ADS for any cash distribution made pursuant to the deposit agreement;

●	a fee of up to U.S.$0.05 per ADS per calendar year (or portion thereof) for services performed by the depositary in administering the ADSs (which fee may be charged on a periodic basis during each calendar year and shall be assessed against holders of ADSs as of the record date or record dates set by the depositary during each calendar year and shall be payable in the manner described in the next succeeding provision);

●	a fee for the reimbursement of such fees, charges and expenses as are incurred by the depositary and/or any of its agents (including, without limitation, the custodian and expenses incurred on behalf of holders in connection with compliance with foreign exchange control regulations or any law or regulation relating to foreign investment) in connection with the servicing of the shares or other deposited securities, the sale of securities (including, without limitation, deposited securities), the delivery of deposited securities or otherwise in connection with the depositary’s or its custodian’s compliance with applicable law, rule or regulation (which fees and charges shall be assessed on a proportionate basis against holders as of the record date or dates set by the depositary and shall be payable at the sole discretion of the depositary by billing such holders or by deducting such charge from one or more cash dividends or other cash distributions);

●	a fee for the distribution of securities (or the sale of securities in connection with a distribution), such fee being in an amount equal to the $0.05 per ADS issuance fee for the execution and delivery of ADSs which would have been charged as a result of the deposit of such securities (treating all such securities as if they were shares) but which securities or the net cash proceeds from the sale thereof are instead distributed by the depositary to those holders entitled thereto;

●	stock transfer or other taxes and other governmental charges;

●	cable, telex and facsimile transmission and delivery charges incurred at your request in connection with the deposit or delivery of shares;

●	transfer or registration fees for the registration of transfer of deposited securities on any applicable register in connection with the deposit or withdrawal of deposited securities; and

●	in connection with the conversion of foreign currency into U.S. dollars, the depositary or the custodian shall deduct out of such foreign currency the fees and expenses charged by it or its agent so appointed in connection with such conversion.

We will pay all other charges and expenses of the depositary and any agent of the depositary (except the custodian) pursuant to agreements from time to time between us and the depositary. The charges described above may be amended from time to time by agreement between us and the depositary.

The depositary has agreed to reimburse us for certain expenses we incur that are related to establishment and maintenance of the ADR program upon such terms and conditions as we and the depositary may agree from time to time. The Depositary may make available to us a set amount or a portion of the depositary fees charged in respect of the ADR program or otherwise upon such terms and conditions as we and the Depositary may agree from time to time. The depositary collects fees for the issuance and cancellation of ADSs directly from investors depositing shares or surrendering ADSs for the purpose of withdrawal or from intermediaries acting for them. The depositary collects fees for making distributions to investors by deducting those fees from the amounts distributed or by selling a portion of distributable property to pay the fees. The depositary may collect the fees for depositary services by deduction from cash distributions, or by directly billing investors, or by charging the book-entry system accounts of participants acting for them. The depositary will generally set off the amounts owing from distributions made to holders of ADSs. If, however, no distribution exists and payment owing is not timely received by the depositary, the depositary may refuse to provide any further services to holders that have not paid those fees and expenses owing until such fees and expenses have been paid. At the discretion of the depositary, all fees and charges owing under the deposit agreement are due in advance and/or when declared owing by the depositary.

Payment of Taxes

ADS holders must pay any tax or other governmental charge payable by the custodian or the depositary on any ADS or ADR, deposited security or distribution. If an ADS holder owes any tax or other governmental charge, the depositary may (i) deduct the amount thereof from any cash distributions, or (ii) sell deposited securities (by public or private sale) and deduct the amount owing from the net proceeds of such sale. In either case the ADS holder remains liable for any shortfall. Additionally, if any taxes or other governmental charges (including any penalties and/or interest) shall become payable by or on behalf of the custodian or the depositary with respect to any ADS, any deposited securities represented by the ADSs evidenced thereby or any distribution thereon, including, without limitation, any Chinese Enterprise Income Tax owing if the Circular Guoshuifa [2009] No. 82 issued by the Chinese State Administration of Taxation (SAT) or any other circular, edict, order or ruling, as issued and as from time to time amended, is applied or otherwise, such tax or other governmental charge shall be paid by the holder thereof to the depositary. By holding or having held an ADS the holder and all prior holders thereof, jointly and severally, agree to indemnify, defend and save harmless each of the depositary and its agents in respect thereof. If any tax or governmental charge is unpaid, the depositary may also refuse to effect any registration, registration of transfer, split-up or combination of deposited securities or withdrawal of deposited securities until such payment is made. If any tax or governmental charge is required to be withheld on any cash distribution, the depositary may deduct the amount required to be withheld from any cash distribution or, in the case of a non-cash distribution, sell the distributed property or securities (by public or private sale) to pay such taxes and distribute any remaining net proceeds or the balance of any such property after deduction of such taxes to the ADS holders entitled thereto.

By holding an ADS or an interest therein, you will be agreeing to indemnify us, the depositary, its custodian and any of our or their respective officers, directors, employees, agents and affiliates against, and hold each of them harmless from, any claims by any governmental authority with respect to taxes, additions to tax, penalties or interest arising out of any refund of taxes, reduced rate of withholding at source or other tax benefit obtained.

Reclassifications, Recapitalizations and Mergers

If we take certain actions that affect the deposited securities, including (i) any change in par value, split-up, consolidation, cancellation or other reclassification of deposited securities or (ii) any distributions of shares or other property not made to holders of ADSs or (iii) any recapitalization, reorganization, merger, consolidation, liquidation, receivership, bankruptcy or sale of all or substantially all of our assets, then the depositary may choose to, and shall if reasonably requested by us among other steps:

1.	amend the form of ADR;

2.	distribute additional or amended ADSs;

3.	distribute cash, securities or other property it has received in connection with such actions;

4.	sell any securities or property received and distribute the proceeds as cash; or

5.	none of the above.

If the depositary does not choose any of the above options, any of the cash, securities or other property it receives will constitute part of the deposited securities and each ADS will then represent a proportionate interest in such property.

Amendment and Termination

How may the deposit agreement be amended?

We may agree with the depositary to amend the deposit agreement and the ADRs without your consent for any reason. ADS holders must be given at least 30 days notice of any amendment that imposes or increases any fees or charges (other than stock transfer or other taxes and other governmental charges, transfer or registration fees, cable, telex or facsimile transmission costs, delivery costs or other such expenses), or otherwise prejudices any substantial existing right of ADS holders. Such notice need not describe in detail the specific amendments effectuated thereby, but must identify to ADS holders a means to access the text of such amendment. If an ADS holder continues to hold an ADS after being so notified, such ADS holder is deemed to agree to such amendment and to be bound by the deposit agreement as so amended. Notwithstanding the foregoing, if any governmental body or regulatory body should adopt new laws, rules or regulations which would require amendment or supplement of the deposit agreement or the ADRs to ensure compliance therewith, we and the depositary may amend or supplement the deposit agreement and the ADR at any time in accordance with such changed laws, rules or regulations, which amendment or supplement may take effect before a notice is given or within any other period of time as required for compliance. No amendment, however, will impair your right to surrender your ADSs and receive the underlying securities, except in order to comply with mandatory provisions of applicable law.

How may the deposit agreement be terminated?

The depositary may, and shall at our written direction, terminate the deposit agreement and the ADRs by mailing notice of such termination to the registered holders of ADSs at least 30 days prior to the date fixed in such notice for such termination; provided, however, if the depositary shall have (i) resigned as depositary under the deposit agreement, notice of such termination by the depositary shall not be provided to registered holders unless a successor depositary shall not be operating under the deposit agreement within 60 days of the date of such resignation, and (ii) been removed as depositary under the deposit agreement, notice of such termination by the depositary shall not be provided to registered holders of ADRs unless a successor depositary shall not be operating under the deposit agreement on the 120th day after our notice of removal was first provided to the depositary.

On and after the date of termination of the deposit agreement, the holder will, upon surrender of an ADR at the principal office of the depositary, upon the payment of the charges of the depositary for the surrender of ADRs, subject to the conditions and restrictions of the deposit agreement, and upon payment of any applicable taxes or governmental charges, be entitled to delivery, to him or upon his order, of the amount of deposited securities represented by such ADR. If any ADRs shall remain outstanding after the date of termination of the deposit agreement, the registrar thereafter shall discontinue the registration of transfers of ADRs, and the depositary shall suspend the distribution of dividends to the holders thereof, and shall not give any further notices or perform any further acts under the deposit agreement, except that the depositary shall continue to collect dividends and other distributions pertaining to deposited securities, shall sell rights as provided in the deposit agreement, and shall continue to deliver deposited securities, subject to the conditions and restrictions set forth in the deposit agreement, together with any dividends or other distributions received with respect thereto and the net proceeds of the sale of any rights or other property, in exchange for ADRs surrendered to the depositary (after deducting, or charging, as the case may be, in each case, the charges of the depositary for the surrender of an ADR, any expenses for the account of the holder in accordance with the terms and conditions of the deposit agreement and any applicable taxes or governmental charges or assessments). At any time after the date of termination of the deposit agreement, the depositary may sell the deposited securities and thereafter hold uninvested the net proceeds, together with any other cash then held by it without liability for interest for the pro rata benefit of the holders of ADRs not theretofore surrendered. Thereafter, the depositary shall be discharged from all obligations under the deposit agreement with respect to the ADRs, the Shares, the deposited securities and the ADSs, except to account for such net proceeds and other cash (after deducting, or charging, as the case may be, in each case, the charges of the depositary for the surrender of an ADR, any expenses for the account of the holder in accordance with the terms and conditions of the deposit agreement and any applicable taxes or governmental charges or assessments). Upon the termination of the deposit agreement, we will be discharged from all obligations under the deposit agreement as to the ADRs, the Shares, the deposited securities and the ADSs except for certain specified obligations to the depositary under the terms of the deposit agreement.

Limitations on Obligations and Liability to ADS holders

Limits on our obligations and the obligations of the depositary; limits on liability to ADS holders and holders of ADSs

Prior to the issue, registration, registration of transfer, split-up, combination, or cancellation of any ADSs, or the delivery of any distribution in respect thereof, and from time to time in the case of the production of proofs as described below, we or the depositary or its custodian may require:

●	payment with respect thereto of (i) any stock transfer or other tax or other governmental charge, (ii) any stock transfer or registration fees in effect for the registration of transfers of shares or other deposited securities upon any applicable register and (iii) any applicable fees and expenses described in the deposit agreement;

●	the production of proof satisfactory to it of (i) the identity of any signatory and genuineness of any signature and (ii) such other information, including without limitation information as to citizenship, residence, exchange control approval, beneficial ownership of any securities, compliance with applicable law, regulations, provisions of or governing deposited securities and terms of the deposit agreement and the ADRs, as it may deem necessary or proper; and

●	compliance with such regulations as the depositary may establish consistent with the deposit agreement.

The issuance of ADSs, the acceptance of deposits of shares, the registration, registration of transfer, split-up or combination of ADSs or the withdrawal of shares, may be suspended, generally or in particular instances, when the ADS register or any register for deposited securities is closed or when any such action is deemed advisable by the depositary; provided that the ability to withdraw shares may only be limited under the following circumstances: (i) temporary delays caused by closing transfer books of the depositary or our transfer books or the deposit of shares in connection with voting at a shareholders’ meeting, or the payment of dividends, (ii) the payment of fees, taxes, and similar charges, and (iii) compliance with any laws or governmental regulations relating to ADSs or to the withdrawal of deposited securities.

The deposit agreement expressly limits the obligations and liability of the depositary, ourselves and our respective agents, provided, however, that no such disclaimer of liability under the Securities Act is intended by any of the limitations of liabilities provisions of the deposit agreement. In the deposit agreement it provides that neither we nor the depositary nor any such agent will be liable if:

●	any present or future law, rule, regulation, fiat, order or decree of the United States, the Cayman Islands, the People’s Republic of China or any other country, or of any governmental or regulatory authority or securities exchange or market or automated quotation system, the provisions of or governing any deposited securities, any present or future provision of our charter, any act of God, war, terrorism, nationalization or other circumstance beyond our, the depositary’s or our respective agents’ control shall prevent or delay, or shall cause any of them to be subject to any civil or criminal penalty in connection with, any act which the deposit agreement or the ADRs provide shall be done or performed by us, the depositary or our respective agents (including, without limitation, voting);

●	the depositary exercises or fails to exercise discretion under the deposit agreement or the ADR including, without limitation, any failure to determine that any distribution or action may be lawful or reasonably practicable;

●	the depositary performs its obligations under the deposit agreement and ADRs without gross negligence or willful misconduct;

●	the depositary takes any action or refrains from taking any action in reliance upon the advice of or information from legal counsel, accountants, any person presenting shares for deposit, any registered holder of ADRs, or any other person believed by it to be competent to give such advice or information; or

●	the depositary relies upon any written notice, request, direction, instruction or document believed by it to be genuine and to have been signed, presented or given by the proper party or parties.

Neither the depositary nor its agents have any obligation to appear in, prosecute or defend any action, suit or other proceeding in respect of any deposited securities or the ADSs. We and our agents shall only be obligated to appear in, prosecute or defend any action, suit or other proceeding in respect of any deposited securities or the ADSs, which in our opinion may involve us in expense or liability, if indemnity satisfactory to us against all expense (including fees and disbursements of counsel) and liability is furnished as often as may be required. The depositary and its agents may fully respond to any and all demands or requests for information maintained by or on its behalf in connection with the deposit agreement, any registered holder or holders of ADSs, any ADSs or otherwise related to the deposit agreement or ADRs to the extent such information is requested or required by or pursuant to any lawful authority, including without limitation laws, rules, regulations, administrative or judicial process, banking, securities or other regulators. The depositary shall not be liable for the acts or omissions made by, or the insolvency of, any securities depository, clearing agency or settlement system. Furthermore, the depositary shall not be responsible for, and shall incur no liability in connection with or arising from, the insolvency of any custodian that is not a branch or affiliate of Citibank, N.A. The depositary and the custodian(s) may use third party delivery services and providers of information regarding matters such as pricing, proxy voting, corporate actions, class action litigation and other services in connection with the ADRs and the deposit agreement, and use local agents to provide extraordinary services such as attendance at annual meetings of issuers of securities. Although the depositary and the custodian will use reasonable care (and cause their agents to use reasonable care) in the selection and retention of such third party providers and local agents, they will not be responsible for any errors or omissions made by them in providing the relevant information or services. The depositary shall not have any liability for the price received in connection with any sale of securities, the timing thereof or any delay in action or omission to act nor shall it be responsible for any error or delay in action, omission to act, default or negligence on the part of the party so retained in connection with any such sale or proposed sale.

The depositary has no obligation to inform ADS holders or other holders of an interest in an ADS about the requirements of Cayman Islands or PRC law, rules or regulations or any changes therein or thereto.

Additionally, none of us, the depositary or the custodian shall be liable for the failure by any registered holder of ADSs or beneficial owner therein to obtain the benefits of credits on the basis of non-U.S. tax paid against such holder’s or beneficial owner’s income tax liability. Neither we nor the depositary shall incur any liability for any tax consequences that may be incurred by holders or beneficial owners on account of their ownership of ADSs.

Neither the depositary nor its agents will be responsible for any failure to carry out any instructions to vote any of the deposited securities, for the manner in which any such vote is cast or for the effect of any such vote. The depositary may rely upon instructions from us or our counsel in respect of any approval or license required for any currency conversion, transfer or distribution. The depositary shall not incur any liability for the content of any information submitted to it by us or on our behalf for distribution to ADS holders or for any inaccuracy of any translation thereof, for any investment risk associated with acquiring an interest in the deposited securities, for the validity or worth of the deposited securities, for the credit-worthiness of any third party, for allowing any rights to lapse upon the terms of the deposit agreement or for the failure or timeliness of any notice from us. The depositary shall not be liable for any acts or omissions made by a successor depositary whether in connection with a previous act or omission of the depositary or in connection with any matter arising wholly after the removal or resignation of the depositary, provided that in connection with the issue out of which such potential liability arises the depositary performed its obligations without negligence while it acted as depositary. Neither the depositary nor any of its agents shall be liable to registered holders of ADSs or beneficial owners of interests in ADSs for any indirect, special, punitive or consequential damages (including, without limitation, lost profits) of any form incurred by any person or entity, whether or not foreseeable and regardless of the type of action in which such a claim may be brought.

In the deposit agreement each party thereto (including, for avoidance of doubt, each holder and beneficial owner of ADSs) irrevocably waives, to the fullest extent permitted by applicable law, any right it may have to a trial by jury in any suit, action or proceeding against the depositary and/or us directly or indirectly arising out of or relating to the shares or other deposited securities, the ADSs or the ADRs, the deposit agreement or any transaction contemplated therein, or the breach thereof (whether based on contract, tort, common law or any other theory).

The depositary and its agents may own and deal in any class of our securities and in ADSs.

Disclosure of Interest in ADSs

To the extent that the provisions of or governing any deposited securities may require disclosure of or impose limits on beneficial or other ownership of deposited securities, other shares and other securities and may provide for blocking transfer, voting or other rights to enforce such disclosure or limits, you agree to comply with all such disclosure requirements and ownership limitations and to comply with any reasonable instructions we may provide in respect thereof. We reserve the right to instruct you to deliver your ADSs for cancellation and withdrawal of the deposited securities so as to permit us to deal with you directly as a holder of shares and, by holding an ADS or an interest therein, you will be agreeing to comply with such instructions.

Books of Depositary

The depositary or its agent will maintain a register for the registration, registration of transfer, combination and split-up of ADRs, which register shall include the depositary’s direct registration system. Registered holders of ADSs may inspect such records at the depositary’s office at all reasonable times, but solely for the purpose of communicating with other holders in the interest of the business of our company or a matter relating to the deposit agreement. Such register may be closed from time to time, when deemed expedient by the depositary.

The depositary will maintain facilities for the delivery and receipt of ADSs.

Pre-release of ADSs

In its capacity as depositary, the depositary shall not lend shares or ADSs; provided, however, that the depositary may (i) issue ADSs prior to the receipt of shares and (ii) deliver shares prior to the receipt of ADSs for withdrawal of deposited securities, including ADSs which were issued under (i) above but for which shares may not have been received (each such transaction a “pre-release”). The depositary may receive ADSs in lieu of shares under (i) above (which ADSs will promptly be canceled by the depositary upon receipt by the depositary) and receive shares in lieu of ADSs under (ii) above. Each such pre-release will be subject to a written agreement whereby the person or entity (the “applicant”) to whom ADSs or shares are to be delivered (a) represents that at the time of the pre-release the applicant or its customer owns the shares or ADSs that are to be delivered by the applicant under such pre-release, (b) agrees to indicate the depositary as owner of such shares or ADSs in its records and to hold such shares or ADSs in trust for the depositary until such shares or ADSs are delivered to the depositary or the custodian, (c) unconditionally guarantees to deliver to the depositary or the custodian, as applicable, such shares or ADSs, and (d) agrees to any additional restrictions or requirements that the depositary deems appropriate. Each such pre-release will be at all times fully collateralized with cash, U.S. government securities or such other collateral as the depositary deems appropriate, terminable by the depositary on not more than five (5) business days’ notice and subject to such further indemnities and credit regulations as the depositary deems appropriate. The depositary will normally limit the number of ADSs and shares involved in such pre-release at any one time to thirty percent (30%) of the ADSs outstanding (without giving effect to ADSs outstanding under (i) above), provided, however, that the depositary reserves the right to change or disregard such limit from time to time as it deems appropriate. The depositary may also set limits with respect to the number of ADSs and shares involved in pre-release with any one person on a case-by-case basis as it deems appropriate. The depositary may retain for its own account any compensation received by it in conjunction with the foregoing. Collateral provided in connection with pre-release transactions, but not the earnings thereon, shall be held for the benefit of the ADS holders (other than the applicant).

Appointment

In the deposit agreement, each registered holder of ADSs and each person holding an interest in ADSs, upon acceptance of any ADSs (or any interest therein) issued in accordance with the terms and conditions of the deposit agreement will be deemed for all purposes to:

●	be a party to and bound by the terms of the deposit agreement and the applicable ADRs, and

●	appoint the depositary its attorney-in-fact, with full power to delegate, to act on its behalf and to take any and all actions contemplated in the deposit agreement and the applicable ADRs, to adopt any and all procedures necessary to comply with applicable laws and to take such action as the depositary in its sole discretion may deem necessary or appropriate to carry out the purposes of the deposit agreement and the applicable ADRs, the taking of such actions to be the conclusive determinant of the necessity and appropriateness thereof.

Governing Law

The deposit agreement and the ADSs shall be governed by and construed in accordance with the laws of the State of New York. In the deposit agreement, we have submitted to the jurisdiction of the courts of the State of New York and appointed an agent for service of process on our behalf.

The deposit agreement and the ADSs will be governed by, and construed in accordance with, the laws of the State of New York without reference to the principles of choice of law thereof. Notwithstanding anything contained in the deposit agreement, any ADR or any present or future provisions of the laws of the State of New York, the rights of holders of Shares and of any other deposited securities, as such, shall be governed by the laws of the People’s Republic of China (or, if applicable, such other laws as may govern the deposited securities).

By holding an ADS or an interest therein, registered holders of ADSs and beneficial owners of ADSs each irrevocably agree that any legal suit, action or proceeding against or involving us or the depositary, arising out of or based upon the deposit agreement or the transactions contemplated thereby, may only be instituted in a state or federal court in New York, New York, and each irrevocably waives any objection which it may have to the laying of venue of any such proceeding, and irrevocably submits to the exclusive jurisdiction of such courts in any such suit, action or proceeding.

Listing

Our ADSs are listed on Nasdaq under the symbol “VSA”.

Preferred Shares

The particular terms of each issue or series of preferred shares will be described in the related prospectus supplement. This description will include, where applicable, a description of:

●	the title and nominal value of the preferred shares;

●	the number of preferred shares we are offering;

●	the liquidation preference per preferred share, if any;

●	the issue price per preferred share (or if applicable, the calculation formula of the issue price per preferred share);

●	whether preferential subscription rights will be issued to existing shareholders;

●	the dividend rate per preferred share, dividend period and payment dates and method of calculation for dividends;

●	whether dividends will be cumulative or non-cumulative and, if cumulative, the date from which dividends will accumulate;

●	our right, if any, to defer payment of dividends and the maximum length of any such deferral period;

●	the relative ranking and preferences of the preferred shares as to dividend rights (preferred dividend if any) and rights if we liquidate, dissolve or wind up the Company;

●	the procedures for any auction and remarketing, if any;

●	the provisions for redemption or repurchase, if applicable, and any restrictions on our ability to exercise those redemption and repurchase rights;

●	any listing of the preferred shares on any securities exchange or market;

●	whether the preferred shares will be convertible into our Class A ordinary shares (including in the form of ADSs) or preferred shares of another category, and, if applicable, conditions of an automatic conversion into Class A ordinary shares (including in the form of ADSs), if any, the conversion period, the conversion price, or how such price will be calculated, and under what circumstances it may be adjusted;

●	voting rights, if any, of the preferred shares;

●	preemption rights, if any;

●	other restrictions on transfer, sale or assignment, if any;

●	whether interests in the preferred shares will be represented by American Depositary Preferred Shares;

●	a discussion of any material or special Cayman Islands or United States federal income tax considerations applicable to the preferred shares;

●	any limitations on issuances of any class or series of preferred shares ranking senior to or on a parity with the series of preferred shares being issued as to dividend rights and rights if we liquidate, dissolve or wind up our affairs;

●	any rights attached to the preferred shares regarding the corporate governance of our company, which may include, for example representation rights to the board of directors; and

●	any other specific terms, rights, preferences, privileges, qualifications or restrictions of the preferred shares.

Our board of directors may cause the Company to issue from time to time, out of the authorized share capital of the Company (other than the authorized but unissued ordinary shares), series of preferred shares in their absolute discretion, subject to a re-classification of the authorized share capital of the Company to be approved by the shareholders and provided that before any preferred shares of any such series are issued, our board of directors shall by resolution of directors determine, with respect to any series of preferred shares, the terms and rights of that series.

When we issue preferred shares under this prospectus and the applicable prospectus supplement, the shares will be fully paid and non-assessable and will not have, or be subject to, any preemptive or similar rights.

The issuance of preferred shares could adversely affect the voting power of holders of Class A ordinary shares and ADSs and reduce the likelihood that holders of ordinary shares and ADSs will receive dividend payments and payments upon liquidation. The issuance could have the effect of decreasing the market price of our ADSs. The issuance of preferred shares also could have the effect of delaying, deterring or preventing a change in control of our company.

Debt Securities

We may issue series of debt securities, which may include debt securities exchangeable for or convertible into ADSs or Class A ordinary shares. The following is a summary of some general terms of the debt securities that we may offer by this prospectus and any applicable prospectus supplement. Because it is a summary, it does not contain all of the information that may be important to you. If you want more information, you should read the forms of indentures which we will file in connection with a particular offering and will be incorporated by reference into the registration statement of which this prospectus is a part. If we issue debt securities, we will file any additional final indentures, and any supplemental indentures or officer’s certificates related to the particular series of debt securities issued, with the SEC, and incorporate them by reference as an exhibit to the registration statement of which this prospectus is a part on or before the time we issue a series of debt securities, and you should read those documents for further information about the terms and provisions of such debt securities. See “Where You Can Find More Information About Us” and “Incorporation of Documents by Reference.” This summary is also subject to and qualified by reference to the descriptions of the particular terms of our debt securities to be described in the applicable prospectus supplement. The applicable prospectus supplement may add to, update or change the terms of such debt securities from those described below.

The debt securities sold under this prospectus will be direct obligations of our company and, unless otherwise stated in a prospectus supplement, will not be obligations of any of our subsidiaries. Such debt obligations may be secured or unsecured and may be senior or subordinated indebtedness. Our debt securities will be issued under one or more indentures between us and a trustee. Any indenture will be subject to and governed by the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”). The statements made in this prospectus relating to any future indentures and the debt securities to be issued under the indentures are summaries of certain anticipated provisions of the indentures and are not complete.

The terms of each series of debt securities will be established by or pursuant to a resolution of our board of directors and detailed or determined in the manner provided in a board of directors’ resolution, an officers’ certificate and by a supplemental indenture. The particular terms of each series of debt securities will be described in a prospectus supplement relating to the series, including any pricing supplement.

We may issue any amount of debt securities under the indenture, which may be in one or more series with the same or different maturities, at par, at a premium or at a discount. We will set forth in a prospectus supplement, including any related pricing supplement, relating to any series of debt securities being offered, the initial offering price, the aggregate principal amount offered and the terms of the debt securities, including, among other things, the following:

●	the title of the debt securities;

●	the price or prices (expressed as a percentage of the aggregate principal amount) at which we will sell the debt securities;

●	any limit on the aggregate principal amount of the debt securities;

●	the date or dates on which we will repay the principal on the debt securities and the right, if any, to extend the maturity of the debt securities;

●	the rate or rates (which may be fixed or variable) per annum or the method used to determine the rate or rates (including any commodity, commodity index, stock exchange index or financial index) at which the debt securities will bear interest, the date or dates from which interest will accrue, the date or dates on which interest will be payable and any regular record date for any interest payment date;

●	the place or places where the principal of, premium, and interest on the debt securities will be payable, and where the debt securities of the series that are convertible or exchangeable may be surrendered for conversion or exchange;

●	any obligation or right we have to redeem the debt securities pursuant to any sinking fund or analogous provisions or at the option of holders of the debt securities or at our option, and the terms and conditions upon which we are obligated to or may redeem the debt securities;

●	any obligation we have to repurchase the debt securities at the option of the holders of debt securities, the dates on which and the price or prices at which we will repurchase the debt securities and other detailed terms and provisions of these repurchase obligations;

●	the denominations in which the debt securities will be issued;

●	whether the debt securities will be issued in the form of certificated debt securities or global debt securities;

●	the portion of principal amount of the debt securities payable upon declaration of acceleration of the maturity date, if other than the principal amount;

●	the currency of denomination of the debt securities;

●	the designation of the currency, currencies or currency units in which payment of principal of, premium and interest on the debt securities will be made;

●	if payments of principal of, premium or interest on, the debt securities will be made in one or more currencies or currency units other than that or those in which the debt securities are denominated, the manner in which the exchange rate with respect to these payments will be determined;

●	the manner in which the amounts of payment of principal of, premium or interest on, the debt securities will be determined, if these amounts may be determined by reference to an index based on a currency or currencies other than that in which the debt securities are denominated or designated to be payable or by reference to a commodity, commodity index, stock exchange index or financial index;

●	any provisions relating to any security provided for the debt securities;

●	any addition to or change in the events of default described in the indenture with respect to the debt securities and any change in the acceleration provisions described in the indenture with respect to the debt securities;

●	any addition to or change in the covenants described in the indenture with respect to the debt securities;

●	whether the debt securities will be senior or subordinated and any applicable subordination provisions;

●	a discussion of material income tax considerations applicable to the debt securities;

●	any other terms of the debt securities, which may modify any provisions of the indenture as it applies to that series; and

●	any depositaries, interest rate calculation agents, exchange rate calculation agents or other agents with respect to the debt securities.

We may issue debt securities that are exchangeable for and/or convertible into Class A ordinary shares. The terms, if any, on which the debt securities may be exchanged and/or converted will be set forth in the applicable prospectus supplement. Such terms may include provisions for exchange or conversion, which can be mandatory, at the option of the holder or at our option, and the manner in which the number of Class A ordinary shares to be received by the holders of debt securities would be calculated.

We may issue debt securities that provide for an amount less than their stated principal amount to be due and payable upon declaration of acceleration of their maturity pursuant to the terms of the indenture. We will provide you with information on the U.S. federal income tax considerations, and other special considerations applicable to any of these debt securities in the applicable prospectus supplement. If we denominate the purchase price of any of the debt securities in a foreign currency or currencies or a foreign currency unit or units, or if the principal of and any premium and interest on any series of debt securities is payable in a foreign currency or currencies or a foreign currency unit or units, we will provide you with information on the restrictions, elections, specific terms and other information with respect to that issue of debt securities and such foreign currency or currencies or foreign currency unit or units in the applicable prospectus supplement.

We may issue debt securities of a series in whole or in part in the form of one or more global securities that will be deposited with, or on behalf of, a depositary identified in the applicable prospectus supplement.

Global securities will be issued in registered form and in either temporary or definitive form. Unless and until it is exchanged in whole or in part for the individual debt securities, a global security may not be transferred except as a whole by the depositary for such global security to a nominee of such depositary or by a nominee of such depositary to such depositary or another nominee of such depositary or by such depositary or any such nominee to a successor of such depositary or a nominee of such successor. The specific terms of the depositary arrangement with respect to any debt securities of a series and the rights of and limitations upon owners of beneficial interests in a global security will be described in the applicable prospectus supplement.

The indenture and the debt securities will be governed by, and construed in accordance with, the internal laws of the State of New York, unless we otherwise specify in the applicable prospectus supplement.

Warrants

We may issue and offer warrants under the material terms and conditions described in this prospectus and any accompanying prospectus supplement. The accompanying prospectus supplement may add, update or change the terms and conditions of the warrants as described in this prospectus.

General

We may issue warrants to purchase our ADSs, Class A ordinary shares, preferred shares or debt securities. Warrants may be issued independently or together with any securities and may be attached to or separate from those securities. The warrants will be issued under warrant agreements to be entered into between us and a bank or trust company, as warrant agent, all of which will be described in the prospectus supplement relating to the warrants we are offering. The warrant agent will act solely as our agent in connection with the warrants and will not have any obligation or relationship of agency or trust for or with any holders or beneficial owners of warrants.

Equity Warrants

Each equity warrant issued by us will entitle its holder to purchase the equity securities designated at an exercise price set forth in, or to be determinable as set forth in, the related prospectus supplement. Equity warrants may be issued separately or together with equity securities.

The equity warrants are to be issued under equity warrant agreements to be entered into between us and one or more banks or trust companies, as equity warrant agent, as will be set forth in the applicable prospectus supplement and this prospectus.

The particular terms of the equity warrants, the equity warrant agreements relating to the equity warrants and the equity warrant certificates representing the equity warrants will be described in the applicable prospectus supplement, including, as applicable:

●	the title of the equity warrants;

●	the initial offering price;

●	the aggregate amount of equity warrants and the aggregate amount of equity securities purchasable upon exercise of the equity warrants;

●	the currency or currency units in which the offering price, if any, and the exercise price are payable;

●	if applicable, the designation and terms of the equity securities with which the equity warrants are issued, and the amount of equity warrants issued with each equity security;

●	the date, if any, on and after which the equity warrants and the related equity security will be separately transferable;

●	if applicable, the minimum or maximum amount of the equity warrants that may be exercised at any one time;

●	the date on which the right to exercise the equity warrants will commence and the date on which the right will expire;

●	if applicable, a discussion of United States federal income tax, accounting or other considerations applicable to the equity warrants;

●	anti-dilution provisions of the equity warrants, if any;

●	redemption or call provisions, if any, applicable to the equity warrants; and

●	any additional terms of the equity warrants, including terms, procedures and limitations relating to the exchange and exercise of the equity warrants.

Holders of equity warrants will not be entitled, solely by virtue of being holders, to vote, to consent, to receive dividends, to receive notice as shareholders with respect to any meeting of shareholders for the election of directors or any other matters, or to exercise any rights whatsoever as a holder of the equity securities purchasable upon exercise of the equity warrants.

Debt Warrants

Each debt warrant issued by us will entitle its holder to purchase the debt securities designated at an exercise price set forth in, or to be determinable as set forth in, the related prospectus supplement. Debt warrants may be issued separately or together with debt securities.

The debt warrants are to be issued under debt warrant agreements to be entered into between us, and one or more banks or trust companies, as debt warrant agent, as will be set forth in the applicable prospectus supplement and this prospectus.

The particular terms of each issue of debt warrants, the debt warrant agreement relating to the debt warrants and the debt warrant certificates representing debt warrants will be described in the applicable prospectus supplement, including, as applicable:

●	the title of the debt warrants;

●	the initial offering price;

●	the title, aggregate principal amount and terms of the debt securities purchasable upon exercise of the debt warrants;

●	the currency or currency units in which the offering price, if any, and the exercise price are payable;

●	the title and terms of any related debt securities with which the debt warrants are issued and the amount of the debt warrants issued with each debt security;

●	the date, if any, on and after which the debt warrants and the related debt securities will be separately transferable;

●	the principal amount of debt securities purchasable upon exercise of each debt warrant and the price at which that principal amount of debt securities may be purchased upon exercise of each debt warrant;

●	if applicable, the minimum or maximum amount of warrants that may be exercised at any one time;

●	the date on which the right to exercise the debt warrants will commence and the date on which the right will expire;

●	if applicable, a discussion of United States federal income tax, accounting or other considerations applicable to the debt warrants;

●	whether the debt warrants represented by the debt warrant certificates will be issued in registered or bearer form, and, if registered, where they may be transferred and registered;

●	anti-dilution provisions of the debt warrants, if any;

●	redemption or call provisions, if any, applicable to the debt warrants; and

●	any additional terms of the debt warrants, including terms, procedures and limitations relating to the exchange and exercise of the debt warrants.

Debt warrant certificates will be exchangeable for new debt warrant certificates of different denominations and, if in registered form, may be presented for registration of transfer, and debt warrants may be exercised at the corporate trust office of the debt warrant agent or any other office indicated in the related prospectus supplement. Before the exercise of debt warrants, holders of debt warrants will not be entitled to payments of principal of, premium, if any, or interest, if any, on the debt securities purchasable upon exercise of the debt warrants, or to enforce any of the covenants in the indentures governing such debt securities.

Subscription Rights

We may issue subscription rights to purchase our ADSs, Class A ordinary shares, preferred shares or debt securities. These subscription rights may be offered independently or together with any other security offered hereby and may or may not be transferable by the shareholder receiving the subscription rights in such offering. In connection with any offering of subscription rights, we may enter into a standby arrangement with one or more underwriters or other purchasers pursuant to which the underwriter or other purchasers may be required to purchase any securities remaining unsubscribed for after such offering.

The prospectus supplement relating to any subscription rights we offer, if any, will, to the extent applicable, include specific terms relating to the offering, including some or all of the following:

●	the price, if any, for the subscription rights;

●	the exercise price payable for our ADSs, Class A ordinary shares, preferred shares or debt securities upon the exercise of the subscription rights;

●	the number of subscription rights to be issued to each shareholder;

●	the number and terms of our ADSs, Class A ordinary shares, preferred shares or debt securities which may be purchased per each subscription right;

●	the extent to which subscription rights are transferable;

●	any other terms of the subscription rights, including the terms, procedures and limitations relating to the exchange and exercise of the subscription rights;

●	the date on which the right to exercise the subscription rights shall commence, and the date on which the subscription rights shall expire;

●	the extent to which the subscription rights may include an over-subscription privilege with respect to unsubscribed securities or an over-allotment privilege to the extent the securities are fully subscribed; and

●	if applicable, the material terms of any standby underwriting or purchase arrangement which may be entered into by the Company in connection with the offering of subscription rights.

Units

We may issue units comprising consisting of any combination of the other types of securities offered under this prospectus in one or more series. Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each included security. The unit agreement under which a unit is issued may provide that the securities included in such unit may not be held or transferred separately, at any time or at any time before a specified date.

The applicable prospectus supplement will describe:

●	the designation and terms of the units and of the securities comprising the units, including whether and under what circumstances those securities may be held or transferred separately;

●	any unit agreement under which the units will be issued;

●	any provisions for the issuance, payment, settlement, transfer or exchange of the units or of the securities comprising the units; and

●	whether the units will be issued in fully registered or global form.

The applicable prospectus supplement will describe the terms of any units. The preceding description and any description of units in the applicable prospectus supplement does not purport to be complete and is subject to and is qualified in its entirety by reference to the unit agreement and, if applicable, collateral arrangements and depositary arrangements relating to such units.

PLAN OF DISTRIBUTION

We may sell or distribute the securities offered by this prospectus, from time to time, in one or more offerings, as follows:

●	through agents;

●	to dealers or underwriters for resale;

●	directly to purchasers;

●	in “at-the-market offerings,” within the meaning of Rule 415(a)(4) of the Securities Act, to or through a market maker or into an existing trading market, on an exchange or otherwise; or

●	through a combination of any of these methods of sale.

The prospectus supplement with respect to the securities may state or supplement the terms of the offering of the securities.

In addition, we may issue the securities as a dividend or distribution or in a subscription rights offering to our existing security holders. In some cases, we or dealers acting for us or on our behalf may also repurchase securities and reoffer them to the public by one or more of the methods described above. This prospectus may be used in connection with any offering of our securities through any of these methods or other methods described in the applicable prospectus supplement.

Our securities distributed by any of these methods may be sold to the public, in one or more transactions, either:

●	at a fixed price or prices, which may be changed;

●	at market prices prevailing at the time of sale;

●	at prices related to prevailing market prices; or

●	at negotiated prices.

Sale through Underwriters or Dealers

If underwriters are used in the sale, the underwriters will acquire the securities for their own account, including through underwriting, purchase, security lending or repurchase agreements with us. The underwriters may resell the securities from time to time in one or more transactions, including negotiated transactions. Underwriters may sell the securities in order to facilitate transactions in any of our other securities (described in this prospectus or otherwise), including other public or private transactions and short sales. Underwriters may offer the securities to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more firms acting as underwriters. Unless otherwise indicated in the applicable prospectus supplement, the obligations of the underwriters to purchase the securities will be subject to certain conditions, and the underwriters will be obligated to purchase all the offered securities if they purchase any of them. The underwriters may change from time to time any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers.

If dealers are used in the sale of securities offered through this prospectus, we will sell the securities to them as principals. They may then resell those securities to the public at varying prices determined by the dealers at the time of resale. The applicable prospectus supplement will include the names of the dealers and the terms of the transaction.

Direct Sales and Sales through Agents

We may sell the securities offered through this prospectus directly. In this case, no underwriters or agents would be involved. Such securities may also be sold through agents designated from time to time. The applicable prospectus supplement will name any agent involved in the offer or sale of the offered securities and will describe any commissions payable to the agent. Unless otherwise indicated in the applicable prospectus supplement, any agent will agree to use its commonly reasonable efforts to solicit purchases for the period of its appointment. We may sell the securities directly to institutional investors or others who may be deemed to be underwriters within the meaning of the Securities Act with respect to any sale of those shares. The terms of any such sales will be described in the applicable prospectus supplement.

Offered securities may be sold at a fixed price or prices, which may be changed, or at varying prices determined at the time of sale. Any agent involved in the offer or sale of the offered securities in respect of which this prospectus is delivered will be named, and any commissions payable by us to such agent will be set forth, in the supplement relating to that offering. Unless otherwise specified in connection with a particular offering of securities, any such agent will be acting on a best efforts basis for the period of its appointment.

As one of the means of direct issuance of offered securities, we may utilize the services of an entity through which it may conduct an electronic “dutch auction” or similar offering of the offered securities among potential purchasers who are eligible to participate in the auction or offering of such offered securities, if so described in the applicable prospectus supplement.

Delayed Delivery Contracts

If the applicable prospectus supplement indicates, we may authorize agents, underwriters or dealers to solicit offers from certain types of institutions to purchase securities at the public offering price under delayed delivery contracts. These contracts would provide for payment and delivery on a specified date in the future. The contracts would be subject only to those conditions described in the prospectus supplement. The applicable prospectus supplement will describe the commission payable for solicitation of those contracts.

Market Making, Stabilization and Other Transactions

Unless the applicable prospectus supplement states otherwise, each series of offered securities will be a new issue and will have no established trading market. We may elect to list any series of offered securities on an exchange. Any underwriters that we use in the sale of offered securities may make a market in such securities, but may discontinue such market making at any time without notice. Therefore, we cannot assure you that the securities will have a liquid trading market.

Any underwriter may also engage in stabilizing transactions, syndicate covering transactions and penalty bids in accordance with Rule 104 under the Exchange Act. Stabilizing transactions involve bids to purchase the underlying security in the open market for the purpose of pegging, fixing or maintaining the price of the securities. Syndicate covering transactions involve purchases of the securities in the open market after the distribution has been completed in order to cover syndicate short positions.

Penalty bids permit the underwriters to reclaim a selling concession from a syndicate member when the securities originally sold by the syndicate member are purchased in a syndicate covering transaction to cover syndicate short positions. Stabilizing transactions, syndicate covering transactions and penalty bids may cause the price of the securities to be higher than it would be in the absence of the transactions. The underwriters may, if they commence these transactions, discontinue them at any time.

Derivative Transactions and Hedging

We and the underwriters may engage in derivative transactions involving the securities. These derivatives may consist of short sale transactions and other hedging activities. The underwriters may acquire a long or short position in the securities, hold or resell securities acquired and purchase options or futures on the securities and other derivative instruments with returns linked to or related to changes in the price of the securities. In order to facilitate these derivative transactions, we may enter into security lending or repurchase agreements with the underwriters. The underwriters may effect the derivative transactions through sales of the securities to the public, including short sales, or by lending the securities in order to facilitate short sale transactions by others. The underwriters may also use the securities purchased or borrowed from us or others (or, in the case of derivatives, securities received from us in settlement of those derivatives) to directly or indirectly settle sales of the securities or close out any related open borrowings of the securities.

Loans of Securities

We may loan or pledge securities to a financial institution or other third parties that in turn may sell the securities using this prospectus and an applicable prospectus supplement.

General Information

Agents, underwriters, and dealers may be entitled, under agreements entered into with us, to indemnification by us, against certain liabilities, including liabilities under the Securities Act. Our agents, underwriters, and dealers, or their affiliates, may be customers of, engage in transactions with or perform services for us or our affiliates, in the ordinary course of business for which they may receive customary compensation.

Conflicts of Interest

Underwriters, dealers and agents may be entitled, under agreements with us, to indemnification by us relating to material misstatements and omissions in our offering documents. Underwriters, dealers and agents may engage in transactions with, or perform services for, us in their ordinary course of business.

Except for securities issued upon a reopening of a previous series, each series of offered securities will be a new issue of securities and will have no established trading market. Any underwriters to whom offered securities are sold for public offering and sale may make a market in such offered securities, but such underwriters will not be obligated to do so and may discontinue any market making at any time without notice. The offered securities may or may not be listed on a securities exchange. No assurance can be given that there will be a market for the offered securities.

LEGAL MATTERS

Except as otherwise set forth in the applicable prospectus supplement, the validity of the ordinary shares represented by the ADSs and preferred shares, to the extent governed by Cayman Islands law, and certain legal matters as to Cayman Islands law will be passed upon by Conyers Dill & Pearman, our legal counsel as to Cayman Islands law. Certain legal matters in connection with any offering made pursuant to this prospectus and any applicable prospectus supplement will be passed upon for the underwriters by a law firm named in the applicable prospectus supplement. Certain U.S. legal matters concerning the issuance of the securities offered by this prospectus, to the extent governed by with respect to United States federal securities and New York State law were and will be passed upon for us by Cooley LLP, New York, New York. Certain legal matters as to PRC law will be passed upon for us by Beijing DOCVIT Law Firm. If legal matters in connection with offerings made pursuant to this prospectus are passed upon by counsel to underwriters, dealers or agents, such counsel will be named in the applicable prospectus supplement relating to any such offering.

EXPERTS

The consolidated balance sheets of TCTM Kids IT Education Inc. as of December 31, 2024 and the related financial statements for the year ended December 31, 2024, have been incorporated by reference herein and into the registration statement of which it forms a part in reliance upon the report of Assentsure PAC, an independent registered public accounting firm, appearing elsewhere herein, and upon the authority of said firm as experts in accounting and auditing. The registered business address of Assentsure PAC is 180B Bencoolen Street #03-01 The Bencoolen Singapore 189648.

The consolidated balance sheets of TCTM Kids IT Education Inc. as of December 31, 2023, and the related financial statements for each of the years in the two-year period ended December 31, 2023, have been incorporated by reference herein and into the registration statement of which it forms a part in reliance upon the report of Marcum Asia CPAs LLP, an independent registered public accounting firm, appearing elsewhere herein, and upon the authority of said firm as experts in accounting and auditing. The registered business address of Marcum Asia CPAs LLP is Units 06-09, 46th Floor, China World Tower B, No. 1 Jian Guo Men Wai Avenue, Chaoyang District, Beijing, China.